Exhibit 10.24

CREDIT AGREEMENT
dated as of
March ___, 2010
among
MIRION TECHNOLOGIES, INC.,
MIRION TECHNOLOGIES (SYNODYS) SA
and
MIRION TECHNOLOGIES (IST FRANCE) SAS,
as Borrowers
The Lenders Party Hereto
and
JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION
as Domestic Administrative Agent
and
J.P. MORGAN EUROPE LIMITED,
as French Administrative Agent

J.P. MORGAN SECURITIES INC.
and
FIFTH THIRD BANK,
as Joint Bookrunners and Joint Lead Arrangers

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

-iii-

SCHEDULES:
Schedule 1.01(a) — Existing Letters of Credit
Schedule 1.01(b) — Specified Times
Schedule 2.01 — Commitments
Schedule 2.20 — Mandatory Costs
Schedule 3.06 — Disclosed Matters
Schedule 4.01 — Indebtedness to be Repaid
Schedule 6.01 — Existing Indebtedness
Schedule 6.02 — Existing Liens
Schedule 6.04 — Existing Investments
Schedule 6.07 — Transactions with Affiliates
Schedule 6.08 — Existing Restrictions
Schedule 8 — Security Trust Provisions
EXHIBITS:

Exhibit A	— Form of Assignment and Assumption
Exhibit B-1	— Form of Opinion of Parent’s In-House Counsel
Exhibit B-2	— Form of Opinion of Loan Parties’ New York Counsel
Exhibit B-3	— Form of Opinion of Loan Parties’ Delaware Counsel
Exhibit B-4	— Forms of Opinion of Loan Parties’ and Administrative Agents’ Respective French Counsel
Exhibit B-4	— Forms of Opinion of Loan Parties’ and Administrative Agents’ Respective German Counsel
Exhibit B-6	— Form of Opinion of Administrative Agents’ English Counsel
Exhibit B-7	— Form of Opinion of Loan Parties’ Canadian Counsel
Exhibit C-1	— Form of Guaranty (Domestic Obligations)
Exhibit C-2	— Form of Guaranty (French Obligations)
Exhibit D-1	— Form of Domestic Pledge and Security Agreement
Exhibit D-2	— Form of French Security Documents
Exhibit D-3	— Form of English Security Documents
Exhibit D-4	— Form of Canadian Security Documents
Exhibit D-5	— Form of German Security Document

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          CREDIT AGREEMENT dated as of March ___, 2010, among MIRION TECHNOLOGIES, INC., as the Parent, MIRION TECHNOLOGIES (SYNODYS) SA and MIRION TECHNOLOGIES (IST FRANCE) SAS, as the French Borrowers, the LENDERS party hereto, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Domestic Administrative Agent and J.P. MORGAN EUROPE LIMITED, as French Administrative Agent.
          The parties hereto agree as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “ABR”, when used in reference to any Revolving Loan or Borrowing of Revolving Loans, refers to whether such Revolving Loan, or the Revolving Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
          “Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Parent or any of its Subsidiaries (i) acquires any ongoing business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company.
          “Act” has the meaning set forth in Section 9.14; provided that it shall only apply to Section 9.14.
          “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing of Revolving Loans or Domestic Term Loans for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate plus (c) if applicable pursuant to Section 2.20, the Mandatory Cost calculated in accordance with the formula and in the manner set forth on Schedule 2.20 hereto.
          “Administrative Agents” means the Domestic Administrative Agent and the French Administrative Agent.
          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Domestic Administrative Agent.
          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          “Agreement” means this Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
          “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at the Specified Time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.
          “Alternative Currency” means at any time, euro, Sterling, and, if agreed to by each Revolving Lender, any currency (other than dollars) that is readily available, freely traded and convertible into dollars in the London market and as to which a Dollar Equivalent can be calculated.
          “Alternative Currency Sublimit” means $10,000,000.
          “Applicable Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.
          “Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Revolving Credit Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the Pricing Level applicable on such date:

Pricing Level:	ABR Spread	Eurodollar Spread	Commitment Fee Rate
Level I	3.00%	4.00%	0.35%
Level II	3.25%	4.25%	0.40%
Level III	3.50%	4.50%	0.50%
Level IV	4.00%	5.00%	0.50%
provided, that prior to the delivery of a Compliance Certificate with respect to the fiscal quarter of the Parent ending September 30, 2010, the Applicable Rate (i) with respect to the ABR Spread shall be 3.50%, (ii) with respect to the Eurodollar Spread shall be 4.50% and (iii) with respect to the Commitment Fee Rate shall be 0.50%.

          Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.
          “Approved Fund” has the meaning assigned to such term in Section 9.04(b).
          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the applicable Administrative Agent, in the form of Exhibit A or any other form approved by such Administrative Agent.
          “Auto-Renewal Letter of Credit” has the meaning assigned to such term in Section 2.05(c)(ii).
          “Availability” means at any time, an amount equal to the aggregate Revolving Commitments of all Lenders minus (b) the aggregate Revolving Credit Exposure of all Revolving Lenders.
          “Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.
          “Board” means the Board of Governors of the Federal Reserve System of the United States of America.
          “Borrowers” means, collectively, the Parent and the French Borrowers.
          “Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date to the Parent and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan or (c) a Term Borrowing.
          “Borrowing Request” means a request by a Borrower for a Revolving Borrowing or a Term Borrowing in accordance with Section 2.03.
          “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude (i) any day on which banks are not open for dealings in dollar deposits or in the Alternative Currency in which interest in such Eurodollar Loans is calculated in the London interbank market, (ii) in the case of a Loan denominated in euro, any day which is not a TARGET Day (as determined by the French Administrative Agent) or (iii) in the case of a Revolving Loan denominated in an Alternative Currency other than Sterling or euro, any day on which banks are not open for dealings in such Alternative Currency in the city which is the principal financial center of the country of issuance of the applicable Alternative Currency.
          “Canadian Security Documents” means a general security agreement, executed by each Canadian Subsidiary in favor of the French Administrative Agent and which shall secure the Obligations of the Canadian Subsidiaries under the Guaranty (French Obligations), substantially in the form of Exhibit D-4, as the same may be amended, restated, supplemented or otherwise modified from time to time.
          “Canadian Subsidiaries” means each Subsidiary (other than any Inactive Subsidiary or Immaterial Subsidiary) that is organized under the laws of Canada or any province or territory thereof.
          “Capital Expenditures” means, without duplication, any expenditure for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Parent and its Subsidiaries prepared in accordance with GAAP; provided that Capital Expenditures shall not include any such expenditures which constitute (a) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Parent or its Subsidiaries; (b) a reinvestment of the Net Proceeds of any sale, transfer or other disposition to the extent permitted by Section 2.10(c) (including pursuant to a sale and leaseback transaction of any property or asset of the Parent or any of its Subsidiaries); (c) a Permitted Acquisition; (d) expenditures financed with the Net Proceeds of any Equity Issuance by the Parent; or (e) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a substantially concurrent sale of used or surplus equipment.
          “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
          “Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
          “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than the Sponsor Group, of Equity Interests representing more than the greater of (x) 30% of the aggregate issued and outstanding Equity Interests of the Parent having ordinary voting power and (y) the percentage of the aggregate issued and outstanding Equity Interests of the Parent having ordinary voting power owned beneficially, directly or indirectly by the Sponsor Group; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated.

          “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
          “Charges” has the meaning set forth in Section 9.13; provided that it shall only apply to Section 9.13.
          “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Domestic Term Loans, French Term Loans or Swingline Loans.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Collateral” means any and all property owned, leased or operated by a Person in which a security interest is purported to be granted under the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of an Administrative Agent, on behalf of itself and certain of the Lenders, to secure specified Obligations.
          “Collateral Documents” means, collectively, the Domestic Security Documents, the Foreign Security Documents, any pledge or security agreement delivered pursuant to Section 5.11 and other agreements, instruments or documents that create or purport to create a Lien in favor of the applicable Administrative Agent for the benefit of the applicable secured parties.
          “Commitment” means, (a) with respect to each Domestic Term Lender, prior to the making of the Domestic Term Loans on the Effective Date, its Domestic Term Commitment, (b) with respect to each Revolving Lender, its Revolving Commitment and (c) with respect to each French Term Lender, prior to the making of the French Term Loans on the Effective Date, its French Term Commitment.
          “Compliance Certificate” has the meaning assigned to such term in Section 5.01(c).
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise and, in relation to a French company, as defined in article L.233-3 I and II of the French Code de Commerce. “Controlling” and “Controlled” have meanings correlative thereto.
          “Currency” means dollars or any Alternative Currency.
          “Currency of Payment” has the meaning assigned to such term in Section 9.15.

          “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
          “Defaulting Lender” means any Lender, as determined by either Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified any Borrower, either Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Domestic Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to an Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
          “Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.
          “dollars” or “$” refers to lawful money of the United States of America.
          “Dollar Equivalent” means on any date, with respect to any amount denominated in an Alternative Currency, the equivalent in dollars of such amount, determined by the Domestic Administrative Agent using the Exchange Rate in effect for such Alternative Currency at the Specified Time on such date; provided, however, that with respect to determining the amount of any Loan that is being made, the Dollar Equivalent shall be determined on the date of the relevant Borrowing Request that resulted in the making of such Loan. As appropriate, amounts specified herein as amounts in dollars shall be or include any relevant Dollar Equivalent amount.
          “Domestic Administrative Agent” means JPMCB, in its capacity as domestic administrative agent for the Domestic Term Lenders and Revolving Lenders hereunder.
          “Domestic Guarantors” means each existing and future Domestic Subsidiary that is party to the Guaranty (Domestic Obligations) or the Guaranty (French Obligations).

          “Domestic Security Documents” means a Domestic Pledge and Security Agreement, among each Domestic Subsidiary and the Domestic Administrative Agent and which shall secure the Obligations of (a) the Parent and the Domestic Subsidiaries under each of the Guaranties and (b) the Parent under this Agreement, substantially in the form of Exhibit D-1, as the same may be amended, restated, supplemented or otherwise modified from time to time.
          “Domestic Subsidiary” means each Subsidiary (other than any Inactive Subsidiary or Immaterial Subsidiary) that is organized under the laws of the United States of America or any political subdivision thereof, whether state or local.
          “Domestic Term Borrowing” means Domestic Term Loans of the same Type, made, converted or continued on the same date to the Parent and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
          “Domestic Term Commitment” means, with respect to any Domestic Term Lender, the commitment of such Lender to make Domestic Term Loans to the Parent on the Effective Date. The amount of each Domestic Term Lender’s Domestic Term Commitment is set forth on Schedule 2.01. The aggregate amount of the Domestic Term Lenders’ Domestic Term Commitments is $35,000,000.
          “Domestic Term Lender” means each Person having a Domestic Term Commitment as set forth on Schedule 2.01 and any other Person that shall have become a party hereto as a Domestic Term Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
          “Domestic Term Loan” means a term loan made pursuant to Section 2.01(b).
          “EBITDA” shall mean for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) interest expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary cash charges for such period in an amount not to exceed $4,000,000, (v) any extraordinary non-cash charges for such period and (vi) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period) and (vii) any non-recurring fees, costs and expenses as reflected in the Borrowers’ June 30, 2009 financial statements, any non-recurring fees, costs and expenses incurred in connection with a proposed initial public offering by the Parent or in connection with the financing contemplated by the Loan Documents, and any fees paid to any member of the Sponsor Group pursuant to, or in connection with the termination of, the investment bank contract with one or more members of the Sponsor Group after June 30, 2009 but on or prior to the Effective Date, minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clauses (a)(vi) or (a)(vii) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for the Borrowers and their respective Subsidiaries on a consolidated basis in accordance with GAAP.

          “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
          “Effective Date Net Worth” means an amount equal to Net Worth, determined as of March 31, 2010 after giving pro forma effect to the Equity Offering and the consummation on the Effective Date of the transactions contemplated by this Agreement.
          “English Chargor” means Mirion Technologies (IST) Ltd, an English Subsidiary.
          “English Security Agreement” means the debenture, dated as of the date hereof, between the English Chargor and the French Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time, substantially in the form of Exhibit D-3, which shall secure the Obligations of the English Chargor under the Guaranty (French Obligations).
          “English Security Documents” means the English Security Agreement and the English Share Charge.
          “English Share Charge” means the charge over the shares of the English Chargor, dated as of the date hereof, between Mirion Technologies (IST) Corporation as chargor and the French Administrative Agent, substantially in the form of Exhibit D-3, which shall secure the Obligations of the Borrowers.
          “English Subsidiaries” means each Subsidiary (other than any Inactive Subsidiary or Immaterial Subsidiary) that is organized under the laws of England or Wales.
          “Environmental Laws” means all laws, rules, regulations, codes, ordinances, common law, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or the effect of the environment on human health and safety.
          “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing; provided that “Environmental Liability” shall not mean any such liability directly or indirectly resulting from or based upon the use by others, or the sale or distribution, of any of the products of Parent or its Subsidiaries.
          “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

          “Equity Issuance” means any issuance for cash by any Person to any other Person of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.
          “Equity Offering” means the issuance and sale by the Parent of its common stock in an initial public offering.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
          “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of any variance from the minimum funding standard (as described in Section 412 of the Code or Section 302 of ERISA); (c) the failure to make any required contribution to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; or (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan.
          “ERISA Multiemployer Plan Event” means (a) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; or (b) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
          “EUR”, “€” and “euro” means the lawful currency of the Participating Member States.
          “EURIBOR” means in relation to any French Term Loan in euro:
     (a) the applicable Screen Rate; or
     (b) (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the French Administrative Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, in either case as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan; provided that EURIBOR shall in no event be less than 1.50% per annum at any time.
          “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate in the case of Revolving Loans and Domestic Term Loans or EURIBOR in the case of French Term Loans.
          “Event of Default” has the meaning assigned to such term in Article VII.
          “Excess Cash Flow” means, for any fiscal year of the Parent, the excess (if any) of (a) EBITDA for such fiscal year over (b) the sum (for such fiscal year) of (i) interest expenses actually paid in cash by the Parent and its Subsidiaries, (ii) principal repayments of Indebtedness, to the extent actually made, (iii) all income taxes actually paid in cash by the Parent and its Subsidiaries, (iv) Capital Expenditures actually made by the Parent and its Subsidiaries in such fiscal year, (v) any extraordinary cash charges added to EBITDA pursuant to clause (iv) of the definition thereof and (vi) all fees, cost and expenses added to EBITDA pursuant to clause (vii) of the definition thereof.
          “Exchange Rate” means, with respect to any Alternative Currency on a particular date, the rate at which such Alternative Currency may be exchanged into dollars, as set forth on such date on the applicable Reuters World Currency Page with respect to such Alternative Currency. In the event that such rate does not appear on the applicable Reuters World Currency Page, the Exchange Rate with respect to such Alternative Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by either Administrative Agent and any Borrower or, in the absence of such agreement, such Exchange Rate shall instead be the applicable Administrative Agent’s spot rate of exchange in the London interbank market or other market where its foreign currency exchange operations in respect of such Alternative Currency is then being conducted, at the Specified Time on such date for the purchase of Dollars with such Alternative Currency for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the applicable Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
          “Excluded Taxes” means, with respect to either Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on (or measured by) its net income, and franchise (and similar) taxes imposed on it by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) any Taxes imposed by reason of any present or former connection between the recipient and the jurisdiction imposing such tax, other than such connection resulting from this Agreement or any other Loan Document or any transactions contemplated by this Agreement or any other Loan Document, (d) in the case of a

Foreign Lender (other than an assignee pursuant to a request by any Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.16(a) and (e) any withholding tax that is attributable to such recipient’s failure to comply with Section 2.16(e).
          “Existing Letters of Credit” means the letters of credit issued by the Issuing Bank before the Effective Date and listed in Schedule 1.01(a) hereto, as such schedule may be amended with the consent of the applicable Issuing Lender and Administrative Agent to include letters of credit outstanding on the Effective Date.
          “Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Domestic Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          “Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller or other similar officer of any Borrower.
          “Fixed Charges” means, with reference to any period, without duplication, Interest Expense, plus scheduled payments of principal on Indebtedness made during such period, all calculated for the Parent and its Subsidiaries on a consolidated basis.
          “Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) EBITDA minus Capital Expenditures to (b) Fixed Charges, all calculated for the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP; provided, that for the purposes of calculating Fixed Charges (a) for the period of four fiscal quarters ending on June 30, 2010, Fixed Charges for the fiscal quarter ending on such date shall be multiplied by four, (b) for the period of four fiscal quarters ending on September 30, 2010, Fixed Charges for the period of two fiscal quarters ending on such date shall be multiplied by two and (c) for the period of four fiscal quarters ending on December 31, 2010, Fixed Charges for the period of three fiscal quarters ending on such date shall be multiplied by 4/3.
          “Foreign Guarantors” means each existing and future Foreign Subsidiary that is party to the Guaranty (French Obligations).
          “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          “Foreign Security Documents” means, collectively, Canadian Security Documents, the French Security Documents, the German Security Document and the English Security Documents.
          “Foreign Subsidiary” means any direct or indirect Subsidiary (other than any Inactive Subsidiary or Immaterial Subsidiary) of the Parent which is not a Domestic Subsidiary.
          “France” means the French Republic.
          “French Administrative Agent” means J.P. Morgan Europe Limited, in its capacity as French Administrative Agent for the French Term Lenders hereunder.
          “French Borrowers” means, together, Mirion Technologies (Synodys) SA, a société anonyme (limited liability company) organized under the laws of France, and Mirion Technologies (IST France) SAS, a société par actions simplifiée (limited liability company) organized under the laws of France.
          “French Security Documents” means (i) a securities account pledge agreement, among each French Subsidiary and the French Administrative Agent, (ii) a pledge of the business (fonds de commerce), among each French Subsidiary and the French Administrative Agent and (iii) Dailly assignments of accounts receivable by each French Subsidiary in favor of the French Administrative Agent, in each case to secure the Obligations of (a) the French Subsidiaries under the Guaranty (French Obligations) and (b) the French Borrowers under this Agreement, substantially in the form of Exhibit D-2, as the same may be amended, restated, supplemented or otherwise modified from time to time.
          “French Subsidiaries” means each Subsidiary (other than any Inactive Subsidiary or Immaterial Subsidiary) that is organized under the laws of the France or any political subdivision thereof, whether state or local.
          “French Term Borrowing” means French Term Loans of the same Type, made, converted or continued on the same date to a single French Borrower and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
          “French Term Commitment” means, with respect to any French Term Lender, the commitment of such Lender to make French Term Loans to the French Borrowers on the Effective Date. The amount of each French Term Lender’s French Term Commitment is the Dollar Equivalent in euros of the amount set forth on Schedule 2.01. The aggregate amount of the French Term Lenders’ French Term Commitments is the Dollar Equivalent in euros of $35,000,000.
          “French Term Lender” means each Person having a French Term Commitment as set forth on Schedule 2.01 and any other Person that shall have become a party hereto as a French Term Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption, each of which Persons shall be a Qualifying French Lender.
          “French Term Loan” means a term loan made pursuant to Section 2.01(c).

          “GAAP” means generally accepted accounting principles in the United States of America.
          “German Security Document” means the German law share pledge, dated as of the date hereof, between Mirion Technologies (Synodys) SA and the French Administrative Agent over the stock of Mirion Technologies (MGPI H&B) GmbH, as the same be amended, restated, supplemented or otherwise modified from time to time, substantially in the form of Exhibit D-5, which shall secure the Obligations of Mirion Technologies (Synodys) SA under (a) the Guaranty (French Obligations) and (b) the French Borrowers under this Agreement.
          “German Subsidiaries” means each Subsidiary (other than any Inactive Subsidiary or Immaterial Subsidiary) that is organized under the laws of Germany or any political subdivision thereof, whether state or local.
          “Germany” means the Federal Republic of Germany.
          “Governmental Authority” means the government of the United States of America, France, Germany, Canada, England, Wales or any other nation or any political subdivision of any of the foregoing, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
          “Guaranties” means the Guaranty (Domestic Obligations) and the Guaranty (French Obligations).
          “Guarantors” means, collectively, the Domestic Guarantors and the Foreign Guarantors.
          “Guaranty (Domestic Obligations)” means a Guarantee substantially in the form of Exhibit C-1.

          “Guaranty (French Obligations)” means a Guarantee substantially in the form of Exhibit C-2.
          “Hazardous Materials” means all radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “Immaterial Subsidiaries” means one or more Subsidiaries of the Parent for which, (a) the assets of all such designated Subsidiaries constitute, in the aggregate, no more than 5% of the total assets of the Parent and its Subsidiaries on a consolidated basis (determined as of the last day of the most recent fiscal quarter of the Parent for which financial statements have been delivered pursuant to Section 5.01), and (b) the revenues of such Subsidiaries account for no more than 5% of the total revenues of the Parent and its Subsidiaries on a consolidated basis for the twelve-month period ending on the last day of the most recent fiscal quarter of the Parent for which financial statement have been delivered pursuant to Section 5.01.
          “Inactive Subsidiaries” means, collectively, Xi’an XNIF MGP Nuclear Instruments Co., Ltd., Synodys Passive Dosimetry GmbH, IST Instruments, Inc. and Imaging and Sensing Technology, Ltd., and each other Subsidiary that is designated as an Inactive Subsidiary by the Parent (subject to the approval of the Domestic Administrative Agent) and no longer engages actively in any business activities.
          “Increase Date” has the meaning assigned to such term in Section 2.08(d).
          “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable and other accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
          “Indemnified Taxes” means Taxes other than Excluded Taxes.
          “Indemnitee” has the meaning set forth in Section 9.03(b).

          “Information” has the meaning assigned to such term in Section 9.12; provided that it shall only apply to Section 9.12.
          “Information Memorandum” means the Confidential Information Memorandum dated January 2010 relating to the Borrowers and the Transactions.
          “Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, between the Domestic Administrative Agent and the French Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.
          “Interest Election Request” means a request by a Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.
          “Interest Expense” means, with reference to any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Parent and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Parent and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Parent and its Subsidiaries for such period in accordance with GAAP.
          “Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and the Maturity Date and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.
          “Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing or Term Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          “IRS” means the U.S. Internal Revenue Service.
          “Issuing Bank” means (a) with respect to each Existing Letter of Credit, JPMCB and (b) with respect to each Letter of Credit issued hereunder, (i) JPMCB in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(a) and (ii) any other Lender agreeing to act in such capacity, which other Lender shall be reasonably satisfactory to the Parent and the Administrative Agents. Each Issuing Bank may, in its discretion, in consultation with the Borrowers, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
          “JPMCB” means JPMorgan Chase Bank, N.A. and its successors.
          “LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
          “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Parent at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
          “Lenders” means the Revolving Lenders and the Term Lenders.
          “Letter of Credit” means (a) Existing Letters of Credit and (b) letters of credit issued by an Issuing Bank on or after the Effective Date pursuant to Section 2.05.
          “Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Total Indebtedness on such date to (b) EBITDA for the period of four consecutive fiscal quarters ended on such date, calculated on a pro forma basis to give effect to any Permitted Acquisition made during such four quarter period.
          “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the Screen Rate (A) for any Currency other than Sterling, at the Specified Time two Business Days prior to the commencement of such Interest Period, as the rate for deposits in dollars or the applicable Alternative Currency with a maturity comparable to such Interest Period or (B) for Sterling, at the Specified Time on the first Business Day of such Interest Period, as the rate of deposit comparable to such Interest Period. In the event that any such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Domestic Administrative Agent or, in the absence of such availability, by reference to the rate at which the Domestic Administrative Agent is offered deposits in the applicable Currency at the Specified Time two Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where its eurocurrency and foreign currency and exchange operations are then being conducted for such Currency for delivery on the first day of such Interest Period for the number of days comprised therein. Notwithstanding the foregoing, the LIBO Rate used to calculate interest with respect to Domestic Term Loans shall in no event be less than 1.50% per annum at any time.
          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset (or any financing lease having substantially the same economic effect as any of the foregoing) and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
          “Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.
          “Loan Documents” mean, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, any control agreements executed pursuant to the Collateral Documents, the Guaranties and all other agreements and instruments executed and delivered to, or in favor of, any Administrative Agent or any Lenders and including all other pledges, powers of attorney, assignments, contracts and letter of credit agreements whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to any Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated thereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
          “Loan Parties” means, collectively, the Borrowers and the Guarantors.
          “Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 2.20.
          “Market Disruption Event” means:
     (a) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the French Administrative Agent to determine EURIBOR for the relevant currency and Interest Period; or
     (b) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the Term Loan exceed 33 per cent of the Term Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of EURIBOR.
          “Material Adverse Effect” means a material adverse effect on (a) the business, operations, property or condition, financial or otherwise, of the Parent and the Subsidiaries taken as a whole, (b) the ability of any Borrower to perform any of its payment obligations under the

Loan Documents or (c) the rights of or benefits available to the Lenders under the Loan Documents.
          “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Parent and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
          “Maturity Date” means the fourth anniversary of the Effective Date.
          “Maximum Rate” has the meaning set forth in Section 9.13; provided that it shall only apply to Section 9.13.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
          “Net Income” means, for any period, the consolidated net income (or loss) of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person (other than a Subsidiary) in which the Parent or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent or such Subsidiary in the form of dividends or similar distributions and (b) the undistributed earnings of any Subsidiary (other than a Loan Party) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or requirement of law applicable to such Subsidiary.
          “Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer); provided that no cash proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such cash proceeds shall exceed $100,000.

          “Net Worth” means, as of any date of determination, for the Parent and its Subsidiaries on a consolidated basis, consolidated shareholders’ equity of the Parent and its Subsidiaries as of that date determined in accordance with GAAP.
          “New Lender” has the meaning assigned to such term in Section 2.08(d).
          “New Pledgor” has the meaning assigned to such term in Section 5.11.
          “Nonrenewal Notice Date” has the meaning assigned to such term in Section 2.05(c)(ii).
          “Obligations” means all present and future obligations of every kind or nature of the Borrowers or the Guarantors at any time and from time to time owed to either Administrative Agent, the Issuing Bank, the Swingline Lenders or the Lenders or any one or more of them, under any one or more of the Loan Documents or under any Swap Agreement or Cash Management Agreement, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law by or against Borrower or a Restricted Subsidiary of Borrower, whether or not allowed as a claim in such proceeding.
          “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.
          “Overnight Rate” means, for any day, (a) with respect to any amount denominated in dollars, the greater of the Federal Funds Effective Rate and a rate determined by the Domestic Administrative Agent in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum in an amount approximately equal to the Domestic Administrative Agent’s overdraft cost charged by its correspondent bank, as determined by the Domestic Administrative Agent in its sole discretion.
          “Parent” means Mirion Technologies, Inc., a Delaware corporation.
          “Participant” has the meaning set forth in Section 9.04(c).
          “Participant Register” has the meaning set forth in Section 9.04(e).
          “Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.
          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     “Permitted Acquisitions” has the meaning assigned to such term in Section 6.04(f).
     “Permitted Encumbrances” means:
     (a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
     (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, lessor’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in compliance with Section 5.04;
     (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations including, in the case of German Subsidiaries, security created or subsisting in order to comply with the requirements of Section 8a of the German Altersteilzeitgesetz and of Section 7e of the German Social Security Code (Sozialgesetzbuch IV);
     (d) deposits to secure the performance of bids, trade contracts, government contracts, leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds, performance and completion guaranties and other obligations of a like nature, in each case in the ordinary course of business;
     (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (l) of Article VII;
     (f) easements, zoning restrictions, rights-of-way, licenses, reservations, covenants, utility easements, building restrictions and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent or any Subsidiary;
     (g) leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;
     (h) any interest or title of a lessor under any capital lease; provided that interest or title does not extend to any property other than the property leased by such lessor to the Parent or any Subsidiary under such capital lease;
     (i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (i) interfere in any material respect with the business of any Borrower or any other Loan Party or (ii) secure any Indebtedness for borrowed money;

     (j) pledges and deposits in the ordinary course of business securing insurance premiums or reimbursement obligations under insurance policies, in each case payable to insurance carriers that provide insurance to the Parent and its Subsidiaries;
     (k) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to letters of credit and products and proceeds thereof;
     (l) bankers’ liens in the nature of rights of setoff arising in the ordinary course of business and consistent with industry practice;
     (m) Liens on the underlying commodity trading accounts or other brokerage accounts incurred in the ordinary course of business;
     (n) Liens attaching solely to cash earnest money deposits in connection with investments permitted pursuant to Section 6.04;
     (o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
     (p) precautionary financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business other than through a capital lease; and
     (q) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Parent or any Subsidiary in the ordinary course of business and not prohibited by this Agreement;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
     “Permitted Investments” means:
     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
     (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United

States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
     (d) marketable direct obligations issued by any state of the United States of America or any political subdivision or any such state or any public instrumentality thereof maturing within 180 days from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;
     (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
     (f) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and
     (g) other comparable short-term investments in the ordinary course of business utilized by Foreign Subsidiaries or by the Parent in connection with its foreign operations.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Personal Property Security Act” means the Personal Property Security Act (Ontario), as such legislation may be amended, renamed, replaced or otherwise modified from time to time, and includes all regulations from time to time made under such legislation.
          “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or with respect to which any Borrower or any ERISA Affiliate otherwise has any liability or reasonable expectation of liability.
          “Prepayment Event” means any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party, other than sales, transfers and dispositions in the ordinary course of business or to the Parent or another Loan Party.
          “Pricing Level” means, as of each date of determination, the pricing level set forth below opposite the Leverage Ratio based upon the Leverage Ratio set forth in the Compliance Certificate most recently delivered to the Domestic Administrative Agent, provided that in the event that a Compliance Certificate is not delivered by the date required by Section 5.01(c), Pricing Level IV shall be deemed to exist until such time as a Compliance Certificate has been delivered to the Domestic Administrative Agent:

Pricing Level	Leverage Ratio
I	Less than 1.25 to 1.00
II	Equal to or greater than 1.25 to 1.00 but less than 1.75 to 1.00
III	Equal to or greater than 1.75 to 1.00 but less than 2.25 to 1.00
IV	Equal to or greater than 2.25 to 1.00
          “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
          “Qualifying French Lender” means (i) a credit institution (établissement de crédit) licensed for the purpose of carrying out credit transactions (opérations de crédit) by the relevant French authorities; (ii) a credit institution (établissement de crédit) having its registered office in a member state of the European Union or in a state which is a party to the treaty on the European Economic Area, so long as the relevant French authorities have been notified in advance by the relevant authority of such state and provided that such credit institution carries out in France only those credit transactions which it is authorized to carry out in its own state; or (iii) a financial institution (établissement financier) having its registered office in a member state of the European Union or in a state which is a party to the treaty on the European Economic Area, which has obtained a certificate from the relevant authority of such state certifying that it meets the conditions required for that purpose by that authority, so long as the relevant French authorities have been notified in advance by the relevant authority of such state and provided that such financial institution carries out in France only those credit transactions which it is authorized to carry out in its own state.
          “Quotation Day” means, in relation to any period for which an Interest Rate is to be determined, two TARGET Days before the first day of that period.
          “Reference Banks” means the principal London offices of JPMCB and such other banks as may be appointed by French Administrative Agent from time to time in consultation with the French Borrowers.
          “Register” has the meaning set forth in Section 9.04.
          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
          “Relevant Interbank Market” means in relation to the euro, the European interbank market and, in relation to any other currency, the London interbank market.
          “Required Lenders” means, at any time, Lenders having Revolving Credit Exposures, outstanding Term Loans and unused Commitments representing not less than 51% of the sum of the total Revolving Credit Exposures, outstanding Term Loans and unused Commitments at such time.

          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Parent or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Parent or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Parent or any Subsidiary.
          “Restricted Subsidiary” means, collectively, each Domestic Subsidiary, each French Subsidiary, each German Subsidiary, each Canadian Subsidiary and each English Subsidiary.
          “Revolver Increase” has the meaning assigned to such term in Section 2.08(d).
          “Revolving Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Revolving Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Revolving Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Revolving Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Revolving Lenders’ Revolving Commitments is $30,000,000.
          “Revolving Credit Commitment Fee” has the meaning assigned to such term in Section 2.11(a).
          “Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.
          “Revolving Lenders” means each Person having a Revolving Commitment as set forth on Schedule 2.01 and any other Person that shall have become a party hereto as a Revolving Lender pursuant to an Assignment and Assumption or Section 2.08, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Revolving Lenders” includes the Swingline Lender.
          “Revolving Loan” means a revolving loan made pursuant to Section 2.01(a).
          “S&P” means Standard & Poor’s.
          “Screen Rate” means:
     (a) in relation to LIBOR, the British Bankers’ Association Interest Settlement Rate for the relevant currency and period; and

     (b) in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the French Administrative Agent may specify another page or service displaying the appropriate rate after consultation with the Parent and the Term Lenders.
          “SEC” means the United States Securities and Exchange Commission.
          “Specified Time” means a time determined in accordance with Schedule 1.01.
          “Sponsor Group” means American Capital, Ltd., together with American Capital Equity I, LLC and American Capital Equity II, LP; and/or their respective Affiliates (including, as applicable, funds administered or managed by, or under common management with, American Capital, Ltd. or an Affiliate of American Capital, Ltd.).
          “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Domestic Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “Sterling” and “£” means the lawful currency of the United Kingdom.
          “Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the obligations under the Loan Documents on terms and conditions reasonably satisfactory to the Domestic Administrative Agent.
          “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held. In relation to a French company, “subsidiary” shall mean an entity of which that company has from time to time direct or indirect control (as defined in article L.233-3 I and II of the French Code de Commerce).
          “Subsidiary” means any subsidiary of the Parent.

          “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent or the Subsidiaries shall be a Swap Agreement.
          “Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.
          “Swingline Lender” means JPMCB, in its capacity as lender of Swingline Loans hereunder.
          “Swingline Loan” means a Loan made pursuant to Section 2.04.
          “TARGET2” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
          “TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.
          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
          “Term Borrowing” means a Domestic Term Borrowing or a French Term Borrowing.
          “Term Commitment” means, with respect to each Term Lender, such Lender’s Domestic Term Commitment and such Lender’s French Term Commitment.
          “Term Lenders” means the Domestic Term Lenders and the French Term Lenders.
          “Term Loans” means the Domestic Term Loans and the French Term Loans.
          “Total Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness of the Parent and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.
          “Transactions” means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or EURIBOR.
          “United Kingdom” and “UK” means the United Kingdom of Great Britain and Northern Ireland.
          “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as described in Part I of Subtitle E of Title IV of ERISA.
          SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).
          SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if any Borrower notifies the Domestic Administrative Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Domestic Administrative Agent notifies any Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          SECTION 1.05 Currency Translations.
          (a) For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in dollars, such amounts shall be deemed to refer to dollars or Dollar Equivalents and any requisite currency translation shall be based on the Exchange Rate and the permissibility of actions taken under Article VI shall not be affected by subsequent fluctuations in exchange rates; provided that, if Indebtedness is incurred to refinance or renew other Indebtedness, and such refinancing or renewal would cause the applicable dollar denominated limitation to be exceeded if calculated at the Exchange Rate, such dollar denominated limitation shall be deemed not to have been exceeded so long as (i) such refinancing or renewal Indebtedness is denominated in the same currency as such Indebtedness being refinanced or renewed and (ii) the principal amount of such refinancing or renewal Indebtedness does not exceed the principal amount of such Indebtedness being refinanced or renewed except as permitted under Section 6.01.
          (b) For purposes of all calculations and determinations under this Agreement, any amount in any currency other than dollars shall be deemed to refer to dollars or Dollar Equivalents and any requisite currency translation shall be based on the Exchange Rate, and all certificates delivered under this Agreement shall express such calculations or determinations in dollars or Dollar Equivalents.
ARTICLE II
THE CREDITS
          SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, (a) each Revolving Lender agrees to make Revolving Loans to the Parent from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Revolving Lender’s Revolving Credit Exposure exceeding such Revolving Lender’s Revolving Commitment, (ii) the sum of the aggregate Revolving Credit Exposures exceeding the aggregate Revolving Commitments or (iii) the Dollar Equivalent of all Revolving Loans denominated in Alternative Currencies exceeding the Alternative Currency Sublimit, (b) each Domestic Term Lender agrees to make Domestic Term Loans on the Effective Date to the Parent in an amount equal to such Domestic Term Lender’s Domestic Term Commitment and (c) each French Term Lender agrees to make French Term Loans on the Effective Date to the French Borrowers in an amount equal to such French Term Lender’s French Term Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, Parent may borrow, prepay and reborrow Revolving Loans.
          SECTION 2.02 Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The Term Loans shall be made on the Effective Date as part of Borrowings consisting of Loans made by (i) the Domestic Term Lenders ratably in accordance with their respective Domestic Term Commitments and (ii) the French Term Lenders ratably in accordance with their respective French Term Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other

Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
          (b) Subject to Section 2.13, (i) each Revolving Borrowing and Domestic Term Borrowing shall be comprised entirely of ABR Loans (which shall be denominated in dollars) or Eurodollar Loans as the Parent may request in accordance herewith and (ii) each French Term Borrowing shall be comprised entirely of Eurodollar Loans (which shall be denominated in euro) as the applicable French Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.
          (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 (or in units of 1,000,000 in the case of any Borrowing in an Alternative Currency) and not less than $1,000,000 (or in units of 1,000,000 in the case of any Borrowing in an Alternative Currency). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $50,000 and not less than $250,000. ABR Loans shall be denominated only in dollars. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Revolving Borrowings outstanding.
          (d) Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end more than one month after the Maturity Date.
          SECTION 2.03 Requests for Borrowings. To request a Revolving Borrowing or a Domestic Term Borrowing, the applicable Borrower shall notify the Domestic Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than the Specified Time three Business Days before the date of the proposed Borrowing, or (b) in the case of an ABR Borrowing, the Specified Time one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than the Specified Time on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Domestic Administrative Agent of a written Borrowing Request in a form approved by such Administrative Agent and signed by the applicable Borrower. To request a French Term Borrowing, the applicable Borrower shall notify the French Administrative Agent of such request by hand delivery or telecopy to the French Administrative Agent of a written Borrowing Request in a form approved by the French Administrative Agent and signed by the applicable Borrower not later than the Specified Time three Business Days before the date of the proposed Borrowing. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
          (i) the aggregate amount of the requested Borrowing;
          (ii) the date of such Borrowing, which shall be a Business Day;
          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
          (v) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06;
          (vi) the identity of the applicable Borrower;
          (vii) in the case of a Borrowing to be made on the Effective Date, whether such Borrowing is a Revolving Borrowing or a Term Borrowing; and
          (viii) in the case of a Revolving Borrowing denominated in an Alternative Currency, the Currency of the requested Borrowing.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing (if denominated in dollars) or a Eurodollar Borrowing (if denominated in an Alternative Currency). If no election as to the Currency of a Revolving Borrowing is specified, then the requested Revolving Borrowing shall be denominated in dollars. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the applicable Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
          SECTION 2.04 Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in dollars to the Parent from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the sum of the total Revolving Credit Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent may borrow, prepay and reborrow Swingline Loans.
          (b) To request a Swingline Loan, the Parent shall notify the Domestic Administrative Agent of such request by telephone (confirmed by telecopy), by not later than the

Specified Time on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Domestic Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Parent. The Swingline Lender shall make each Swingline Loan available to the Parent by means of a credit to the general deposit account of the Parent with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by the Specified Time on the requested date of such Swingline Loan.
          (c) The Swingline Lender may by written notice given to the Domestic Administrative Agent not later than the Specified Time on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Domestic Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Domestic Administrative Agent, for the account of the Swingline Lender, such Revolving Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Revolving Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Domestic Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Domestic Administrative Agent shall notify the Parent of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Domestic Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Parent in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Domestic Administrative Agent; any such amounts received by the Domestic Administrative Agent shall be promptly remitted by the Domestic Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Domestic Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to a Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Parent of any default in the payment thereof.
          SECTION 2.05 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Parent may request the issuance of Letters of Credit for its own account or the account of any of its Subsidiaries, in a form reasonably acceptable to the Domestic Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Parent, or entered into by the Parent, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Parent shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Domestic Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency of such amount (which shall be in dollars or an Alternative Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Parent also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Parent shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $15,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Commitments.
          (c) Expiration Date. (i) Each Letter of Credit shall expire at or prior to the close of business on the earlier of (A) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five Business Days prior to the Maturity Date, subject to subclause (ii) below.
     (ii) If the Parent so requests in any applicable letter of credit application, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided further that any such Auto-Renewal Letter of Credit must permit the Issuing Bank to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the Parent shall not be required to make a specific request to the Issuing Bank for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the date that is five Business Days prior to the Maturity Date; provided that the Issuing Bank shall not permit any such renewal if (A) the Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Nonrenewal Notice Date (1) from the Administrative Agents that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agents, any Revolving Lender or any Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.
          (d) Participations.
     (i) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Domestic Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Parent on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Parent for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
     (ii) On the Effective Date, without further action by any party hereto, each Issuing Bank that has issued an Existing Letter of Credit shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have acquired from such Issuing Bank, a participation in such Existing Letter of Credit in an amount equal to its Applicable Percentage of the maximum amount that is or at any time may become available to be drawn thereunder. Such participations shall be on all the same terms and conditions as participations granted in Letters of Credit under Section 2.05(d)(ii).
          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Parent shall reimburse such LC Disbursement by paying to the Domestic Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Parent shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Parent prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Parent receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Parent receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $250,000, the Parent may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Parent fails to make such payment when due, the Domestic Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Parent in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Domestic Administrative Agent its Applicable Percentage of the payment then due from the Parent, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Domestic Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Domestic Administrative Agent of any payment from the Parent pursuant to this paragraph, the Domestic Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Parent of its obligation to reimburse such LC Disbursement.
          (f) Obligations Absolute. The Parent’s obligation to reimburse LC Disbursements drawn under a Letter of Credit requested by the Parent as provided in paragraph (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Parent’s obligations hereunder. None of the Domestic Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the

Parent to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Parent to the extent permitted by applicable law) suffered by the Parent that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Domestic Administrative Agent and the Parent by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Parent of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Parent shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Parent reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Parent fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.05, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section 2.05 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
          (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Parent, the Domestic Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Domestic Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Parent shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Parent receives notice from the Domestic Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, Parent shall deposit in a separate account with the Domestic Administrative Agent, in the name of the Domestic Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrowers described in clause (i) or (j) of Article VII. Such deposit shall be held by the Domestic Administrative Agent as collateral for the payment and performance of the obligations of the Parent under this Agreement. The Domestic Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the sole discretion of the Domestic Administrative Agent and at the risk and expense of the Parent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such accounts. Moneys in such accounts shall be applied by the Domestic Administrative Agent to reimburse the Issuing Bank for LC Disbursements of the Parent for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Parent is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Parent within three Business Days after all Events of Default have been cured or waived.
          SECTION 2.06 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the account of the applicable Administrative Agent or an Affiliate thereof most recently designated by it for such purpose (and with respect to the applicable Currency) by notice to the Lenders, by the Specified Time; provided that Swingline Loans shall be made as provided in Section 2.04. The Domestic Administrative Agent will make Revolving Loans available to the Parent by promptly crediting the amounts so received, in like funds, to an account of the Parent maintained with the Domestic Administrative Agent in New York City and designated by the Parent in the applicable Borrowing Request (or, in the case of any Loan with respect to which the Parent shall have requested funding in an Alternative Currency, to such account in such jurisdiction as the Parent shall have designated in the applicable Borrowing Request); provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Domestic Administrative Agent to the Issuing Bank. The Domestic Administrative Agent will make the Domestic Term Loans available to the Parent by wire transfer of the amounts so received, in like funds, to such accounts, as the Parent shall have designated in the applicable Borrowing Request. The French Administrative Agent will make the French Term Loans available to the applicable French Borrower by wire transfer of the amounts so received, in like funds, to such accounts, as such French Borrower shall have designated in the applicable Borrowing Request.
          (b) Unless an Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to such Administrative Agent such Lender’s share of such Borrowing, such Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the applicable Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to such Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to such Administrative Agent, at (i) in the case of such Lender, the Overnight Rate or (ii) in the case of a Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to an Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
          SECTION 2.07 Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type (and in the case of a Eurodollar Revolving Borrowing, the Currency) specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods (or, in the case of a Eurodollar Revolving Borrowing, Currencies therefor), all as provided in this Section 2.07. Eurodollar Loans denominated in Alternative Currencies may not be converted to Loans of a different Type. The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.07 shall not apply to Swingline Borrowings, which may not be converted or continued.
          (b) To make an election pursuant to this Section, the applicable Borrower shall notify the applicable Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the applicable Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the applicable Administrative Agent of a written Interest Election Request in a form approved by such Administrative Agent and signed by the applicable Borrower.
          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
     (iii) in the case of such continuation or conversion of a Revolving Borrowing, whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
     (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”; and
     (v) if the resulting Borrowing is a Eurodollar Revolving Borrowing, the Currency of the resulting Borrowing.
          If any such Interest Election Request requests a Eurodollar Borrowing but does not specify (x) an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration or (y) in the case of a Eurodollar Revolving Borrowing, a Currency, then the applicable Borrower shall be deemed to have selected a Borrowing denominated in dollars (in the case of an initial Eurocurrency Borrowing) or the same Currency as the Eurocurrency Revolving Borrowing being continued.
          (d) Promptly following receipt of an Interest Election Request, the applicable Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
          (e) If the Parent fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing (i) if denominated in dollars shall be converted to an ABR Borrowing and (ii) if denominated in an Alternative Currency shall be converted to a one month Interest Period denominated in the same Currency as the Eurocurrency Borrowing being continued. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Domestic Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
          SECTION 2.08 Termination, Reduction and Increase of Commitments. (a) The Term Commitments shall terminate on the Effective Date and, unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.

          (b) The Parent may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $5,000,000 and (ii) Parent shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the Revolving Credit Exposures would exceed the total Revolving Commitments.
          (c) The Parent shall notify the Domestic Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section 2.08 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Domestic Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Parent pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Parent may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Parent (by notice to the Domestic Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.
          (d) The Parent may at any time, by written notice to the Domestic Administrative Agent, request that the Domestic Administrative Agent increase the total Revolving Commitments (a “Revolver Increase”) by (i) adding one or more new lenders to the revolving credit facility under this Agreement (each a “New Lender”) who wish to participate in such Revolver Increase and/or (ii) increasing the Revolving Commitments of one or more Revolving Lenders party to this Agreement who wish to participate in such Revolver Increase; provided, however, that (w) no Default or Event of Default shall have occurred and be continuing as of the date of such request or as of the effective date of such Revolver Increase (the “Increase Date”) or shall occur as a result thereof, (x) any New Lender that becomes party to this Agreement pursuant to this Section 2.08(d) shall satisfy the requirements of Section 9.04(b) hereof and shall be acceptable to the Domestic Administrative Agent and consented to by the Parent and (y) the other conditions set forth in Section 2.08(e) below are satisfied. The Domestic Administrative Agent shall use commercially reasonable efforts to arrange for the syndication of any Revolver Increase. The Domestic Administrative Agent shall promptly inform the Lenders of any such request made by the Parent. The aggregate amount of Revolver Increases shall not exceed $25,000,000 and no single such Revolver Increase shall be for an amount less than $5,000,000.
          (e) On each Increase Date, (i) each New Lender that has chosen to participate in such Revolver Increase shall, subject to the conditions set forth in Section 2.08(d) hereof, become a Lender party to this Agreement as of such Increase Date and shall have a Revolving Commitment in an amount equal to its share of the Revolver Increase and (ii) each Revolving Lender that has chosen to increase its Revolving Commitment pursuant to Section 2.08(d) will have its Revolving Commitment increased by the amount of its share of the Revolver Increase as of such Increase Date; provided, however, that the Domestic Administrative Agent shall have (y) received from the Parent all out-of-pocket costs and expenses incurred by the Domestic

Administrative Agent in connection with such Revolver Increase and (z) received on or before such Increase Date the following, each dated such date:
     (i) certified copies of resolutions of the governing body of each Loan Party approving the Revolver Increase and the corresponding modifications, if any, to the Loan Documents required under subclause (vi) below, together with a certificate of the Parent certifying that there have been no changes to the constitutive documents of the Parent since the Effective Date, or if there have been changes, copies certified by the Parent of all such changes;
     (ii) an Assignment and Assumption from each New Lender participating in the Revolver Increase, if any, duly executed by such New Lender, the Domestic Administrative Agent and the Parent;
     (iii) confirmation from each Revolving Lender participating in the Revolver Increase of the increase in the amount of its Revolving Commitment, in form and substance satisfactory to the Domestic Administrative Agent;
     (iv) a certificate of the Parent certifying that no Default or Event of Default shall have occurred and be continuing or shall occur as a result of such Revolver Increase;
     (v) a certificate of the Parent certifying that the representations and warranties made by the Parent herein and in the other Loan Documents are true and complete in all material respects with the same force and effect as if made on and as of such date (or, to the extent any such representation or warranty specifically relates to an earlier date, such representation or warranty is true and complete in all material respects as of such earlier date); and
     (vi) supplements or modifications to the Loan Documents and such additional Loan Documents, including any new promissory notes to New Lenders and replacement promissory notes to Revolving Lenders that agree to participate in such Revolver Increase and request such promissory notes, that the Domestic Administrative Agent reasonably deems necessary in order to document such Revolver Increase and otherwise assure and give effect to the rights of the Domestic Administrative Agent and the Revolving Lenders in the Loan Documents.
          (f) On each Increase Date, upon fulfillment of the conditions set forth in Section 2.08(d), the Domestic Administrative Agent shall (i) effect a settlement of all outstanding Loans among the Revolving Lenders that will reflect the adjustments to the Revolving Commitments of the Lenders as a result of the Revolver Increase, including reflecting that each Lender holds its Applicable Percentage of the Revolving Loans outstanding that are denominated in each Currency and (ii) notify the Revolving Lenders, any New Lenders participating in the Revolver Increase and the Borrowers, on or before the Specified Time, by telecopier or telex, of the occurrence of the Revolver Increase to be effected on such Increase Date.

          SECTION 2.09 Repayment of Loans; Evidence of Debt.
          (a) (i) The Parent hereby unconditionally promises to pay to the Domestic Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan made to the Parent by such Revolving Lender on the Maturity Date and (ii) the Parent hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made to the Parent, the Parent shall repay all Swingline Loans then outstanding. The Parent hereby unconditionally promises to pay to the Domestic Administrative Agent for the account of each Domestic Term Lender the Domestic Term Loans on the first Business Day of the month following each date set forth below in the aggregate principal amount set forth opposite such date (as adjusted from time to time pursuant to Section 2.10(c)):

Date	Amount
June 30, 2010	$1,312,500
September 30, 2010	$1,312,500
December 31, 2010	$1,312,500
March 31, 2011	$1,312,500
June 30, 2011	$1,312,500
September 30, 2011	$1,312,500
December 31, 2011	$1,312,500
March 31, 2012	$1,312,500
June 30, 2012	$1,312,500
September 30, 2012	$1,312,500
December 31, 2012	$1,312,500
March 31, 2013	$1,312,500
June 30, 2013	$1,750,000
September 30, 2013	$1,750,000
December 31, 2013	$1,750,000
Maturity Date	$1,750,000
The French Borrowers hereby unconditionally promise (jointly and severally) to pay to the French Administrative Agent for the account of each French Term Lender the French Term Loans on the first Business Day of the month following each date set forth below in the aggregate principal amount set forth opposite such date (as adjusted from time to time pursuant to Section 2.10(c)):

Date	Amount
June 30, 2010	965,625 EUR
September 30, 2010	965,625 EUR
December 31, 2010	965,625 EUR
March 31, 2011	965,625 EUR
June 30, 2011	965,625 EUR
September 30, 2011	965,625 EUR

Date	Amount
December 31, 2011	965,625 EUR
March 31, 2012	965,625 EUR
June 30, 2012	965,625 EUR
September 30, 2012	965,625 EUR
December 31, 2012	965,625 EUR
March 31, 2013	965,625 EUR
June 30, 2013	1,287,500 EUR
September 30, 2013	1,287,500 EUR
December 31, 2013	1,287,500 EUR
Maturity Date	1,287,500 EUR
To the extent not previously paid, all unpaid Term Loans shall be paid in full in cash by the applicable Borrowers on the Maturity Date.
          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
          (c) Each Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by each Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of each Borrower to repay the applicable Loans in accordance with the terms of this Agreement.
          (e) Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agents. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
          SECTION 2.10 Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any of its Borrowings in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section 2.10.

          (b) The applicable Borrower shall notify the applicable Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment under clause (a) above (i) in the case of prepayment of a Eurodollar Borrowing, not later than the Specified Time three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than the Specified Time one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than the Specified Time on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing or a Term Borrowing, the applicable Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment pursuant to clause (a) above of any Revolving Borrowing or Term Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the applicable prepaid Borrowing.
          (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event, the Borrowers shall, immediately after such Net Proceeds are received by any Loan Party, prepay the outstanding principal amount of the Term Loans in an aggregate amount equal to 100% of such Net Proceeds, to be applied (i) if such Net Proceeds are received with respect to a Prepayment Event attributable to property or any asset of Parent or any Domestic Guarantor, such Net Proceeds shall be applied first to the Domestic Term Loans and second to the French Term Loans, (ii) if such Net Proceeds are received with respect to a Prepayment Event attributable to property or any asset of a French Borrower or any Foreign Guarantor, such Net Proceeds shall be applied to the French Term Loans and (iii) in either case to be applied to installments of the Term Loans in inverse order of maturity; provided that no such prepayment shall be required pursuant to this Section 2.10(c) if, with respect to any Net Proceeds realized or received with respect to any Prepayment Event, at the option of the Parent, and so long as no Event of Default shall have occurred and be continuing, the Parent reinvests or causes to be reinvested all or any portion of such Net Proceeds in assets useful for its business within two hundred and seventy (270) days of the receipt of such Net Proceeds; provided further that if any Net Proceeds are not so reinvested within the time period set forth above in this Section 2.10(c), an amount equal to any such Net Proceeds shall be promptly applied to the prepayment of the Term Loans as set forth in this Section 2.10(c).
          (d) Within five Business Days after financial statements have been delivered pursuant to Section 5.01(a) and the related Compliance Certificate has been delivered pursuant to Section 5.01(c), the Parent shall prepay an aggregate principal amount of Term Loans equal to (i) 75% of Excess Cash Flow for the fiscal year covered by such financial statements in the case of the fiscal years ending June 30, 2010 and June 30, 2011, and (ii) 75% of Excess Cash Flow for the fiscal year covered by such financial statements in the case of the fiscal years ending June 30, 2012 and June 30, 2013 if the Leverage Ratio for either such fiscal year is greater than 1.00 to 1, applied on a pro rata basis between the Domestic Term Loans and the French Term Loans and applied to installments of such Term Loans in inverse order of maturity.
          (e) Upon the issuance of any Indebtedness pursuant to Section 6.01(k), the Parent shall, within ten days of the receipt thereof, use 100% of the Net Proceeds (except to the extent used substantially concurrently with such issuance to fund one or more Permitted Acquisitions) to prepay the Loans, applied first on a pro rata basis between the Domestic Term Loans and the French Term Loans and applied to installments of such Term Loans in inverse order of maturity and second applied to the Revolving Loans (with corresponding reductions in the Revolving Commitments).
          (f) If the Domestic Administrative Agent notifies the Borrowers at any time that:
     (i) the total Revolving Credit Exposures exceed the then current aggregate Revolving Commitments, then, within two Business Days after receipt of such notice, the Parent shall prepay Revolving Loans on a pro rata basis in an amount sufficient to cause the total Revolving Credit Exposures to not exceed the then current aggregate Revolving Commitments; or
     (ii) the outstanding amount of all Revolving Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit, then, within two Business Days after receipt of such notice, the Parent shall prepay Revolving Loans on a pro rata basis in an aggregate amount sufficient to reduce the outstanding amount of Revolving Loans denominated in Alternative Currencies as of the date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit.
          (g) Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.
          SECTION 2.11 Fees. (a) The Parent agrees to pay to the Domestic Administrative Agent for the account of each Revolving Lender a commitment fee (the “Revolving Credit Commitment Fee”), which shall accrue at the Applicable Rate on the daily amount of the unused Revolving Commitment of such Revolving Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates, whether or not prior to such time all the conditions in Section 4.02 are met. Accrued Revolving Credit Commitment Fees shall be payable quarterly in arrears on the third Business Day of January, April, July and October of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All Revolving Credit Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
          (b) The Parent agrees to pay (i) to the Domestic Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Parent and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
          (c) Each Borrower agrees to pay to each Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between such Borrower and any Administrative Agent.
          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Domestic Administrative Agent (or to the Issuing Bank or the French Administrative Agent, in the case of fees payable to such party) for distribution, in the case of Revolving Credit Commitment Fee and participation fees, to the Revolving Lenders. Fees paid shall not be refundable under any circumstances.
          SECTION 2.12 Interest. (a) The Revolving Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.
          (b) The Revolving Loans and the Domestic Term Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
          (c) The French Term Loans shall bear interest at EURIBOR for the Interest Period in effect for the applicable Borrower plus the Applicable Rate.
          (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan or in the case of any other overdue amount in connection with any French Term Loan or any Eurodollar Revolving Loan that is denominated in any Alternative Currency, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.12 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.12; provided, that interest on any such overdue amount with respect to Loans held by any French Borrower accruing as described in clause (i) above shall be compounded with the overdue amount at the end of each Interest Period applicable to such overdue amount if and only if, within the meaning of Article 1154 of the French Code civil, such interest is due for a period of at least one year but will remain immediately due and payable.
          (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section 2.12 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
          (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and interest for Loans denominated in Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate, LIBO Rate or EURIBOR shall be determined by the applicable Administrative Agent, and such determination shall be conclusive absent manifest error.
          (g) To comply with the provisions of Articles L.313-4 and R.313-1 of the French Code monétaire et financier and articles L.313-1, L.313-2 and R.313-1 to R.313-5 of the French Code de la consommation, the French Borrowers and the Lenders agree that the effective global interest rate for each of the Loans held by the French Borrowers cannot be calculated as of the Effective Date for the entire duration of this Agreement; however, a letter which sets forth a sample calculation of interest on the Loans shall be provided to the French Borrowers by the French Administrative Agent on the Effective Date and prior to the making of any Loan to a French Borrower. The French Borrowers and the Lenders acknowledge that this letter is an integral part of this Agreement. For each Interest Period applicable to a French Term Loan, the French Administrative Agent shall notify the relevant French Borrower of the actual global effective rate (taux effectif global) applicable to such Interest Period.
          SECTION 2.13 Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing of Revolving Loans:
          (i) The Domestic Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
     (ii) the Domestic Administrative Agent is advised by the Required Revolving Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Revolving Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Domestic Administrative Agent shall give notice thereof to the Parent and the Revolving Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Domestic Administrative Agent notifies the Parent and the Revolving Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that (x) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted and (y) if the circumstances giving rise to such notice affect only one Currency, then Borrowings in other Currencies shall be permitted.
          (b) Subject to the following sentence, if EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks. If a Market Disruption Event occurs in relation to a French Term Loan for any Interest Period, then the rate of interest on each French Term Lender’s share of that Loan for the Interest Period shall be the percentage rate per annum which is the sum of (i) the Applicable Margin, (ii) the rate notified to the French Administrative Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select and (iii) the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan. If a Market Disruption Event occurs and the French Administrative Agent or any French Borrower so requires, the French Administrative Agent and the French Borrowers shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. Any such alternative basis so agreed shall, with the prior consent of all the Term Lenders and the French Borrowers, be binding on all parties.
          SECTION 2.14 Increased Costs. (a) If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or
     (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein (excluding any such condition relating to Taxes (as to which Section 2.16 shall govern));
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Borrowers and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
          (e) Notwithstanding any other provision of this Agreement, if, after the date hereof, (x) any Change in Law shall make it unlawful for any Revolving Lender to make or maintain any Revolving Loan denominated in an Alternative Currency or to give effect to its obligations as contemplated hereby with respect to any such Loan or (y) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates that would make it impracticable for any Revolving Lender to make or maintain Loans denominated in the affected Currency, then, by written notice to the Parent and to the Domestic Administrative Agent:
     (i) such Revolving Lender or Revolving Lenders may declare that Revolving Loans in the affected Currency or Currencies will not thereafter (for the duration of such unlawfulness or impracticality) be made by such Revolving Lender or Revolving Lenders hereunder (or, in the case of outstanding Loans, be continued for additional Interest Periods), whereupon any request for a Borrowing in the affected Currency or Currencies (or to continue a Borrowing in the affected Currency or Currencies for an additional Interest Period) shall, as to such Revolving Lender or Lenders only, be deemed a request for an Eurodollar Loan having an Interest Period of one month’s duration and denominated in dollars at the Exchange Rate determined by the Domestic Administrative Agent in accordance with this Agreement (or a request to convert a Revolving Loan into a Eurodollar Loan having an Interest Period of one month’s duration and denominated in dollars at the Exchange Rate determined by the Domestic Administrative Agent in accordance with this Agreement on the last day of the then current Interest Period with respect thereto), unless such declaration shall be subsequently withdrawn; and
     (ii) such Lender may require that all outstanding Revolving Loans in the affected Currency or Currencies made by it be converted to Eurodollar Revolving Loans having an Interest Period of one month’s duration and denominated in dollars, in which event all such Loans in the affected Currency or Currencies shall be converted to Eurodollar Revolving Loans having an Interest Period of one month’s duration and denominated in dollars, as of the effective date of such notice as provided in paragraph (f) of this Section 2.14 and at the Exchange Rate determined by the Domestic Administrative Agent in accordance with this Agreement on the date of such conversion.
          In the event any Revolving Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Revolving Loans that would have been made by such Revolving Lender or the converted Revolving Loans of such Revolving Lender shall instead be applied to repay the Eurodollar Revolving Loans made by such Lender in lieu of, or resulting from the conversion of, such Revolving Loans.
          (f) For purposes of paragraph (e) of this Section 2.14, a notice to the Parent by any Revolving Lender shall be effective as to each Revolving Loan made by such Revolving Lender, if lawful, on the last day of the Interest Period currently applicable to such Revolving Loan; in all other cases such notice shall be effective on the date of receipt thereof by the Parent.
          SECTION 2.15 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.18, then, in any such event, the applicable Borrower shall compensate each applicable Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate or EURIBOR, as applicable, that would have been applicable to such Loan (excluding, however the Applicable Rate included therein, if any), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
          SECTION 2.16 Taxes. (a) Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Taxes; provided that if any Borrower shall be required to deduct any Taxes from such payments, then (i) if such Taxes are Indemnified Taxes or Other Taxes the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) The Borrowers shall severally but not jointly indemnify each Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or the Issuing Bank, or by any Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error. After an Administrative Agent, any Lender or the Issuing Bank (as the case may be) learns of the imposition of any Indemnified Taxes or Other Taxes, the Administrative Agent, such Lender or the Issuing Bank (as the case may be) will act in good faith to promptly notify the Borrowers of their obligations hereunder. In addition, the Borrower shall indemnify each Administrative Agent, each Lender and the Issuing Bank for any incremental Taxes that may become payable by such Administrative Agent, Lender or Issuing Bank as a result of any failure of the Borrower to pay any Taxes when due to the appropriate Governmental Authority or to deliver to each Administrative Agent, pursuant to clause (d), documentation evidencing the payment of Indemnified Taxes or Other Taxes.
          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority and in any event within 90 days of any such payment being due, such Borrower shall deliver to each Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agents.
          (e) Any Lender that is entitled to an exemption from or reduction of withholding tax under the applicable law, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or under any other Loan Document shall deliver to such Borrower (with a copy to each Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Lender shall deliver to the Parent and the Administrative Agents on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter upon the expiration or invalidity of any of the certificates or IRS forms described below or upon the request of the Parent or an Administrative Agent, but only if such Lender is legally entitled to do so), two (2) original copies of whichever of the following is applicable:
     (i) duly completed and executed IRS Form W-8BEN (or any successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party;
     (ii) duly completed and executed IRS Form W-8ECI (or any successor form), establishing that such party is not subject to deduction or withholding of United States federal income tax;
     (iii) in the case of a party claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such party is not (A) a “bank” described in Section 881(c)(3)(A) of the Code), (B) a “10 percent shareholder” of the Parent described in Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed and executed IRS Form W-8BEN; or

     (iv) IRS Form W-9 (or any successor form), establishing that such party is not subject to backup withholding or information reporting requirements.
          (f) If an Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to such Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that each Borrower, upon the request of an Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Administrative Agent or such Lender in the event such Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require any Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.
          SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to the Specified Time at the place of payment, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the applicable Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to (i) the Domestic Administrative Agent at its offices at 270 Park Avenue, New York, New York, in the case of payments denominated in dollars and (ii) the applicable Administrative Agent at its offices at 125 London Wall, London, EC2Y 5AJ, United Kingdom, attention of Alastair A. Stevenson, in the case of payments in respect of Revolving Loans denominated in Alternative Currencies and in the case of payments in respect of French Term Loans, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The applicable Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars or, in the case of principal of and interest on any Loan denominated in an Alternative Currency, the applicable Alternative Currency, as the case may be. Except as provided in clause (c) below, each payment or prepayment of principal or payment of interest in respect of a Borrowing of Loans shall be allocated ratably among the parties entitled thereto.
          (b) If at any time insufficient funds are received by and available to the applicable Administrative Agent to pay fully all amounts of principal, unreimbursed LC

Disbursements, interest and fees then due hereunder, such funds received on the account of each Borrower shall be applied (i) first, towards payment of interest and fees then due hereunder by such Borrower, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder by such Borrower, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties and (iii) third, towards payment of Obligations under any Guaranty to which such Borrower is a party.
          (c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender in the applicable Class, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans (and, if applicable, participations in LC Disbursements and Swingline Loans) of other Lenders in the applicable Class to the extent necessary so that the benefit of all such payments shall be shared by the Lenders in the applicable Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans (and, if applicable, participations in LC Disbursements and Swingline Loans) in the applicable Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to a Borrower or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against any Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
          (d) Unless the applicable Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to such Administrative Agent for the account of the applicable Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the applicable Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the applicable Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the applicable Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to such Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by such Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), then the applicable Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by such Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
          SECTION 2.18 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall designate a different lending office for funding or booking its Loans hereunder or assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or Section 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
          (b) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, then the applicable Borrower may, at its sole expense and effort, upon notice to such Lender and the applicable Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Borrower shall have received the prior written consent of the applicable Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (and, if applicable, participations in LC Disbursements and Swingline Loans), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Borrower to require such assignment and delegation cease to apply.
          SECTION 2.19 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
          (a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.11(a);

          (b) the Revolving Commitment, Revolving Credit Exposure and Term Loans outstanding with respect to such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;
          (c) if any Swingline Exposure or LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender then:
     (i) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time;
     (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Parent shall within one Business Day following notice by Domestic Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) for so long as such LC Exposure is outstanding;
     (iii) if Parent cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 2.19(c), the Parent shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
     (iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.19(c), then the fees payable to the Revolving Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted in accordance with such non-Defaulting Lenders’ pro rata shares (based on their respective Revolving Commitments); and
     (v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.19(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Revolving Lender hereunder, all letter of credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated; and
          (d) so long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Parent in accordance with Section 2.19(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders that are Revolving Lenders in a manner consistent with Section 2.19(c)(i) (and Defaulting Lenders shall not participate therein).
In the event that each Administrative Agent, the Parent, the Issuing Bank and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders (other than Swingline Loans) as the Domestic Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans in accordance with its pro rata share (based on its Revolving Commitment).
          SECTION 2.20 Additional Reserve Costs.
          (a) If and so long as any Lender is required to make special deposits, to maintain reserve asset, liquidity or cash margin ratios, to pay fees or comply with other requirements (but for the avoidance of doubt excluding requirements contemplated by Section 2.14(e)) of the Bank of England, the Financial Services Authority of the United Kingdom or the European Central Bank, in each case in respect of such Lender’s Eurodollar Loans in any Alternative Currency and pursuant to such requirements, such Lender may require each applicable Borrower to pay, contemporaneously with each payment of interest on each of such Loans, additional interest on such Loan at a rate per annum equal to the Mandatory Cost calculated in accordance with Schedule 2.20 hereto.
          (b) Each Lender shall, in consultation with the applicable Borrower, take all reasonable steps as may be available to it to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to the Mandatory Cost including (but not limited to) transferring its rights and obligations under this Agreement to another Affiliate or office or offices through which it will perform its obligations under this Agreement; provided, that any such Lender will not be required to take any such action if to do so would, in the judgment of such Lender, be reasonably expected to have an adverse effect on its business, operations or financial condition, cause it to incur liabilities or obligations or reduce its return in relation to its participations in the Loans.
          (c) Each Lender shall supply the applicable Administrative Agent with any information required by the applicable Administrative Agent in order to calculate the Mandatory Cost.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
          Each Borrower represents and warrants to the Lenders that:
          SECTION 3.01 Organization; Powers. Each of the Borrowers and their respective Subsidiaries is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and, where applicable, is in good standing in, every jurisdiction where such qualification is required.
          SECTION 3.02 Authorization; Enforceability. The Transactions are within the Borrowers’ corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrowers and constitutes a legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, except for filings necessary to perfect the Liens on the Collateral granted by the Loan Parties under the Loan Documents, (b) will not violate any applicable law or regulation, (c) will not violate any charter, by-laws or other organizational documents of any of the Parent or any of its Subsidiaries or any order of any Governmental Authority, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon any of the Parent or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Parent or any of its Subsidiaries, and (e) will not result in the creation or imposition of any Lien (other than the Liens on the Collateral granted by the Loan Parties under the Loan Documents) on any asset of any of the Parent or any of its Subsidiaries, except for, in the case of clause (a), those consents, approvals, negotiations, filings, or actions, the failure of which to obtain or make could not reasonably be expected to result in a Material Adverse Effect and, in the case of clauses (b) and (d), with respect to any violation or default to the extent such violation or default could not reasonably be expected to have a Material Adverse Effect.
          SECTION 3.04 Financial Condition; No Material Adverse Change. (a) The Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended June 30, 2009, reported on by Ernst & Young LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2009, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
          (b) Since June 30, 2009, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Parent and its Subsidiaries, taken as a whole.
          SECTION 3.05 Properties. (a) Each of the Parent and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
          (b) Each of the Parent and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Parent and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrowers, threatened against or affecting the Parent or any of its Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.
          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Parent nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in a Material Adverse Effect.
          SECTION 3.07 Compliance with Laws and Agreements. Each of the Parent and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
          SECTION 3.08 Investment Company Status. None of the Loan Parties is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

          SECTION 3.09 Taxes. Each of the Parent and its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.10 ERISA. No ERISA Event or ERISA Multiemployer Plan Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events and ERISA Multiemployer Plan Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. No Plan (with respect to which the Parent or any other Borrower has any liability or reasonable expectation of liability) is in “at risk” status within the meaning of Section 430(i) of the Code or Section 303(i) of ERISA.
          SECTION 3.11 Disclosure. As of the Effective Date, each Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Borrower to any Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains, when taken as a whole, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made and when furnished, not misleading; provided that, with respect to projected financial information, each Borrower represents only that such information was prepared in good faith based upon assumptions believed by such Borrower to be reasonable at the time.
ARTICLE IV
CONDITIONS
          SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
          (a) The Administrative Agents (or their counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agents (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) from each Domestic Subsidiary, a duly executed Guaranty (Domestic Obligations), (iii) from the Parent and each Restricted Subsidiary, a duly executed Guaranty (French Obligations), (iv) the Domestic Security Documents, duly executed by each Domestic Subsidiary, the Parent and the Domestic Administrative Agent, (v) the Canadian Security Documents, duly executed by each Canadian Subsidiary, (vi) the French Security

Documents, duly executed by each French Subsidiary and the French Administrative Agent, (vii) the English Security Agreement, duly executed by the English Chargor and the French Administrative Agent, (viii) the English Share Charge, duly executed by Mirion Technologies (IST) Corporation and the French Administrative Agent, (ix) the German Security Document, duly executed by Mirion Technologies (Synodys) SA and the French Administrative Agent and (x) any promissory notes requested by a Lender pursuant to Section 2.09 payable to the order of each such requesting Lender.
          (b) The Administrative Agents shall have received a favorable written opinion (addressed to the Administrative Agents and the Lenders and dated the Effective Date) of (i) Seth Rosen, general counsel for the Parent, substantially in the form of Exhibit B-1, (ii) Davis Polk and Wardwell LLP, New York counsel for the Loan Parties, substantially in the form of Exhibit B-2, (iii) Richards, Layton and Finger, P.A., Delaware counsel for the Loan Parties, substantially in the form of Exhibit B-3, (iv) Davis Polk and Wardwell LLP, French counsel for the Loan Parties, substantially in the form of part (a) of Exhibit B-3, (v) Mayer Brown International LLP, French counsel for the Administrative Agents, substantially in the form of part (b) of Exhibit B-4, (vi) Hengeler Mueller, German counsel for the Loan Parties, substantially in the form of part (a) of Exhibit B-5, (vii) Mayer Brown LLP, German counsel for the Administrative Agents, substantially in the form of part (b) of Exhibit B-5, (viii) Mayer Brown International LLP, English counsel for the Administrative Agents, substantially in the form of Exhibit B-6 and (ix) Blake, Cassels and Graydon LLP, Canadian counsel for the Loan Parties, substantially in the form of Exhibit B-7 and in each case covering such other matters relating to the Loan Parties, this Agreement, the Transactions or the Equity Offering as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinion.
          (c) The Administrative Agents shall have received such documents, by-laws, memorandum of association, articles of association and certificates as the Administrative Agents or their counsel may reasonably request relating to the organization, existence and, where applicable, good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agents and their counsel.
          (d) The Domestic Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Parent, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.
          (e) The Administrative Agents and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by any Borrower hereunder.
          (f) The Parent shall have received gross proceeds of at least $100,000,000 from the Equity Offering.

          (g) The Lenders shall have received (i) audited consolidated financial statements of the Parent for the 2007 and 2008 fiscal years, (ii) unaudited interim consolidated financial statements of the Parent for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available.
          (h) The Administrative Agents shall have received the results of a recent lien search in each of the jurisdictions in the United States, Canada, England and France where each of the Loan Parties are incorporated or such other jurisdictions as the Administrative Agent may reasonably require, and such search shall reveal no liens on any of the assets of the Loan Parties in such jurisdictions except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation reasonably satisfactory to the Administrative Agents.
          (i) After giving effect to all Borrowings to be made on the Effective Date and the issuance of any Letters of Credit on the Effective Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties’ Indebtedness, liabilities and obligations current, there shall be Availability of at least $10,000,000.
          (j) The Domestic Administrative Agent shall have received evidence that the Loans which the Lenders have agreed to provide pursuant to this Agreement shall have received a corporate credit rating estimate from Moody’s or S&P acceptable to the Domestic Administrative Agent.
          (k) The Indebtedness described on Schedule 4.01 shall have been repaid in full with the proceeds of the Loans and the Equity Offering substantially concurrently with the initial extensions of credit to be made under this Agreement on the Effective Date.
          (l) The Administrative Agents shall have received (i) the certificates, if any, representing the Equity Interests pledged pursuant to the Collateral Documents, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agents pursuant to the Collateral Documents endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
          (m) Each document (including any Uniform Commercial Code or Personal Property Security Act financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agents to be filed, registered or recorded in order to create in favor of an Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein in accordance with the Collateral Documents, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.
The Administrative Agents shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to

Section 9.02) at or prior to the Specified Time, on April 9, 2010 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
          SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
          (a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date and in such case, such representations and warranties shall be true and correct in all material respects as of such date.
          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the applicable Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.
ARTICLE V
AFFIRMATIVE COVENANTS
          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated (or, as to any outstanding Letters of Credit, such Letters of Credit shall have been fully cash collateralized or backed by standby letters of credit reasonably acceptable to the Issuing Bank) and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:
          SECTION 5.01 Financial Statements; Ratings Change and Other Information. The Borrowers will furnish to the Administrative Agents for distribution to each Lender:
          (a) within 90 days after the end of each fiscal year of the Parent each of the following:
     (i) audited consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows of the Parent and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and
     (ii) unaudited consolidating balance sheets and related statements of operations, stockholders’ equity and cash flows for the Parent as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent on a consolidating basis in accordance with GAAP consistently applied;
          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, each of the following:
     (i) consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows of the Parent and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of balance sheets, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, and
     (ii) consolidating balance sheets and related statements of operations, stockholders’ equity and cash flows of the Parent as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of balance sheets, as of the end of) the previous fiscal year, all certified by one of the Parent’s Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent on a consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
          (c) concurrently with any delivery of financial statements under clause (a) or (b) above (and commencing with the delivery of such financial statements for the fiscal quarter of the Parent ending June 30, 2010), a certificate of a Financial Officer (a “Compliance Certificate”) of the Parent (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.12 and Section 2.10(d) and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) as soon as available, but in any event within 60 days after the end of each fiscal year of the Parent, an annual business plan and budget of such the Parent and its Subsidiaries on a consolidated basis, including forecasts prepared by management of the Parent of consolidated balance sheets and statements of income or operations and cash flows of the Parent and its Subsidiaries on a quarterly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs);
          (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default under Section 6.12 (which certificate may be limited to the extent required by accounting rules or guidelines);
          (f) promptly after the same become publicly available, copies of all periodic and other reports (other than any report on Form S-8), proxy statements and other materials filed by the Parent or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said commission, or any similar Governmental Authority in a jurisdiction other than the United States, or with any national securities exchange, or distributed by the Parent to its shareholders generally, as the case may be.
          (g) Documents required to be delivered pursuant to clauses (a), (b) and (f) above which are made available via EDGAR, or any successor system of the SEC, in the Parent’s Annual Report on Form 10-K, Form 10-Q or Form 8-K, as applicable, shall be deemed delivered to the Lenders on the date such documents are made so available; and
          (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent or any Subsidiary, or compliance with the terms of this Agreement, as any Administrative Agent or any Lender may reasonably request.
          SECTION 5.02 Notices of Material Events. The Parent will furnish to the Administrative Agents for distribution to each Lender prompt written notice of the following:
          (a) the occurrence of any Default;
          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect; and
          (c) the occurrence of any ERISA Event or ERISA Multiemployer Plan Event that, alone or together with any other ERISA Events and ERISA Multiemployer Plan Events that have occurred, could reasonably be expected to result in liability of the Parent and its Subsidiaries in an aggregate amount exceeding $2,000,000.
Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other officer of the Parent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03 Existence; Conduct of Business. Each Borrower will, and will cause each of its subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
          SECTION 5.04 Payment of Obligations. Each Borrower will, and will cause each of its subsidiaries to, pay its obligations (including Tax liabilities but other than obligations with respect to Indebtedness) that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Borrower or such subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 5.05 Maintenance of Properties; Insurance. Each Borrower will, and will cause each of its subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and (c) all insurance required pursuant to the Collateral Documents.
          SECTION 5.06 Books and Records; Inspection Rights. Each Borrower will, and will cause each of its subsidiaries to, keep proper books of record and account in which full, true and correct (in all material respects) entries are made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of its subsidiaries to, permit any representatives designated by any Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that (i) such visits by the Lenders shall be coordinated by the Administrative Agents and (ii) so long as no Event of Default shall have occurred and be continuing, each Borrower shall not be obligated to accommodate more than two such visits in any 12-month period or to reimburse the Administrative Agent or any Lender for more than one such visit in any 12-month period.
          SECTION 5.07 Compliance with Laws. Each Borrower will, and will cause each of its subsidiaries to, (a) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property and (b) promptly resolve any Environmental Liability, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only to refinance certain Indebtedness of the Borrowers and the Subsidiaries and for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the

Board, including Regulations T, U and X. In particular, no part of the proceeds of any French Term Loan will be used, directly or indirectly, by any French Borrower to finance or refinance any subscription or acquisition of its own shares to the extent that such financing or refinancing would constitute unlawful financial assistance within the meaning of article L.225-216 of the French Code de commerce.
          SECTION 5.09 Additional Guarantors. The Parent will, and will cause its Subsidiaries to, promptly inform the Administrative Agents of the creation or acquisition of any direct or indirect Subsidiary (subject to the provisions of Sections 6.03 and 6.04) and cause each direct or indirect Restricted Subsidiary not in existence on the date hereof to (i) enter, to the extent permitted under applicable law, into a Guaranty (French Obligations), (ii) in the case of any Domestic Subsidiary, enter into a Guaranty (Domestic Obligations), (iii) enter into a joinder agreement to each Collateral Document that any Administrative Agent shall reasonably request in order to secure its Obligations under any Guaranty required to be entered into in accordance with clause (i) or (ii) of this Section 5.09 and (iv) grant Liens to any Administrative Agent, for the benefit of the Administrative Agents and the Lenders, in any property of such Subsidiary which constitutes Collateral, including any parcel of real property located in the United States owned by such Subsidiary and having a fair market value in excess of $2,500,000. In connection therewith, the Parent or any applicable Subsidiary shall provide such resolutions, certificates and opinions of counsel as shall be reasonably requested by any Administrative Agent.
          SECTION 5.10 Further Assurances.
          (a) Each Loan Party will cause the issued and outstanding Equity Interests pledged pursuant to any of the Collateral Documents to be subject at all times to a first priority, perfected Lien in favor of any Administrative Agent as the Administrative Agents shall reasonably request.
          (b) Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agents such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which any Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties.
          SECTION 5.11 Pledge of Shares of German Subsidiary. By not later than the four-month anniversary of the Effective Date or such later time as the French Administrative Agent shall agree in its sole discretion, the Parent will cause to be delivered to the French Administrative Agent a pledge of all of the ownership interests in Mirion Technologies (RADOS) GmbH, a German Subsidiary of the Parent, from the Parent or Subsidiaries which hold such interests (each, a “New Pledgor”) in order to secure the Obligations of the New Pledgor under the Guaranty (French Obligations), together with joinders to the Guaranty (French

Obligations) from each New Pledgor and opinions of counsel reasonably satisfactory to the French Administrative Agent.
ARTICLE VI
NEGATIVE COVENANTS
          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated (or, as to any outstanding Letters of Credit, such Letters of Credit shall have been fully cash collateralized or backed by standby letters of credit reasonably acceptable to the Issuing Bank) and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:
          SECTION 6.01 Indebtedness. No Borrower will, nor will it permit any of its subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:
          (a) Indebtedness created under the Loan Documents;
          (b) Indebtedness existing on the date hereof or Indebtedness incurred pursuant to existing lines of credit, in each case as set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;
          (c) Indebtedness of the Parent to any Subsidiary and of any Subsidiary to the Parent or any other Subsidiary;
          (d) Guarantees by the Parent of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Parent or any other Subsidiary;
          (e) Indebtedness of the Parent or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $20,000,000 at any time outstanding;
          (f) Indebtedness of the Parent or any Subsidiary as an account party in respect of trade letters of credit;
          (g) other unsecured Indebtedness in an aggregate principal amount not exceeding $10,000,000 at any time outstanding; provided that the aggregate principal amount of Indebtedness of the Parent’s Subsidiaries permitted by this clause (g) shall not exceed $5,000,000 at any time outstanding;

          (h) obligations in respect of surety, stay, customs and appeal bonds, performance bonds and performance and completion guarantees provided by the Parent or any Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;
          (i) Indebtedness of a Person or acquired assets that is the subject of a Permitted Acquisition which Indebtedness was in existence at the time of such Permitted Acquisition and not incurred in contemplation thereof, and extensions, renewals and replacements of any such Indebtedness incurred pursuant to this clause (i) that do not increase the outstanding principal amount thereof; provided that the aggregate principal amount of Indebtedness permitted by this clause (i) shall not exceed $10,000,000 at any time outstanding;
          (j) Indebtedness incurred in a Permitted Acquisition or disposition permitted hereunder under agreements providing for indemnification, the adjustment of the purchase price earn-out or similar obligations;
          (k) Subordinated Indebtedness of the Parent in an aggregate principal amount not to exceed $50,000,000 at any time outstanding; provided, that in the case of incurrence of any such Indebtedness in an amount of $10,000,000 or more, (i) such Subordinated Indebtedness shall be on terms and conditions no more restrictive than those set forth in this Agreement, (ii) such Subordinated Indebtedness shall not provide for scheduled principal payments prior to the Maturity Date and (iii) prior to any such incurrence, the Parent shall have demonstrated compliance with Section 6.12 on a pro forma basis after giving effect to such incurrence; and
          (l) Indebtedness of Loan Parties in an aggregate principal amount not to exceed $2,000,000 at any time outstanding.
          SECTION 6.02 Liens. No Borrower will, nor will it permit any of its subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
          (a) Permitted Encumbrances;
          (b) Liens pursuant to any Loan Document;
          (c) any Lien on any property or asset of the Parent or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Parent or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
          (d) any Lien existing on any property or asset prior to the acquisition thereof by the Parent or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Parent or any Subsidiary (other than the proceeds or products thereof and after-acquired property subjected to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
          (e) Liens on fixed or capital assets acquired, constructed or improved by the Parent or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Parent or any Subsidiary, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
          (f) Liens securing Indebtedness outstanding pursuant to Section 6.01(l) or other obligations not exceeding $2,000,000 in aggregate principal amount;
          (g) any Lien arising under the general terms and conditions of banks or Sparkassen (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen) with whom any German Subsidiary maintains a banking relationship in the ordinary course of business; and
          (h) any Lien arising under any retention of title or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a German Subsidiary in the ordinary course of trading and on the supplier’s standard or usual terms.
          SECTION 6.03 Fundamental Changes and Asset Sales. (a) No Borrower will, nor will it permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Parent in a transaction in which the Parent is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets, including all or substantially all of the stock of any of its Subsidiaries, to the Parent or to another Subsidiary so long as any such assets that constitute Collateral continue to be subject to the first priority security interest of the applicable Administrative Agent, (iv) any Subsidiary may liquidate or dissolve if the Parent determines in good faith that such liquidation or dissolution is in the best interests of the Borrowers and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04, (v) the Parent or any Subsidiary may sell, transfer, lease or otherwise dispose of inventory, cash or Permitted Investments, in each case in the ordinary course of business, (vi) the Parent or any Subsidiary may sell, transfer, lease or otherwise dispose of obsolete, used, surplus, no longer used or useful or worn out property, whether now owned or hereafter acquired, (vii) the Parent or any Subsidiary may sell, transfer, lease or otherwise dispose of property to the extent that (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such disposition are promptly applied to the purchase price of such replacement property, and (viii) the Parent or any Subsidiary may sell, transfer, lease or otherwise dispose of property so long as the consideration received therefrom in cash shall not exceed $10,000,000 in the aggregate in any fiscal year of the Parent.
          (b) No Borrower will, nor will it permit any of its subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Parent and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.
          SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. No Borrower will, nor will it permit any of its subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:
          (a) Permitted Investments;
          (b) investments existing on the Effective Date and as set forth on Schedule 6.04;
          (c) investments by the Parent or any Subsidiary in the capital stock of any Subsidiary; provided that investments by a Loan Party after the Effective Date in the capital stock of Subsidiaries that are not Loan Parties (or do not become Loan Parties pursuant to Section 5.09 substantially concurrently with such investment) shall not be permitted pursuant to this clause (c);
          (d) loans or advances made by the Parent to any Subsidiary and made by any Subsidiary to the Parent or any other Subsidiary;
          (e) Guarantees constituting Indebtedness permitted by Section 6.01;
          (f) Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (each such Acquisition constituting a “Permitted Acquisition”):
     (i) as of the date of the consummation of such Acquisition, no Default shall have occurred and be continuing or would result from such Acquisition, and the representations and warranties contained in Article III shall be true both before and after giving effect to such Acquisition;
     (ii) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened by any shareholder or director of the seller or entity to be acquired;
     (iii) the business to be acquired in such Acquisition is similar or related to one or more of the lines of business in which the Parent and its Subsidiaries are engaged on the Effective Date;
     (iv) as of the date of the consummation of such Acquisition, all material approvals required in connection therewith shall have been obtained; and
     (v) cash and non-cash consideration (excluding any Equity Interests of the Parent and its Subsidiaries in an aggregate amount not to exceed $50,000,000) paid by or on behalf of the Parent and its Subsidiaries for such Acquisition shall not exceed (i) $30,000,000 if, after giving effect to such Acquisition, the Leverage Ratio would be greater than or equal to 1.75 to 1 on a pro forma basis and (ii) $100,000,000 if, after giving effect to such Acquisition, the Leverage Ratio would be less than to 1.75 to 1 on a pro forma basis;
          (g) any investments acquired in connection with Permitted Acquisitions;
          (h) any investments received in connection with a disposition of assets permitted pursuant to Section 6.03;
          (i) additional investments in an amount not to exceed $10,000,000 in the aggregate at any one time outstanding in connection with joint ventures or in non-Loan Party Subsidiaries made after the Effective Date;
          (j) guarantees from the Parent on behalf of its Subsidiaries in the ordinary course of business and in connection with customer contracts and requests; and
          (k) investments not otherwise permitted under this Section 6.04 in an amount not to exceed $10,000,000 in the aggregate outstanding at any one time.
          SECTION 6.05 Swap Agreements. No Borrower will, nor will it permit any of its subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Parent or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Parent or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Parent or any Subsidiary.
          SECTION 6.06 Restricted Payments.
          (a) No Borrower will, nor will it permit any of its subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) the Parent may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (ii) so long as no Default shall be continuing, if the Leverage Ratio was 2.00 to 1 or lower as set forth on the most recent Compliance Certificate delivered to the Administrative Agents pursuant to Section 5.01(c), the Parent may make Restricted Payments with respect to its Equity Interests (other than repurchases, redemptions or other acquisitions of equity Interests of the Parent) or with respect to its Subordinated Indebtedness in an aggregate amount not to exceed, in any fiscal year of the Parent, the sum of (A) of 10% of Net Income for the previous year and (B) Net Proceeds from the issuance of Equity Interests in the Parent during the previous fiscal year, (iii) so long as no Default shall be continuing, Parent may repurchase, redeem or otherwise acquire Equity Interests of the Parent in an amount not to exceed (A) $5,000,000 during any fiscal year and (B) $15,000,000 in the aggregate after the Effective Date, (iv) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests and (v) the Parent may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Parent and its Subsidiaries.
          (b) No Borrower will, nor will it permit any of its subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Subordinated Indebtedness, except:
     (i) payment of regularly scheduled interest as and when due in respect of any Subordinated Indebtedness, other than payments prohibited by the subordination provisions thereof;
     (ii) repayments or prepayments of Subordinated Indebtedness permitted by Section 6.06(a)(ii); and
     (iii) refinancings of Subordinated Indebtedness to the extent permitted by Section 6.01.
          SECTION 6.07 Transactions with Affiliates. No Borrower will, nor will it permit any of its subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Parent or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Parent and its wholly owned Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.06, (d) any investments permitted by Section 6.04 and (e) any transactions pursuant to the agreements listed on Schedule 6.07.
          SECTION 6.08 Restrictive Agreements. No Borrower will, nor will it permit any of its subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Parent or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Parent or any other Subsidiary or to provide Guarantees of Indebtedness of the Parent or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, by this Agreement or by any other Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to restrictions and conditions contained in agreements or instruments evidencing any Indebtedness of a Foreign Subsidiary permitted to be incurred under Section 6.01, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
          SECTION 6.09 Sale and Leaseback Transactions. No Borrower will, nor will it permit any of its subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by the Parent or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after such Parent or such Subsidiary acquires or completes the construction of such fixed or capital asset.
          SECTION 6.10 Amendment of Material Documents. No Borrower will, nor will it permit any of its subsidiaries to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness or (b) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, in either case to the extent any such amendment, modification or waiver would be adverse to the Lenders.
          SECTION 6.11 Changes in Fiscal Year. No Borrower will, nor will it permit any of its subsidiaries to, change the fiscal year of the Parent or any Subsidiary.
          SECTION 6.12 Financial Covenants.
          (a) Fixed Charge Coverage Ratio. The Borrowers will not permit the Fixed Charge Coverage Ratio, determined for any period of four consecutive fiscal quarters ending on the last day of each fiscal quarter beginning with the fiscal quarter of the Parent ending on June 30, 2010, to be less than 1.50 to 1.00.
          (b) Minimum Net Worth. The Borrowers shall maintain, at all times, Net Worth of not less than an amount equal to 80% of Effective Date Net Worth plus 50% of Net

Income earned in each full fiscal quarter ending after March 31, 2010 (with no deduction for a net loss in any such fiscal quarter).
          (c) Leverage Ratio. The Borrowers will not permit the Leverage Ratio, determined for any period of four consecutive fiscal quarters ending on any date set forth below and beginning with the fiscal quarter of the Parent ending on March 31, 2010, to be greater than the ratio set forth below opposite such period:

Period	Ratio
January 1, 2010 through December 31, 2010	2.75 to 1.00

January 1, 2011 and thereafter	2.25 to 1.00
ARTICLE VII
EVENTS OF DEFAULT
          If any of the following events (“Events of Default”) shall occur:
          (a) the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
          (b) the Borrowers shall fail to pay any interest on any Loan, any Revolving Credit Commitment Fees or any fees required to be paid pursuant to Section 2.11(b), when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
          (c) the Borrowers shall fail to pay any other fee or amount (other than an amounts referred to in clauses (a) and (b) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of ten days;
          (d) any representation or warranty made or deemed made by or on behalf of the Parent or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;
          (e) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.03 (with respect to the Borrowers’ existence) or Section 5.08 or in Article VI;

          (f) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (c) or (e) of this Article), and such failure shall continue unremedied for a period of 30 days (or ten days in the case of any such failure under Section 5.02) after notice thereof from any Administrative Agent to the Borrowers (which notice will be given at the request of any Lender);
          (g) the Parent or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
          (h) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after giving effect to any grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (h) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of property or assets securing such Indebtedness;
          (i) (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization, bankruptcy, winding-up, dissolution or other relief in respect of the Parent or any Subsidiary (other than an Immaterial Subsidiary or an Inactive Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, interim receiver, receiver and manager, liquidator, provisional liquidator, administrator, trustee, custodian, sequestrator, conservator, examiner, agent or similar official for the Parent or any Subsidiary (other than an Immaterial Subsidiary or an Inactive Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed, unstayed and undischarged for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (ii) any corporate action, legal proceedings or other procedure or step is taken in relation to:
     (A) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, examination or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) other than on a solvent basis of any French Borrower or Foreign Guarantor;
     (B) a composition, compromise or assignment with any creditor of any French Borrower or Foreign Guarantor; or
     (C) the appointment of a liquidator, receiver, administrative receiver, administrator, examiner, compulsory manager or other similar officer in respect of any French Borrower or Foreign Guarantor or any of its assets;

or any analogous procedure or step is taken with respect to any French Borrower or Foreign Guarantor or its assets in any applicable jurisdiction (provided, that the filing of any winding-up petition or any other corporate action, legal proceedings or other procedure or step which is frivolous or vexatious or is being contested in good faith and is discharged, stayed or dismissed within 21 days of commencement shall not constitute and Event of Default); or
     (iii) any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a French Borrower or Foreign Guarantor having an aggregate value of $2,000,000 and is not discharged within 45 days;
          (j) the Parent or any Subsidiary (other than an Immaterial Subsidiary or an Inactive Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, administration or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect including any proceedings described in article L.611-1 et seq. of the French Code de Commerce, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Subsidiary (other than an Immaterial Subsidiary or an Inactive Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
          (k) the Parent or any Subsidiary (other than an Immaterial Subsidiary or Inactive Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due, or the value of the assets of any French Borrower or Foreign Guarantor is less than its liabilities (taking into account contingent and prospective liabilities), or a moratorium is declared in respect of any indebtedness of any French Borrower or Foreign Guarantor (if a moratorium occurs, the ending of the moratorium will not cure any Event of Default caused by that moratorium);
          (l) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 shall be rendered against the Parent, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent or any Subsidiary to enforce any such judgment;
          (m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent and its Subsidiaries in an aggregate amount exceeding $2,000,000;
          (n) an ERISA Multiemployer Plan Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Multiemployer Plan

Events that have occurred, could reasonably be expected to result in liability of the Parent and its Subsidiaries in an aggregate amount exceeding $3,000,000; or
          (o) Change in Control shall occur;
then, and in every such event (other than an event with respect to a Borrower described in clause (i) or (j) of this Article VII), and at any time thereafter during the continuance of such event, the Administrative Agents may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.
ARTICLE VIII
THE ADMINISTRATIVE AGENT
          Each of the Lenders and the Issuing Bank hereby irrevocably appoints each Administrative Agent as its agent and authorizes each Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to such Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
          Each bank serving as an Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if it were not an Administrative Agent hereunder.
          The Administrative Agents shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the applicable Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of its Subsidiaries that is communicated to or obtained by either bank serving as Administrative Agent or any of their respective Affiliates in any capacity. Neither Administrative Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. Each Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Administrative Agent by a Borrower or a Lender, and neither Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Administrative Agent.
          Each Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          Each Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Administrative Agent. Each Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, any Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with and, provided no Event of Default has occurred and is continuing, subject to the consent of (such consent not to be unreasonably withheld), the Parent, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office (a) in the case of a successor Domestic Administrative Agent, in New York, New York and (b) in the case of a successor French Administrative Agent, in London, or an Affiliate

of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After any Administrative Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
          Each Lender acknowledges that it has, independently and without reliance upon any Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
          Each Administrative Agent, the Lenders and the Issuing Bank appoint the French Administrative Agent to act as security trustee under and in connection with the Foreign Security Documents on the terms and conditions set out in Schedule 8.
          Each Lender hereby authorizes the Administrative Agents to execute the Intercreditor Agreement.
ARTICLE IX
MISCELLANEOUS
          SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
     (i) if to any Borrower, to the Parent at 3000 Executive Parkway, San Ramon, CA, 94583, Attention of Jack Pacheco, Chief Financial Officer (Telecopy No. (925) 543-0808), with a copy to General Counsel (Telecopy No. (925) 543-0808);
     (ii) if to the Domestic Administrative Agent, the Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, Loan Operations, 1111 Fannin, 10 S. Dearborn, Floor 7, Chicago, Illinois, Attention of Latanya Driver (Telecopy No. (312) 385-7096);

     (iii) if to the French Administrative Agent, to J.P. Morgan Europe Limited, 125 London Wall, London, EC2Y 5AJ, United Kingdom, attention of Alastair A. Stevenson; and
     (iv) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Domestic Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the applicable Administrative Agent and the applicable Lender. Any Administrative Agent or the Parent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
          SECTION 9.02 Waivers; Amendments. (a) No failure or delay by any Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agents, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agents with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan pursuant to Section 2.09 or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv)

change Section 2.17 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which affect the protections to such additional extensions of credit of the type provided to the Revolving Commitments and the Term Loans on the Effective Date), or (v) change any of the provisions of this Section 9.02 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of such Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.
          SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) The Parent shall pay (i) all reasonable out of pocket expenses incurred by each Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any other Loan Document or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 9.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout or restructuring in respect of such Loans or Letters of Credit.
          (b) The Borrowers shall, severally but not jointly, indemnify each Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.
          (c) To the extent that any Borrower fails to pay any amount required to be paid by it to any Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.
          (d) To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
          (e) All amounts due under this Section shall be payable promptly after written demand therefor.
          SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agents, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (which assignees shall not be a Loan Party, any member of the Sponsor Group or any of their respective Affiliates) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

     (A) the Borrowers, provided that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;
     (B) the applicable Administrative Agent; and
     (C) the Issuing Bank, provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan.
     (ii) Assignments shall be subject to the following additional conditions:
     (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $5,000,000, in the case of a Revolving Commitment, (y) $1,000,000, in the case of a Domestic Term Loan, or (z) 1,000,000 EUR, in the case of a French Term Loan, in each case unless each of the applicable Borrower and the applicable Administrative Agent otherwise consent, provided that no such consent of any Borrower shall be required if an Event of Default has occurred and is continuing;
     (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
     (C) the parties to each assignment shall execute and deliver to the applicable Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
     (D) the assignee, if it shall not be a Lender, shall deliver to the applicable Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

     (E) the assignee shall be a Qualifying French Lender in the case of an assignment of any French Term Commitment or French Term Loans.
          For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:
     “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.
     (iv) The Domestic Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agents, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the applicable Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), the applicable Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
          (c) (i) Any Lender may, without the consent of any Borrower, any Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agents, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.
     (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant shall not be entitled to the benefits of Section 2.16 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender.
          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (e) Each Lender that sells a participation shall, acting solely for this purpose as an non-fiduciary agent of the Borrowers, maintain at one of its offices in the United States a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
          SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by any Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
          SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to any Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agents and when the Domestic Administrative Agent (or its counsel) shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or via other electronic means satisfactory to the Administrative Agent shall be effective as delivery of a manually executed counterpart of this Agreement.
          SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          SECTION 9.08 Right of Setoff. If an Event of Default under clause (a), (b), (c), (i), (j) or (k) of Article VII shall have occurred and be continuing, or if any other Event of Default shall have occurred and be continuing and the Required Lenders shall so consent, each

Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of any Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
          SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and, to the extent permitted by law, of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that, to the extent permitted by law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.
          (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
          SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
          SECTION 9.12 Confidentiality. (a) Each of the Administrative Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (vii) with the consent of any Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 9.12 or (B) becomes available to any Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than a Borrower. For the purposes of this Section 9.12, “Information” means all information received from any Borrower relating to any Borrower or its business, other than any such information that is available to any Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
          (b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING ANY BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

          (c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY BORROWER OR ANY ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENTS THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
          SECTION 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
          SECTION 9.14 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.
          SECTION 9.15 Currency of Payment. Each payment owing by any Borrower hereunder shall be made in the relevant Currency specified herein or, if not specified herein, specified in any other Loan Document executed by any Administrative Agent (the “Currency of Payment”) at the place specified herein (such requirements are of the essence of this Agreement). If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in a Currency of Payment into another Currency, the parties hereto agree that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Domestic Administrative Agent could purchase such Currency of Payment with such other currency at the Exchange Rate on the Business Day preceding that on which final judgment is given. The obligations in respect of any sum due hereunder to any Lender or any Issuing Bank shall, notwithstanding any adjudication expressed in a currency other than the Currency of Payment, be discharged only to the extent that, on the Business Day following receipt by such Lender or Issuing Bank of any sum adjudged to be so due in such other Currency, such Lender or

Issuing Bank may, in accordance with normal banking procedures, purchase the Currency of Payment with such other currency. Each Borrower agrees that, to the fullest extent permitted by law, (a) if the amount of the Currency of Payment so purchased is less than the sum originally due to such Lender or Issuing Bank in the Currency of Payment, as a separate obligation and notwithstanding the result of any such adjudication, such Borrower shall promptly pay the shortfall (in the Currency of Payment) to such Lender or Issuing Bank and (b) if the amount of the Currency of Payment so purchased exceeds the sum originally due to such Lender or Issuing Bank, such Lender or Issuing Bank shall promptly pay the excess over to such Borrower in the currency and to the extent actually received.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MIRION TECHNOLOGIES, INC.,
as the Parent

By
Name:
Title:

MIRION TECHNOLOGIES (SYNODYS) SA,
as a French Borrower

By
Name:
Title:

MIRION TECHNOLOGIES (IST FRANCE) SAS,
as a French Borrower

By
Name:
Title:

JPMORGAN CHASE BANK, individually, as Domestic Administrative Agent, as Swingline Lender, as Issuing Bank, as a Domestic Term Lender and as a Revolving Lender

By
Name:
Title:

J.P. MORGAN EUROPE LIMITED, individually, as French Administrative Agent and as a French Term Lender

By
Name:
Title:

[OTHER BANKS], as a Revolving Lender

By
Name:
Title:

[OTHER BANKS], as a Domestic Term Lender

By
Name:
Title:

[OTHER BANKS], as a French Term Lender

By
Name:
Title:

Schedule 1.01(a)
EXISTING LETTERS OF CREDIT

		Total Amount
Location	Lender	Available	Expiration date	Currency
Mirion Technologies (IST France) SAS	JPMorgan Chase Bank, N.A.	470,538	Mar-11	USD
	JPMorgan Chase Bank, N.A.	389,109	Nov-10	USD

Mirion Technologies (Conax Nuclear), Inc.	JPMorgan Chase Bank, N.A.	19,200	Sep-10	USD
	JPMorgan Chase Bank, N.A.	544,989	Oct-10	USD
	JPMorgan Chase Bank, N.A.	544,989	Oct-10	USD
	JPMorgan Chase Bank, N.A.	459,018	Dec-10	USD
	JPMorgan Chase Bank, N.A.	459,018	Dec-10	USD
	JPMorgan Chase Bank, N.A.	434,909	Feb-11	USD
	JPMorgan Chase Bank, N.A.	434,909	Feb-11	USD
	JPMorgan Chase Bank, N.A.	20,661	Jul-11	USD
	JPMorgan Chase Bank, N.A.	20,539	Jul-12	USD

Mirion Technologies (MGPI), Inc.	JPMorgan Chase Bank, N.A.	702,183	Dec-10	USD

Mirion Technologies (IST) Ltd.	JPMorgan Chase Bank, N.A.	64,520	Apr-10	USD

SCHEDULE 2.20
MANDATORY COST FORMULAE
1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the applicable Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the applicable Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the applicable Administrative Agent. This percentage will be certified by that Lender in its notice to the Applicable Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the applicable Administrative Agent as follows:
(a)	in relation to a sterling Loan:

AB + C(B − D) + E × 0.01 100 − (A + C)	percent per annum
(b)	in relation to a Loan in any currency other than sterling:

E × 0.01 300	percent per annum.
Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Applicable Rate and the Mandatory Cost and, if the Loan is bearing interest pursuant to Section 2.12, the additional rate of interest specified in such Section 2.12) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the applicable Administrative Agent on interest bearing Special Deposits.

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Applicable Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Applicable Administrative Agent pursuant to paragraph 7 and expressed in pounds per £1,000,000.
5.	For the purposes of this Schedule 2.20:
(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the Financial Services Authority Fees Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.
6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 percent will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.
7.	If requested by the applicable Administrative Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the applicable Administrative Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.
8.	Each Lender shall supply any information required by the Applicable Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its Facility Office; and

(b)	any other information that the Applicable Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the applicable Administrative Agent of any change to the information provided by it pursuant to this paragraph.
9.	The percentages of each Lender for the purpose of A and C and the rates of charge of each Reference Bank for the purpose of E shall be determined by the Applicable Administrative Agent based upon the information supplied to it pursuant to Paragraphs 7 and 8 and on the assumption that, unless a Lender notifies the applicable Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.
10.	The applicable Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to Paragraphs 3, 7 and 8 is true and correct in all respects.
11.	The applicable Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to Paragraphs 3, 7 and 8.
12.	Any determination by either Administrative Agent pursuant to this Schedule 2.20 in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties.
13.	Either Administrative Agent may from time to time, after consultation with the Parent and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule 2.20 in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties.

Schedule 3.06
DISCLOSED MATTERS
Actions, suits and proceedings
     1. None.
Environmental matters
     1. None.

Schedule 4.01
INDEBTEDNESS TO BE REPAID
1.	Note and Equity Purchase Agreement dated September 30, 2003, as amended, by and among Mirion Technologies (GDS), Inc. (formerly known as Global Dosimetry Solutions, Inc.), American Capital Financial Services, Inc. and the purchasers party thereto

2.	Note and Equity Purchase Agreement dated May 24, 2004, as amended, by and among IST Acquisitions, LLC (formerly known as IST Acquisitions, Inc.), Mirion Technologies (IST) Corporation (formerly known as Imaging and Sensing Technology Corporation) and certain of its subsidiaries, American Capital Financial Services, Inc. and the purchasers party thereto

3.	Note and Equity Purchase Agreement dated June 23, 2004, as amended, by and among Mirion Technologies (MGPI), Inc. (formerly known as MGP Instruments, Inc.), Dosimetry Acquisitions (U.S.), LLC (formerly known as Dosimetry Acquisitions (U.S.), Inc.), American Capital Financial Services, Inc. and the purchasers party thereto

4.	Shareholder Loan Agreement dated September 23, 2005, as amended, by and between American Capital Strategies, Ltd. and Dosimetry Acquisitions (France) SAS.

5.	Continuing Agreement for Commercial & Standby Letters of Credit dated June 19, 2006, between JPMorgan Chase Bank and Mirion Technologies (IST) Corporation (formerly known as Imaging and Sensing Technology Corporation).

Schedule 6.04
EXISTING INVESTMENTS
1.	Mirion Technologies (IST) Ltd., a Subsidiary, is a shareholder, holding 12 “A” Shares, of Resolve Optics Ltd., a Company incorporated in England.

2.	Mirion Technologies (Conax Nuclear), Inc., a Subsidiary, is a shareholder, holding 14,757 shares of Common Stock of ARS Enterprises, a California corporation.

Schedule 6.07
TRANSACTIONS WITH AFFILIATES
1.	The Parent and certain of its Subsidiaries are parties to various agreements for Indebtedness with American Capital Ltd. and certain of its Affiliates, which are to be repaid in full in connection with this Agreement.

2.	The Parent is a party to an investment banking services agreement entered into in December 2005, with American Capital Financial Services Ltd., which is expected to be terminated in connection with this Agreement.

3.	The Parent is party to a letter agreement entered into March 18, 2010, with each holder of its convertible preferred stock, under which in lieu of dividends otherwise payable in the form of additional shares of convertible preferred stock, for the period from March 1, 2010 through the Effective Date, the Parent will pay cash dividends on shares of its outstanding preferred stock at a rate equal to the number of shares of common stock such holders would have received upon conversion of the preferred stock such holders would have received in dividends during that period multiplied by the initial public offering price of the Equity Offering.

4.	The Parent will be party to that certain registration rights agreement expected to be entered into upon the consummation of the Equity Offering, with American Capital Ltd. and certain of its Affiliates, Thomas D. Logan, W. Antony Besso and certain other stockholders, under which these stockholders may require the Parent to register their shares of common stock under the securities laws for sale.

5.	The Parent will be party to certain indemnification agreements expected to be entered into upon the consummation of the Equity Offering, with certain designees of American Capital Ltd., pursuant to which the Parent will indemnify its directors and its executive officers in certain circumstances, and hold them harmless against any expenses and liabilities incurred in the performance of their duties to the Company.

6.	The Parent will adopt certain bylaws prior to the consummation of the Equity Offering that will provide American Capital Ltd. with the right to designate up to three members of the Parent’s seven member board of directors as well as certain other related rights.

7.	Thomas D. Logan is party to a call option agreement entered into April 19, 2004, as modified, with American Capital Ltd. and certain of its Affiliates.

Schedule 6.08
EXISTING RESTRICTIONS
1.	Please refer to Schedule 6.01 for a listing of all Indebtedness.
2.	Mirion Technologies (IST) Ltd., a Subsidiary, has entered into a Deed as security over a deposit account with HSBC Bank Plc., dated as of November 4, 2009.
3.	Mirion Technologies (MGPI) SA, a Subsidiary, is a party to a Loan Agreement entered into on October 26, 2005, as amended, with Lyonnaise de Banque, in connection with financing construction of portion of the Company’s facilities located in Lamanon, France, under which the Subsidiary pledged certain of its real property assets as security.
4.	Mirion Technologies (MGPI) SA, a Subsidiary, is a party to a Loan Agreement entered into on March 30, 2010, with Crédit Lyonnais and La Banque Palatine, in connection with the expansion of the Company’s facilities located in Lamanon, France, under which the Subsidiary will pledge certain of its real property assets as security.

SCHEDULE 8
FRENCH ADMINISTRATIVE AGENT SECURITY TRUST AND AGENCY PROVISIONS
1.	DEFINITIONS AND INTERPRETATIONS

1.1	Terms defined in the Credit Agreement

Terms defined in the Credit Agreement but not in this Schedule shall have the same meanings in this Schedule as in the Credit Agreement.

1.2	Definitions

In addition, in this Schedule:

“Administrator” means any administrator appointed to manage the affairs, business and assets of any Loan Party under the Collateral Documents.

“Finance Party” means, individually and collectively, each Lender, each Issuing Bank and each Administrative Agent.

“Losses” means losses (including loss of profit), claims, demands, actions, proceedings, damages and other payments, costs, expenses and other liabilities of any kind.

“Receiver” means any receiver, receiver and manager, administrator or administrative receiver appointed by the French Administrative Agent over all or any of the Collateral under the Collateral Documents whether solely, jointly, severally or jointly and severally with any other person and includes any substitute for any of them appointed from time to time.

“VAT” means value added tax as provided for in the VATA 1994 or any similar or substitute tax.

“VATA 1994” means The Value Added Tax Act 1994.

2.	SECURITY TRUSTEE/AGENT PROVISIONS

2.1	Appointment of the French Administrative Agent
(a)	Each of the Finance Parties irrevocably appoints the French Administrative Agent to act as its trustee in connection with the English Security Documents and the Canadian Security Documents.

(b)	Each of the Finance Parties irrevocably appoints the French Administrative Agent to act as its agent in connection with the French Security Documents in accordance with Article 2328-1 of the French Civil Code and the German Security Document.

(c)	Each of the Finance Parties authorises the French Administrative Agent to exercise the rights, powers, authorities and discretions specifically given to the French Administrative Agent under or in connection with the Loan Documents together with any other incidental rights, powers, authorities and discretions.

2.2	Role of the French Administrative Agent
(a)	The French Administrative Agent shall hold the benefit of the English Security Documents on trust for the Finance Parties. The French Administrative Agent shall be the beneficiary of the French Security Documents, the Canadian Security Documents and the German Security Document on behalf and in the name of the Finance Parties.

(b)	If the French Administrative Agent receives notice from a party referring to a Loan Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(c)	The French Administrative Agent does not have any duties except those expressly set out in the Loan Documents. In particular, the French Administrative Agent shall not be subject to the duty of care imposed on trustees by the Trustee Act 2000 and shall not be an agent or trustee of any Loan Parties or any person under or in connection with the Loan Documents.

(d)	Where a sum is to be paid to the French Administrative Agent under the Collateral Documents or the Loan Documents for another Party, the French Administrative Agent is not obliged to pay such sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(e)	If the French Administrative Agent pays an amount to another Party and it proves to be the case that it had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid shall on demand refund the same to the French Administrative Agent together with interest on that amount from the date of payment to the date of receipt by the French Administrative Agent, calculated by it to reflect its cost of funds.
2.3	No fiduciary duties
(a)	Except as provided in Paragraph 2.1, nothing in this Agreement constitutes the French Administrative Agent as a trustee or fiduciary of any other person.

(b)	The French Administrative Agent shall not be bound to account to any other Finance Party for any sum or the profit element of any sum received by it for its own account.
2.4	Business with Loan Parties

The French Administrative Agent may accept deposits from, lend money to, invest in and generally engage in any kind of banking or other business with any Loan Parties and any Affiliate of any Loan Parties.

2.5	Discretion of the French Administrative Agent
(a)	The French Administrative Agent may rely on:
(i)	any representation, notice, document or other communication believed by it to be genuine, correct and appropriately authorized; and

(ii)	any statement made by a director, authorized signatory or employee of any person regarding any matters which may reasonably be assumed to be within his or her knowledge or within his or her power to verify.

(b)	The French Administrative Agent may assume that:
(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Article VII of the Credit Agreement); and

(ii)	any right, power, authority or discretion vested in any other Finance Party has not been exercised.
(c)	Notwithstanding that the French Administrative Agent and one or more of the other Finance Parties may from time to time be the same entity, that entity has entered into the Loan Documents in those separate capacities. However, where the Loan Documents provide for the French Administrative Agent and the other Finance Parties to provide instructions to or otherwise communicate with one or more of the others of them, then for so long as they are the same entity it will not be necessary for there to be any formal instructions or other communication, notwithstanding that the Loan Documents provide in certain cases for the same to be in writing.

(d)	The French Administrative Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(e)	The French Administrative Agent may act in relation to the Loan Documents through its personnel and agents.

(f)	Except as otherwise expressly provided in the Loan Documents, the French Administrative Agent shall be and is hereby authorised to assume without enquiry, in the absence of actual notice to the contrary, that each Loan Party and the other parties to any of the Loan Documents (other than the French Administrative Agent) is duly performing and observing all the covenants and provisions contained in or arising pursuant to the Loan Documents relating to it and on its part to be performed and observed.

(g)	Notwithstanding any other provision of any Loan Document to the contrary, the French Administrative Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
2.6	Required Lenders instructions
(a)	Unless a contrary indication appears in a Loan Document:
(i)	the French Administrative Agent shall act in accordance with any instructions given to it by the Required Lenders (or, if so instructed by the Required Lenders or in the absence of an instruction from them, refrain from acting or exercising any power, authority, discretion or other right vested in it as French Administrative Agent); and

(ii)	the French Administrative Agent shall not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Required Lenders; and

(iii)	any instructions given by the Required Lenders will be binding on all the Lenders.
(b)	The French Administrative Agent may refrain:

(i)	from acting (in accordance with the instructions of the Required Lenders (or, if appropriate, the Lenders) or otherwise) until it has received such security and/or indemnity as it may require for any Losses (including any associated irrevocable VAT) which it may incur in complying with the instructions; and

(ii)	from doing anything which may in its opinion be a breach of any law or duty of confidentiality or be otherwise actionable at the suit of any person.
(c)	In the absence of instructions from the Required Lenders (or, if appropriate, the Lenders), the French Administrative Agent may act (or refrain from taking action) as it considers to be in the best interest of the Required Lenders.

(d)	The French Administrative Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Loan Document.
2.7	Responsibility for documentation

The French Administrative Agent is not responsible for:
(a)	the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Finance Party, any Loan Parties or any other person given in or in connection with any Loan Document; or

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Loan Document or any other agreement, arrangement or other document entered into, made or executed in anticipation of or in connection with any Loan Document.
2.8	Exclusion of liability
(a)	Without limiting Paragraph 2.8(b), the French Administrative Agent will not be liable for any action taken by it under or in connection with any Loan Document, unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party may take any proceedings against any officer, employee or agent of the French Administrative Agent in respect of any claim it might have against the French Administrative Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Loan Document. Any officer, employee or agent of the French Administrative Agent may rely on this Paragraph 2.8(b).

(c)	The French Administrative Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Loan Documents to be paid by the French Administrative Agent if the French Administrative Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the French Administrative Agent for that purpose.

(d)	The French Administrative Agent shall not be under any obligation to insure any of the Collateral or any certificate, note, bond or other evidence in respect of any of them or to require any other person to maintain that insurance and shall not be responsible for any Losses which may be suffered as a result of the lack or inadequacy of that insurance.

(e)	The French Administrative Agent shall not be responsible for any Losses occasioned to the Collateral, however caused, by any Loan Parties or any other person by any act or omission on the part of any person (including any bank, broker, depository, warehouseman or other intermediary or any clearing system or the operator of it), or otherwise, unless those Losses are occasioned by the French Administrative Agent’s own gross negligence or wilful misconduct. In particular the French Administrative Agent shall be not responsible for any Losses which may be suffered as a result of any assets comprised in the Collateral, or any deeds or documents of title to them, being uninsured or inadequately insured or being held by it or by or to the order of any custodian or by clearing organisations or their operators or by any person on behalf of the French Administrative Agent.

(f)	The French Administrative Agent shall have no responsibility to any Loan Parties as regards any deficiency which might arise because such Loan Parties are subject to any tax in respect of the Collateral or any income or any proceeds from or of them.

(g)	The French Administrative Agent shall not be liable for any failure, omission or defect in giving notice of, registering or filing, or procuring registration or filing of, or otherwise protecting or perfecting, the security constituted over the Collateral.
2.9	Lenders’ Indemnity to the French Administrative Agent
(a)	Each Lender shall (in proportion to its share of the Commitments[1] or, if the Commitments are then zero, to its share of the Commitments immediately prior to their reduction to zero) indemnify the French Administrative Agent, within three Business Days of demand, against any Losses sustained or incurred by the French Administrative Agent (otherwise than by reason of the French Administrative Agent’s gross negligence or wilful misconduct) in acting as the French Administrative Agent under the Loan Documents (unless the French Administrative Agent has been reimbursed by the Loan Parties pursuant to a Loan Document.

(b)	The French Administrative Agent may, in priority to any payment to the Lenders, indemnify itself out of the Collateral in respect of, and pay and retain, all sums necessary to give effect to this indemnity and to all other indemnities given to it in the other Loan Documents in its capacity as French Administrative Agent. The French Administrative Agent shall have a Lien on the security constituted over the Collateral and the proceeds of enforcement of any Collateral Documents for all such sums.
2.10	Resignation
(a)	The French Administrative Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom and/or in France as successor by giving notice to the other parties.

(b)	Alternatively the French Administrative Agent may resign by giving notice to the other parties, in which case the Required Lenders (after consultation with the Borrowers) may appoint a successor French Administrative Agent.

(c)	If the Required Lenders have not appointed a successor French Administrative Agent in accordance with Paragraph 2.11(b) within 30 days after notice of resignation was given, the French Administrative Agent may appoint a successor French

[1]	This is meant to capture total commitments under the Credit Agreement.

Administrative Agent (acting through an office in the United Kingdom and/or in France).

(d)	The retiring French Administrative Agent shall, at its own cost, make available to the successor French Administrative Agent any documents and records and provide any assistance which the successor French Administrative Agent may reasonably request for the purposes of performing its functions as French Administrative Agent under the Loan Documents.

(e)	A notice of resignation from the French Administrative Agent shall only take effect upon the appointment of a successor.

(f)	Upon the appointment of a successor, the retiring French Administrative Agent shall be discharged from any further obligation in respect of the Loan Documents but shall remain entitled to the benefit of this Paragraph 2. Its successor and each of the other parties shall have the same rights and obligations amongst themselves as they would have had if the successor had been an original party.

(g)	After consultation with the Borrowers, the Required Lenders may, by notice to the French Administrative Agent, require it to resign in accordance with Paragraph 2.11(b). In this event, the French Administrative Agent shall resign in accordance with Paragraph 2.11(b).
2.11	Additional French Administrative Agent

The French Administrative Agent may at any time appoint (and subsequently remove) any person to act as a separate agent, security trustee or as a co-trustee jointly with it (any such person, an “Additional French Administrative Agent”):
(a)	if it is necessary in performing its duties and if the French Administrative Agent considers that appointment to be in the interest of the Finance Parties; or

(b)	for the purposes of complying with or confirming to any legal requirements, restrictions or conditions which the French Administrative Agent deems to be relevant; or

(c)	for the purposes of obtaining or enforcing any judgment or decree in any jurisdiction,

and the French Administrative Agent will give notice to the other Parties of any such appointment.
2.12	Confidentiality
(a)	In acting as security trustee or agent, as the case may be, for the Finance Parties, the French Administrative Agent shall be regarded as acting through its syndication or agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the French Administrative Agent, it may be treated as confidential to that division or department and the French Administrative Agent shall not be deemed to have notice of it.

(c)	Notwithstanding any other provision of any Loan Document to the contrary, the French Administrative Agent is not obliged to disclose to any other person:

(i)	any confidential information; or

(ii)	any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.
2.13	Relationship with the Lenders

The French Administrative Agent may treat each Lender as a Lender, entitled to payments under the Collateral Documents and acting through its Facility Office unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of the relevant Collateral Document.

2.14	Credit Appraisal by the Lenders

Without affecting the responsibility of each Loan Party for information supplied by it or on its behalf in connection with any Loan Document, each Lender confirms to the French Administrative Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Loan Document, including:
(a)	the financial condition, status and nature of each Loan Party;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;

(c)	whether that Lender has recourse, and the nature and extent of that recourse, against any party or any of its respective assets under or in connection with any Loan Document, the transactions contemplated by the Loan Documents or any other agreement, arrangement or other document entered into, made or executed in anticipation of, under or in connection with any Loan Document; and

(d)	the adequacy, accuracy and/or completeness of any information provided by the French Administrative Agent, any other party or any other person under or in connection with any Loan Document, the transactions contemplated by the Loan Documents or any other agreement, arrangement or other document entered into, made or executed in anticipation of, under or in connection with any Loan Document.
2.15	Management time

Any amount payable to the French Administrative Agent by way of fees or indemnity under this Credit Agreement shall include the cost of utilising the French Administrative Agent’s management time or other resources (which will be calculated on the basis of such reasonable daily or hourly rates as the French Administrative Agent may notify to the Parent).

2.16	Security Documents
(a)	The French Administrative Agent shall accept without investigation, requisition or objection whatever title any person may have to the assets which are subject to the Collateral Documents and shall not:
(i)	be bound or concerned to examine or enquire into the title of any person; or

(ii)	be liable for any defect or failure in the title of any person, whether that defect or failure was known to the French Administrative Agent or might have been discovered upon examination or enquiry and whether it is capable of remedy or not.
(b)	Upon the appointment of any successor French Administrative Agent under Article VIII of the Credit Agreement, the resigning French Administrative Agent shall execute and deliver any documents and do any other acts and things which may be necessary to vest in the successor French Administrative Agent all the rights vested in the resigning French Administrative Agent under the Collateral Documents.

(c)	Each of the other Finance Parties:
(i)	authorises the French Administrative Agent to hold each mortgage or charge or security interest created pursuant to any Loan Document in its sole name as security trustee or agent, as the case may be, for the Finance Parties; and

(ii)	requests the UK Land Registry to register the French Administrative Agent as the sole proprietor of any mortgage or charge so created.
2.17	Distribution of proceeds of enforcement
(a)	To the extent that the Collateral Documents provide for the net proceeds of any enforcement to be applied against the Obligations, the French Administrative Agent shall apply them in payment of any amounts due but unpaid under the Loan Documents, if applicable in the order set out in Section 2.17(b) of the Credit Agreement. This shall override any appropriation made by any Loan Parties.

(b)	The French Administrative Agent may, at its discretion, accumulate proceeds of enforcement in an interest bearing account in its own name.
2.18	No obligation to remain in possession

If the French Administrative Agent, any Receiver or any delegate takes possession of all or any of the Collateral, it may from time to time in its absolute discretion relinquish such possession.

2.19	French Administrative Agent’s obligation to account

The French Administrative Agent shall not in any circumstances (either by reason of taking possession of the Collateral or for any other reason and whether as mortgagee in possession or on any other basis):
(a)	be liable to account to any Loan Parties or any other person for anything except the French Administrative Agent’s own actual receipts which have not been distributed or paid to the relevant Loan Party or the persons entitled or at the time of payment believed by the French Administrative Agent to be entitled to them; or

(b)	be liable to any Loan Parties or any other person for any principal, interest or Losses from or connected with any realisation by the French Administrative Agent of the Collateral or from any act, default, omission or misconduct of the French Administrative Agent, its officers, employees or agents in relation to the Collateral or from any exercise or non-exercise by the French Administrative Agent of any right exercisable by it under the French Security Documents, the English Security Documents, the Canadian Security Documents or the German Security Document

unless they shall be caused by the French Administrative Agent’s own gross negligence or wilful misconduct.
2.20	Receiver’s and delegate’s obligation to account

All the provisions of Paragraph 2.18 above shall apply in respect of the liability of any Receiver or Administrator or delegate in all respects as though every reference in Paragraph 2.14 to the French Administrative Agent were instead a reference to the Receiver or, as the case may be, Administrator or delegate.

EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the applicable Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
Assignor:
&
Assignee:
&
[and is a [Lender][Approved Fund][Affiliate of identify Lender]]1
Borrowers: Mirion Technologies, Inc. (the “Parent”), as borrower of Revolving Loans and Domestic Term Loans and Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS (together, the “French Borrowers”), as borrowers of French Term Loans
Administrative Agents: JPMorgan Chase Bank, N.A., as the domestic administrative agent (the “Domestic Administrative Agent”) and J.P. Morgan Europe Limited, as the French

[1]	Select as applicable

administrative agent (the “French Administrative Agent”, and together with the Domestic Administrative Agent, the “Administrative Agents”) under the Credit Agreement
Credit Agreement: The Credit Agreement dated as of March ___, 2010 among the Borrowers, the Lenders parties thereto and the Administrative Agents
Assigned Interest

	Aggregate Amount of	Amount of
	Commitment/Loans for all	Commitment/Loans	Percentage Assigned of
Facility Assigned	Lenders	Assigned	Commitment/Loans
Revolving Commitment	$	$	%
Domestic Term Loans	$	$	%
French Term Loans	EUR	EUR	%
Effective Date: ___, 20     [TO BE INSERTED BY APPLICABLE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

Consented to and Accepted:
[JPMORGAN CHASE BANK, N.A.,
as Domestic Administrative Agent [and
as the Issuing Bank]2
By
Title: ]3
[J.P. MORGAN EUROPE LIMITED,
as French Administrative Agent
By
Title: ]4
[Consented to:
MIRION TECHNOLOGIES, INC.
By
Title:
MIRION TECHNOLOGIES (SYNODYS) SA
By
Title:
MIRION TECHNOLOGIES (IST FRANCE) SAS
By
Title: ]5

[2]	Include only for assignments of Revolving Commitments

[3]	Include only for assignments of Revolving Commitments or Domestic Term Loans.

[4]	Include only for assignments of French Term Loans.

[5]	Not included for assignments to any Lender, any Affiliate of any Lender any Approved Fund or for any assignment during the continuance of an Event of Default.

CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
     (a) Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
     (b) Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on either Administrative Agent or any other Lender, (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (vi) in the case of an Assignee with respect to a French Term Commitment or any French Term Loans, it is a Qualifying French Lender; and (b) agrees that (i) it will, independently and without reliance on either Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     (c) Payments. From and after the Effective Date, the applicable Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
     (d) General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the internal law of the State of New York.

EXHIBIT C-1
GUARANTY (DOMESTIC OBLIGATIONS)
     This GUARANTY (DOMESTIC OBLIGATIONS), dated as of [ ], 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”), is made by each Domestic Subsidiary of Mirion Technologies, Inc., a Delaware corporation (the “Parent”) from time to time a party hereto (each individually, a “Guarantor” and, collectively, the “Guarantors”), in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, in its capacity as the domestic administrative agent (together with its successor(s) thereto in such capacity, the “Domestic Administrative Agent”) for each of the Secured Parties (as defined below).
WITNESSETH:
     WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Parent, Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS (together, the “French Borrowers”; and, collectively with the Parent the “Borrowers”), the various financial institutions and other Persons from time to time party thereto (the “Lenders”), the Domestic Administrative Agent and J.P. Morgan Europe Limited, as French Administrative Agent, the Lenders have agreed to make French Term Loans to the French Borrowers and to make Revolving Loans and Domestic Term Loans to the Parent;
     WHEREAS, as a condition precedent to the making of the Loans under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty; and
     WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Loans to the Parent, each Guarantor jointly and severally agrees, for the benefit of each of the Domestic Administrative Agent, each Domestic Term Lender and each Revolving Lender (collectively, the “Secured Parties”), as follows:
ARTICLE I
GUARANTY PROVISIONS
     SECTION 1.1. Guaranty. Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably
     (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations (as defined in the Credit Agreement) of the Parent under the Loan Documents now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in clause (i) or (j) of Article VII of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, reimbursement obligations with respect to letters of credit or otherwise, reasonable out-of-pocket expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)) (collectively, the “Guaranteed Obligations”); and
     (b) indemnifies and holds harmless each Secured Party for any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by such Secured Party in enforcing any rights under this Guaranty; provided that such indemnity shall not, as to any Secured Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or wilful misconduct of such Secured Party, (collectively, the “Indemnified Obligations”; and, collectively with the Guaranteed Obligations, the “Obligations”);
provided that each Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that, to the extent permitted by applicable law, it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Loan Party or any other Person before or as a condition to the obligations of such Guarantor hereunder.
     SECTION 1.2. Payments Set Aside. To the extent that any payment by or on behalf of any Guarantor is made to the Domestic Administrative Agent or any Lender, or the Domestic Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Domestic Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
     SECTION 1.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and, to the extent permitted by applicable law, shall remain in full force and effect until the date (the “Termination Date”) on which all Obligations (other than contingent indemnity and reimbursement obligations) have been paid in full in cash, and all Revolving Commitments shall have expired or been terminated. Each Guarantor jointly and severally guarantees that the Obligations will, to the extent permitted by applicable law, be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with

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respect thereto. The liability of each Guarantor under this Guaranty shall, to the extent permitted by applicable law, be joint and several, absolute, unconditional and irrevocable irrespective of:
     (a) any lack of validity, legality or enforceability of any Loan Document;
     (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any Guarantor) of, or collateral securing, any Obligations;
     (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;
     (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;
     (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;
     (f) any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor (including a Guarantor hereunder) of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release of or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or
     (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any guarantor.
     SECTION 1.4. Setoff. If an Event of Default under clause (a), (b), (c), (i), (j) or (k) of Article VII of the Credit Agreement shall have occurred and be continuing, or if any other Event of Default shall have occurred and be continuing and the Required Lenders shall so consent, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of any Guarantor now or hereafter existing under this Guaranty held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Guaranty and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

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     SECTION 1.5. Waiver, etc. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice not provided for herein with respect to any of the Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be. Each Guarantor waives any rights and defenses that are or may become available to such Guarantor by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California Law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or the Obligations.
     SECTION 1.6. Postponement of Subrogation, etc. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty or any other Loan Document to which it is a party, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made, under any Loan Document or otherwise, until following the Termination Date. Any amount paid to any Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Domestic Administrative Agent for the benefit of the Secured Parties in the exact form received by such Guarantor (duly endorsed in favor of the Domestic Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 1.7; provided that if any Guarantor has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at such Guarantor’s request, the Domestic Administrative Agent (on behalf of the Secured Parties) will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, each Guarantor shall refrain from taking any action or commencing any proceeding against any Loan Party (or any of their respective successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party.
     SECTION 1.7. Payments; Application. Each Guarantor hereby agrees with each Secured Party as follows:
     (a) Each Guarantor agrees that all payments made by such Guarantor hereunder will be made in the applicable Currency to the Domestic Administrative Agent, without setoff, counterclaim or other defense and in accordance with Section 2.17 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of Section 2.17 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided that references to any

4

“Borrower” in such Sections shall be deemed to be references to each Guarantor, and references to “this Agreement” or “hereunder” in such Sections shall be deemed to be references to this Guaranty.
     (b) All payments made hereunder shall be applied upon receipt to the Secured Obligations as set forth in the Credit Agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
     SECTION 2.1. Representations. In order to induce the Secured Parties to enter into the Credit Agreement and make Loans thereunder, each Guarantor represents and warrants to each Secured Party as set forth below.
     (a) Organization; Powers. Each Guarantor is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and, where applicable, is in good standing in, every jurisdiction where such qualification is required.
     (b) Authorization; Enforceability. The Guaranty is within each Guarantor’s corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action. This Guaranty has been duly executed and delivered by each Guarantor and constitutes a legal, valid and binding obligation of each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     (c) Governmental Approvals; No Conflicts. The Guaranty (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation, (c) will not violate any charter, by-laws or other organizational documents of any Guarantor or any order of any Governmental Authority, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by the Guarantor, and (e) will not result in the creation or imposition of any Lien (other than the Liens on the Collateral granted by the Loan Parties under the Loan Documents) on any asset of any of the Parent or any of its Subsidiaries, except for, in the case of clause (a), those consents, approvals, negotiations, filings, or actions, the failure of which to obtain or make could not reasonably be expected to result in a Material Adverse Effect and, in the case of clauses (b) and (d), with respect to any violation or default to the extent such violation or default could not reasonably be expected to have a Material Adverse Effect.

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     (d) Each Guarantor has knowledge of each other Loan Party’s financial condition and affairs and has adequate means to obtain from the Parent and each such Loan Party on an ongoing basis information relating thereto and to such Loan Party’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any Loan Party for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any Loan Party that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Obligations.
     (e) It is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will, as a result of being a Subsidiary of the Parent, derive substantial direct and indirect benefits from the Loans made from time to time to the Parent by the Lenders pursuant to the Credit Agreement, and each Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make Loans to the Borrower.
ARTICLE III
MISCELLANEOUS PROVISIONS
     SECTION 3.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof. To the extent of any conflict between the terms contained in this Guaranty and the terms contained in the Credit Agreement, the terms of the Credit Agreement shall control.
     SECTION 3.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall remain in full force and effect until the Termination Date has occurred, except as to any Guarantor released pursuant to Section 3.6 of this Guaranty. This Guaranty shall be jointly and severally binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Guarantor may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders, in the case of an assignment by all or substantially all of the Guarantors, and in all other cases, the Required Lenders.
     SECTION 3.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Domestic Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 9.02 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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     SECTION 3.4. Notices. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (in the case of any Guarantor, in care of the Parent) specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt.
     SECTION 3.5. Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Guarantor” hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a “Guarantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
     SECTION 3.6. Termination of Agreement; Release of Guarantor.
     (a) Upon the occurrence of the Termination Date, this Guaranty and all obligations of each Guarantor hereunder shall terminate automatically, without delivery of any instrument or performance of any act by any party.
     (b) A Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Domestic Subsidiary. The Domestic Administrative Agent shall use commercially reasonable efforts to execute and deliver, at the Parent’s expense, such documents as the Parent or any such Guarantor may reasonably request to evidence the release of the guarantee of such Guarantor provided herein.
     (c) In addition to any release permitted by subsection (a) or (b), the Domestic Administrative Agent may release any Guarantor from its obligations under this Guaranty with the prior written consent of the Required Lenders; provided that any release of all or substantially all Guarantors shall require the consent of all the Lenders.
     SECTION 3.7. No Waiver; Remedies. In addition to, and not in limitation of, Section 1.3 and 1.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 3.8. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.
     SECTION 3.9. Severability. Any provision of this Guaranty held to be illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such

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invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     SECTION 3.10. Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND, TO THE EXTENT PERMITTED BY LAW, OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES, TO THE EXTENT PERMITTED BY LAW, THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01 OF THE CREDIT AGREEMENT.

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     SECTION 3.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 3.12. Indemnity. Each Guarantor shall indemnify each Secured Party, and each Related Party of any of the Secured Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty, any Collateral Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Guaranteed Obligation or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any such Guarantor, or any Environmental Liability related in any way to any such Guarantor, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.
     SECTION 3.13. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     SECTION 3.14. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one Currency into another Currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Domestic Administrative Agent could purchase the first Currency with such other Currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to the Domestic Administrative Agent or the Lenders hereunder or the other Loan Documents shall, notwithstanding any judgment in a

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Currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Guaranty (the “Agreement Currency”), to the extent permitted by law, be discharged only to the extent that on the Business Day following receipt by the Domestic Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Domestic Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Domestic Administrative Agent from any Guarantor in the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, and, to the extent permitted by law, to indemnify the Domestic Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Domestic Administrative Agent in such Currency, the Domestic Administrative Agent agrees to return the amount of any excess to such Guarantor (or to any other Person who may be entitled thereto under applicable law).
     SECTION 3.15. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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     IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and delivered by their respective authorized officers as of the date first above written.

MIRION TECHNOLOGIES (GDS), INC., a Delaware corporation
By:
Title:

MIRION TECHNOLOGIES (MGPI), INC., a Delaware corporation
By:
Title:

DOSIMETRY ACQUISITIONS (U.S.) LLC, a Delaware limited liability company
By:
Title:

IST ACQUISITIONS, LLC, a Delaware limited liability company
By:
Title:

MIRION TECHNOLOGIES (IST) CORPORATION, a New York corporation
By:
Title:

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MIRION TECHNOLOGIES (CONAX NUCLEAR), INC., a New York corporation
By:
Title:

ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:
JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION,
     as Domestic Administrative Agent

By:
Title:

12

ANNEX I to
the Guaranty
     THIS SUPPLEMENT, dated as of [ ] (this “Supplement”), is to the Guaranty (Domestic Obligations), dated as of [ ], 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), among the Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in the Guaranty) from time to time party thereto, in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as domestic administrative agent (together with its successor(s) thereto in such capacity, the “Domestic Administrative Agent”) for each of the Secured Parties.
WITNESSETH:
     WHEREAS, pursuant to the provisions of Section 5.09 of the Credit Agreement and Section 3.5 of the Guaranty, each of the undersigned is becoming a Guarantor under the Guaranty; and
     WHEREAS, each of the undersigned desires to become a “Guarantor” under the Guaranty in order to induce the Secured Parties to continue to make Revolving Loans under the Credit Agreement;
     NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), each of the undersigned agrees, for the benefit of each Secured Party, as follows.
     SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below, each of the undersigned hereby irrevocably agrees to become a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof. In furtherance of the foregoing, each reference to a “Guarantor” and/or “Guarantors” in the Guaranty shall be deemed to include each of the undersigned.
     SECTION 2. Waiver, etc. Each of the undersigned hereby waives promptness, diligence, notice of acceptance and any other notice not provided herein with respect to any of the Obligations, this Supplement and the Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other Guarantor) or entity or any collateral securing the Obligations, as the case may be.
     SECTION 4. Representations. Each of the undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.

     SECTION 5. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.
     SECTION 6. Severability. Any provision of this Supplement held to be illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     SECTION 7. Indemnity; Fees and Expenses, etc. Without limiting the provisions of any other Loan Document, each of the undersigned agrees to reimburse the Domestic Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Supplement, including reasonable attorney’s fees and expenses of the Domestic Administrative Agent’s counsel.
     SECTION 8. Governing Law. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     SECTION 9. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     SECTION 10. ENTIRE AGREEMENT. THE GUARANTY AND THE OTHER LOAN DOCUMENTS, AS SUPPLEMENTED BY THIS SUPPLEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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     IN WITNESS WHEREOF, the undersigned have caused this Supplement to be duly executed and delivered by their respective authorized officers as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY, a [JURISDICTION OF ORGANIZATION] [ENTITY TYPE]
By:
Title:

ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:
JPMORGAN CHASE BANK,
NATIONAL ASSOCIATION,
     as Domestic Administrative Agent

By:
Title:

EXHIBIT C-2
GUARANTY (FRENCH OBLIGATIONS)
     This GUARANTY (FRENCH OBLIGATIONS), dated as of [ ], 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Guaranty”), is made by Mirion Technologies, Inc., a Delaware corporation (the “Parent”) and each Subsidiary of the Parent from time to time a party hereto (each individually, a “Guarantor” and, collectively, the “Guarantors”), in favor of J.P. MORGAN EUROPE LIMITED, in its capacity as the French administrative agent (together with its successor(s) thereto in such capacity, the “French Administrative Agent”) for each of the Secured Parties (as defined below).
WITNESSETH:
     WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among the Parent, Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS (together, the “French Borrowers”; and, collectively with the Parent the “Borrowers”), the various financial institutions and other Persons from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, National Association, as the Domestic Administrative Agent, and the French Administrative Agent, the Lenders have agreed to make French Term Loans to the French Borrowers and to make Revolving Loans and Domestic Term Loans to the Parent;
     WHEREAS, as a condition precedent to the making of the Loans under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty; and
     WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make French Term Loans to the French Borrowers, each Guarantor jointly and severally agrees, for the benefit of each of the French Administrative Agent and each French Term Lender (collectively, the “Secured Parties”), as follows:
ARTICLE I
GUARANTY PROVISIONS
     SECTION 1.1. Guaranty. Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably
     (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations (as defined in the Credit Agreement) of each French Borrower under the Loan Documents now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in clause (i) or (j) of Article VII of the Credit

Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, reimbursement obligations with respect to letters of credit or otherwise, reasonable out-of-pocket expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)) (collectively, the “Guaranteed Obligations”); and
     (b) indemnifies and holds harmless each Secured Party for any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by such Secured Party in enforcing any rights under this Guaranty; provided that such indemnity shall not, as to any Secured Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or wilful misconduct of such Secured Party, (collectively, the “Indemnified Obligations”; and, collectively with the Guaranteed Obligations, the “Obligations”);
provided that each Guarantor (other than the Parent) shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that, to the extent permitted by applicable law, it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Loan Party or any other Person before or as a condition to the obligations of such Guarantor hereunder.
     SECTION 1.2. Payments Set Aside. To the extent that any payment by or on behalf of any Guarantor is made to the French Administrative Agent or any Lender, or the French Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the French Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
     SECTION 1.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and, to the extent permitted by applicable law, shall remain in full force and effect until the date (the “Termination Date”) on which all Obligations (other than contingent indemnity and reimbursement obligations) have been paid in full in cash. Each Guarantor jointly and severally guarantees that the Obligations will, to the extent permitted by applicable law, be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any law, regulation

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or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of each Guarantor under this Guaranty shall, to the extent permitted by applicable law, be joint and several, absolute, unconditional and irrevocable irrespective of:
     (a) any lack of validity, legality or enforceability of any Loan Document;
     (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any Guarantor) of, or collateral securing, any Obligations;
     (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;
     (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;
     (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;
     (f) any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor (including a Guarantor hereunder) of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release of or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or
     (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Loan Party, any surety or any guarantor.
     SECTION 1.4. Setoff. If an Event of Default under clause (a), (b), (c), (i), (j) or (k) of Article VII of the Credit Agreement shall have occurred and be continuing, or if any other Event of Default shall have occurred and be continuing and the Required Lenders shall so consent, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of any Guarantor now or hereafter existing under this Guaranty held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Guaranty and although such obligations may be unmatured. The rights of each Lender under this Section are

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in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
     SECTION 1.5. Waiver, etc. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice not provided for herein with respect to any of the Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be. Each Guarantor waives any rights and defenses that are or may become available to such Guarantor by reason of §§ 2787 to 2855, inclusive, and §§ 2899 and 3433 of the California Civil Code. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. The foregoing waivers and the provisions hereinafter set forth in this Guaranty which pertain to California Law are included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or the Obligations.
     SECTION 1.6. Postponement of Subrogation, etc. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty or any other Loan Document to which it is a party, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made, under any Loan Document or otherwise, until following the Termination Date. Any amount paid to any Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the French Administrative Agent for the benefit of the Secured Parties in the exact form received by such Guarantor (duly endorsed in favor of the French Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 1.7; provided that if any Guarantor has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at such Guarantor’s request, the French Administrative Agent (on behalf of the Secured Parties) will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, each Guarantor shall refrain from taking any action or commencing any proceeding against any Loan Party (or any of their respective successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party.
     SECTION 1.7. Payments; Application. Each Guarantor hereby agrees with each Secured Party as follows:
     (a) Each Guarantor agrees that all payments made by such Guarantor hereunder will be made in euros to the French Administrative Agent, without setoff, counterclaim or other defense and in accordance with Section 2.17 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of Section 2.17 of the

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Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided that references to any “Borrower” in such Sections shall be deemed to be references to each Guarantor, and references to “this Agreement” or “hereunder” in such Sections shall be deemed to be references to this Guaranty.
     (b) All payments made hereunder shall be applied upon receipt to the Secured Obligations as set forth in the Credit Agreement.
     SECTION 1.8. German Limited Liability Companies.
     (a) Any Guarantor which is constituted as a German limited liability company (GmbH) may refuse to make payments under this Guaranty, if and to the extent that:
     (i) such payment would deprive the Guarantor of the liquidity necessary to fulfil its financial obligations that:
     (x) exist as of the date on which such payment would otherwise be due; and
     (y) the Guarantor cannot satisfy out of the disposal of fixed or current assets (to the extent that such assets are not necessary for the Guarantor’s business (nicht betriebsnotwendig) or the collection or non-recourse sale of its receivables); or
     (ii) such payment would have the consequences that the Guarantor’s net assets would be less than its registered capital (Stammkapital) (Begründung einer Unterbilanz) or if, at such time the Guarantor’s assets are already less than its registered capital (Vertiefung einer Unterbilanz); or
     (iii) subject to Section 1.8 (a)(i)(y) above, such payment would constitute an unlawful payment within the meaning of section 64 sentence 3 of the German Limited Liability Company Act (GmbHG).
     (b) For purposes of making calculations pursuant to clause (a) of this Section 1.8,
     (i) net assets and registered capital shall be based on the book values of the Guarantor’s assets and liabilities that would have to be disclosed in such Guarantor’s unconsolidated balance sheet (Jahresabschluss) drawn up in accordance with German GAAP as of the day after such payment would have been made;
     (ii) net assets shall take into account all items to be shown in such German GAAP balance sheet;

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     (x) as assets under the captions reflected in § 266(2) A, B and C of the German Commercial Code (Handelsgesetzbuch) provided that claims of the Guarantor against any of its affiliated companies shall only be taken into account if and to the extent that this is permitted under the restrictions relating to the protection of liability capital of German limited liability companies under German law, in particular §§ 30 to 32 of the German Limited Liability Company Act (GmbHG) and the rules developed by the German Federal Supreme Court (Bundesgerichtshof) in this respect; and
     (y) as liabilities under the captions reflected in § 266(3) B, C and D of the German Commercial Code less the amount of all liabilities towards any affiliated person (which shall be deemed to have been waived for that purpose) and less any Indebtedness unless permitted under the Credit Agreement; and
     (iii) registered capital (Gezeichnetes Kapital) shall take into account all items to be shown in the Guarantor’s German GAAP balance sheet under the captions reflected in § 266(3) A of the German Commercial Code.
     SECTION 1.9. French Limited Liability Companies.
     (a) Notwithstanding any other provision of this Guaranty to the contrary, the obligations and liabilities of any Foreign Guarantor which is constituted as a French limited liability company (société anonyme or société par actions simplifiée) hereunder shall not (i) extend, and shall not be construed as being extended, beyond a point where they would infringe article L. 225-216 of the French Code de commerce and (ii) cover, and shall not be construed as covering, any obligation or liability which, if incurred, would constitute a misuse of corporate assets as defined under articles L. 242-6-3° and L. 242-6-4° of the French Code de commerce or any other article or regulation to the same effect.
     (b) The maximum liability of Dosimetry Acquisitions (France) SAS under this Guaranty shall be limited at any time to the greater of 85% of its total current assets calculated as of the date on which a payment under this Guaranty is demanded from such Dosimetry Acquisitions (France) SAS, as reduced by the aggregate amount previously paid by such French Guarantor under this Guaranty.
     (c) The maximum liability of Mirion Technologies (MGPI) SA under this Guaranty shall be limited at any time to the greater of 60% of its total current assets calculated as of the date on which a payment under this Guaranty is demanded from such Mirion Technologies (MGPI) SA, as reduced by the aggregate amount previously paid by such French Guarantor under this Guaranty.
     (d) Any Foreign Guarantor which is constituted as a French limited liability company shall, promptly following a request from the French Administrative Agent, provide to the French Administrative Agent with the aggregate value of the total current

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assets of such Foreign Guarantor which is constituted as a French limited liability company and the amounts previously paid by such Foreign Guarantor which is constituted as a French limited liability company under this Guaranty.
Notwithstanding any other provision of this Guaranty to the contrary, the obligations and liabilities of any Foreign Guarantor which is constituted as a French limited liability company hereunder shall not cover, and shall not be construed as covering, any obligation or liability which, if incurred, would constitute a misuse of corporate assets as defined under articles L. 242-6 of the French Code de commerce or any other article or regulation to the same effect.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
     SECTION 2.1. Representations. In order to induce the Secured Parties to enter into the Credit Agreement and make Loans thereunder, each Guarantor represents and warrants to each Secured Party as set forth below.
     (a) Organization; Powers. Each Guarantor is duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and, where applicable, is in good standing in, every jurisdiction where such qualification is required.
     (b) Authorization; Enforceability. The Guaranty is within each Guarantor’s corporate powers and has been duly authorized by all necessary corporate and, if required, stockholder action. This Guaranty has been duly executed and delivered by each Guarantor and constitutes a legal, valid and binding obligation of each Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     (c) Governmental Approvals; No Conflicts. The Guaranty (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation, (c) will not violate any charter, by-laws or other organizational documents of any Guarantor or any order of any Governmental Authority, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by the Guarantor, and (e) will not result in the creation or imposition of any Lien (other than the Liens on the Collateral granted by the Loan Parties under the Loan Documents) on any asset of any of the Parent or any of its Subsidiaries, except for, in the case of clause (a), those consents, approvals, negotiations, filings, or actions, the failure of which to obtain or make could not

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reasonably be expected to result in a Material Adverse Effect and, in the case of clauses (b) and (d), with respect to any violation or default to the extent such violation or default could not reasonably be expected to have a Material Adverse Effect.
     (d) Each Guarantor has knowledge of each other Loan Party’s financial condition and affairs and has adequate means to obtain from each Borrower and each such Loan Party on an ongoing basis information relating thereto and to such Loan Party’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any Loan Party for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any Loan Party that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Obligations.
     (e) It is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will, as a result of being a Subsidiary of the Parent, derive substantial direct and indirect benefits from (i) the French Term Loans made to the French Borrowers by the Lenders pursuant to the Credit Agreement and (ii) in respect of Dosimetry Acquisitions (France) SAS, the Guarantee of the Obligations of Mirion Technologies (Synodys) SA, its direct Subsidiary, granted hereunder by each other Guarantor, and each Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make Loans to the Borrower.
ARTICLE III
MISCELLANEOUS PROVISIONS
     SECTION 3.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof. To the extent of any conflict between the terms contained in this Guaranty and the terms contained in the Credit Agreement, the terms of the Credit Agreement shall control.
     SECTION 3.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall remain in full force and effect until the Termination Date has occurred, except as to any Guarantor released pursuant to Section 3.6 of this Guaranty. This Guaranty shall be jointly and severally binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Guarantor may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders, in the case of an assignment by all or substantially all of the Guarantors, and in all other cases, the Required Lenders.

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     SECTION 3.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the French Administrative Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 9.02 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 3.4. Notices. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (in the case of any Guarantor, in care of the Parent) specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt.
     SECTION 3.5. Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Guarantor” hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a “Guarantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
     SECTION 3.6. Termination of Agreement; Release of Guarantor.
     (a) Upon the occurrence of the Termination Date, this Guaranty and all obligations of each Guarantor hereunder shall terminate automatically, without delivery of any instrument or performance of any act by any party.
     (b) A Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Guarantor ceases to be a Subsidiary. The French Administrative Agent shall use commercially reasonable efforts to execute and deliver, at the Parent’s expense, such documents as the Parent or any such Guarantor may reasonably request to evidence the release of the guarantee of such Guarantor provided herein.
     (c) In addition to any release permitted by subsection (a) or (b), the French Administrative Agent may release any Guarantor from its obligations under this Guaranty with the prior written consent of the Required Lenders; provided that any release of all or substantially all Guarantors shall require the consent of all the Lenders.
     SECTION 3.7. No Waiver; Remedies. In addition to, and not in limitation of, Section 1.3 and 1.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other

9

right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     SECTION 3.8. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.
     SECTION 3.9. Severability. Any provision of this Guaranty held to be illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     SECTION 3.10. Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     (b) SUBMISSION TO JURISDICTION. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND, TO THE EXTENT PERMITTED BY LAW, OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES, TO THE EXTENT PERMITTED BY LAW, THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES,

10

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01 OF THE CREDIT AGREEMENT.
     SECTION 3.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 3.12. Indemnity. Subject to the restrictions set forth under Sections 1.7, 1.8 and 1.9, each Guarantor shall indemnify each Secured Party, and each Related Party of any of the Secured Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty, any Collateral Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Guaranteed Obligation or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any such Guarantor, or any Environmental Liability related in any way to any such Guarantor, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.
     SECTION 3.13. Guarantor Intent. Without prejudice to the generality of Section 1.5, each Guarantor expressly confirms that it intends that this Guaranty shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount (other than the Domestic Term Loans and the Revolving Loans) made available under any of the Loan Documents.

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     SECTION 3.14. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     SECTION 3.15. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one Currency into another Currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the French Administrative Agent could purchase the first Currency with such other Currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to the French Administrative Agent or the Lenders hereunder or the other Loan Documents shall, notwithstanding any judgment in a Currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Guaranty (the “Agreement Currency”), to the extent permitted by law, be discharged only to the extent that on the Business Day following receipt by the French Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the French Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the French Administrative Agent from any Guarantor in the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, and, to the extent permitted by law, to indemnify the French Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the French Administrative Agent in such Currency, the French Administrative Agent agrees to return the amount of any excess to such Guarantor (or to any other Person who may be entitled thereto under applicable law).
     SECTION 3.16. ENTIRE AGREEMENT. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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     IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and delivered by their respective authorized officers as of the date first above written.

MIRION TECHNOLOGIES (GDS), INC., a Delaware corporation
By:
Title:

MIRION TECHNOLOGIES (MGPI), INC., a Delaware corporation
By:
Title:

DOSIMETRY ACQUISITIONS (U.S.) LLC, a Delaware limited liability company
By:
Title:

IST ACQUISITIONS, LLC, a Delaware limited liability company
By:
Title:

MIRION TECHNOLOGIES (IST) CORPORATION, a New York corporation
By:
Title:

13

MIRION TECHNOLOGIES (CONAX NUCLEAR), INC., a New York corporation
By:
Title:

MIRION TECHNOLOGIES, INC., a Delaware corporation
By:
Title:

14

DOSIMETRY ACQUISITIONS (FRANCE) SAS, a French société par actions simplifiée (limited liability company)
By:
Title:

MIRION TECHNOLOGIES (MGPI) SA, a French société par actions simplifiée (limited liability company)
By:
Title:

MIRION TECHNOLOGIES (RADOS) GMBH, a German limited liability company (Gesellschaft mit beschränkter, Haftung)
By:
Title:

MIRION TECHNOLOGIES (MGPI H&B) GMBH, a German limited liability company (Gesellschaft mit beschränkter, Haftung)
By:
Title:

15

MIRION TECHNOLOGIES (IST) LTD., an English limited liability company
By:
Title:

MIRION TECHNOLOGIES (IST CANADA), INC., an Ontario (Canada) corporation
By:
Title:

16

ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:
J.P. MORGAN EUROPE LIMITED,
     as French Administrative Agent

By:
Title:

17

ANNEX I to
the Guaranty
     THIS SUPPLEMENT, dated as of [ ] (this “Supplement”), is to the Guaranty (French Obligations), dated as of [ ], 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Guaranty”), among the Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in the Guaranty) from time to time party thereto, in favor of J.P. MORGAN EUROPE LIMITED, as French administrative agent (together with its successor(s) thereto in such capacity, the “French Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H :
     WHEREAS, pursuant to the provisions of Section 5.09 of the Credit Agreement and Section 3.5 of the Guaranty, each of the undersigned is becoming a Guarantor under the Guaranty; and
     WHEREAS, each of the undersigned desires to become a “Guarantor” under the Guaranty in order to Guarantee the Obligations (as defined in the Credit Agreement) of the French Borrowers under the Credit Agreement;
     NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), each of the undersigned agrees, for the benefit of each Secured Party, as follows.
     SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below, each of the undersigned hereby irrevocably agrees to become a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof. In furtherance of the foregoing, each reference to a “Guarantor” and/or “Guarantors” in the Guaranty shall be deemed to include each of the undersigned.
     SECTION 2. Waiver, etc. Each of the undersigned hereby waives promptness, diligence, notice of acceptance and any other notice not provided herein with respect to any of the Obligations, this Supplement and the Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other Guarantor) or entity or any collateral securing the Obligations, as the case may be.
     SECTION 4. Representations. Each of the undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms.

     SECTION 5. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.
     SECTION 6. Severability. Any provision of this Supplement held to be illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     SECTION 7. Indemnity; Fees and Expenses, etc. Without limiting the provisions of any other Loan Document, each of the undersigned agrees to reimburse the French Administrative Agent for its reasonable out-of-pocket expenses incurred in connection with this Supplement, including reasonable attorney’s fees and expenses of the French Administrative Agent’s counsel.
     SECTION 8. Governing Law. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
     SECTION 9. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Guaranty.
     SECTION 10. ENTIRE AGREEMENT. THE GUARANTY AND THE OTHER LOAN DOCUMENTS, AS SUPPLEMENTED BY THIS SUPPLEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

2

     IN WITNESS WHEREOF, the undersigned have caused this Supplement to be duly executed and delivered by their respective authorized officers as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY, a [JURISDICTION OF ORGANIZATION] [ENTITY TYPE]
By:
Title:

ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE SECURED PARTIES:
J.P. MORGAN EUROPE LIMITED,
     as French Administrative Agent

By:
Title:

Exhibit D-1
DOMESTIC PLEDGE AND SECURITY AGREEMENT
     This DOMESTIC PLEDGE AND SECURITY AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of [               ], 2010 and is made by MIRION TECHNOLOGIES, INC., a Delaware corporation (the “Parent”), DOSIMETRY ACQUISITIONS (U.S.), LLC, a Delaware limited liability company, MIRION TECHNOLOGIES (GDS), INC., a Delaware corporation, MIRION TECHNOLOGIES (IST) CORPORATION, a New York corporation, IST ACQUISITIONS, LLC, a Delaware limited liability company, MIRION TECHNOLOGIES (CONAX NUCLEAR), INC., a New York corporation, MIRION TECHNOLOGIES (MGPI), INC., a Delaware corporation, and any future Domestic Subsidiary, if any, that becomes a party to this Agreement (each such party other than the Parent is referred to herein as a “Subsidiary Grantor” and collectively with the Parent, the “Grantors”) in favor of and for the benefit of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“JPMCB”), as Domestic Administrative Agent (the “Domestic Administrative Agent”), and J.P. MORGAN EUROPE LIMITED, as French Administrative Agent (the “French Administrative Agent”, and together with the Domestic Administrative Agent, the “Administrative Agents”), each for the Lenders (the “Lenders” and, together with the Administrative Agents, each a “Secured Party” and, collectively, the “Secured Parties”) that are or may hereafter become party to the Credit Agreement as Lenders.
PRELIMINARY STATEMENTS
     (1) The Domestic Administrative Agent, the French Administrative Agent, the Parent, the French Borrowers and the Lenders have entered into a Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which, among other things, and subject to the terms and conditions set forth in the Credit Agreement, Revolving Lenders have extended Revolving Commitments to make Revolving Loans to the Parent, the Issuing Bank has agreed to issue Letters of Credit for the account of the Parent and/or its Subsidiaries, the Domestic Term Lenders have agreed to make Domestic Term Loans to the Parent and the French Term Lenders have agreed to make French Term Loans to the French Borrowers.
     (2) Pursuant to that certain Guaranty (Domestic Obligations) (as amended, restated, supplemented or otherwise modified from time to time, the “Domestic Guaranty”) of even date herewith, the Subsidiary Grantors have guaranteed all obligations of the Parent under the Credit Agreement. Pursuant to that certain Guaranty (French Obligations) (as amended, restated, supplemented or otherwise modified from time to time, the “French Guaranty”, and together with the Domestic Guaranty, the “Guaranties”) of even date herewith, the Parent and the Subsidiary Grantors have guaranteed all obligations of the French Borrowers under the Credit Agreement.
     (3) It is a condition precedent to the effectiveness of the Credit Agreement that each Grantor shall have granted the security interest and made the pledge contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans under the Credit Agreement and to induce the Issuing Bank to issue Letters of Credit under the Credit Agreement and other good and valuable consideration, the Grantors, and each of them, hereby agree with each Administrative Agent for its benefit and the ratable benefit of the Lenders as follows:
     Section 1. Certain Definitions. When used herein, (a) the terms Account, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Equipment, Fixture, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Right, Proceeds, Securities Account, Security, Security Entitlement, Supporting Obligations and Uncertificated Security have the meaning ascribed under Article 8 or Article 9, as applicable, of the Uniform Commercial Code, as in effect in the State of New York, as the same shall be hereafter amended (the “Uniform Commercial Code” or “UCC”) and (b) capitalized terms not defined herein have the meanings assigned to such terms in the Credit Agreement.
     Section 2. Grant of Security. Each Grantor, in order to secure the Secured Obligations, hereby pledges to the Domestic Administrative Agent for the benefit of the Secured Parties and hereby grants to the Administrative Agents for the benefit of the Secured Parties a security interest in, all of such Grantor’s right, title and interest, whether now owned or hereafter acquired and wherever located, in and to any and all of the following assets and property of such Grantor (collectively, the “Collateral”), and subject only to Liens permitted under the Credit Agreement (the “Permitted Liens”):
     (a) all Goods, together with all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor, including but not limited to the following:
     (i) all Equipment in all of its forms, wherever located, now or hereafter existing (including, but not limited to, all gaming, manufacturing, distribution, selling, data processing and office equipment, all machinery, all furniture, furnishings, appliances, tools, tooling, molds, dies, vehicles, vessels, barges, including any buildings, construction or other improvements thereon, and aircraft;
     (ii) all Inventory in all of its forms, wherever located, now or hereafter existing (including, but not limited to, (i) all goods which are held for sale or lease or to be furnished (or which have been furnished) under any contract of service, or which are raw materials, work in process therefor, finished goods thereof or materials used or consumed in the manufacture or production thereof, and (ii) Goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) Goods that are returned to or repossessed by such Grantor), and all accessions thereto and products thereof and Documents therefor;
     (iii) all Fixtures and trade fixtures and all parts thereof and accessions thereto;
     (b) all Accounts, contract rights, Chattel Paper, Instruments, General Intangibles and other obligations of any kind, now or hereafter existing, whether or not arising out of or in

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connection with the sale or lease of Goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such Accounts, contract rights, Chattel Paper, Instruments, Deposit Accounts, General Intangibles or obligations (any and all such Accounts, contract rights, Chattel Paper, Instruments, Deposit Accounts, General Intangibles and obligations, to the extent not referred to in clause (c), (d), (e), (f), (g), (h), (i) or (j) below, being the “Receivables”, and any and all such leases, security agreements and other contracts being the “Related Contracts”);
     (c) all Investment Property and Security Entitlements;
     (d) all of the following (the “Security Collateral”):
     (i) all indebtedness evidenced by a promissory note or instrument and described on Schedule I-A (collectively, the “Pledged Debt”) and all other indebtedness owing to such Grantor and the promissory notes or other instruments evidencing the Pledged Debt and such other indebtedness, and all interest, cash, instruments and other property from time to time received or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt or such other indebtedness; and
     (ii) all equity interests from time to time acquired, owned or held by such Grantor in any manner (the “Pledged Equity”), including all shares of stock described on Schedule I-B opposite the name of such Grantor and all shares of stock in any Person that becomes a direct subsidiary of such Grantor after the date hereof, all of the certificates, if any, representing such Pledged Equity, and all cash, securities, dividends, rights, distributions, return of capital, instruments and other property at any time and from time to time received or otherwise distributed in respect of or in exchange for any or all of such shares or other equity interests; provided, however, notwithstanding anything to the contrary herein, the Grantors shall not be required to pledge more than 65% of the total equity interests of any Foreign Subsidiary under this Agreement;
     (e) all of the following (collectively, the “Account Collateral”):
     (i) the L/C Cash Collateral Account (as hereinafter defined) and all other Deposit Accounts of such Grantor, all funds held therein and all certificates and Instruments, if any, from time to time representing or evidencing such deposit accounts;
     (ii) notes, certificates of deposit, Deposit Accounts, checks and other Instruments from time to time hereafter delivered to or otherwise possessed by either Administrative Agent for or on behalf of such Grantor in substitution for or in addition to any or all of the then-existing Account Collateral; and
     (iii) all interest, dividends, cash, Instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then-existing Account Collateral;
     (f) all trademarks and service marks, trade name, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, and any other designs or sources of business identifiers, indicia of origin or similar devices, all registrations

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with respect thereto, all applications with respect to the foregoing, and all extensions and renewals with respect to any of the foregoing, together with all of the goodwill associated with any and all of the foregoing, throughout the world, in each case whether now or hereafter existing, together with all rights and interests associated with the foregoing, including, without limitation, rights against third parties for any past, present or future infringement of any trademark or similar device or registration thereof, or for any injury to the goodwill associated therewith, and all corresponding rights throughout the world (any and all of the foregoing being the “Trademarks”);
     (g) all copyrights and all copyrights of works based on, incorporated in, derived from or relating to works covered by any such copyrights, and derivative works based on or adopted from works covered by any such copyrights, all registrations with respect thereto, all applications with respect to the foregoing, and all extensions and renewals with respect to any of the foregoing, in each case whether now or hereafter existing, together with all rights associated with the foregoing, including, without limitation, rights against third parties for any past, present or future infringement of any copyright or registration thereof, and all corresponding rights throughout the world (any and all of the foregoing being the “Copyrights”);
     (h) all patents and patent applications, and the inventions and improvements described and claimed therein, and patentable inventions and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing and any written agreement granting to such Grantor any right to use any invention on which a subsisting patent exists (collectively, the “Patents” and, together with the Trademarks and the Copyrights, the “Intellectual Property”);
     (i) all Documents;
     (j) all Letter-of-Credit Rights and letters of credit (as such term is defined in Article 5 of the Uniform Commercial Code);
     (k) all computer and other electronic data processing hardware, whether now or hereafter owned, licensed or leased by such Grantor, including, without limitation, all integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; (ii) all software programs, whether now or hereafter owned, licensed or leased by such Grantor, designed for use on the computers and electronic data processing hardware described in clause (I) above, including, without limitation, all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever), (iii) all firmware associated therewith, whether now or hereafter owned, licensed or leased by such Grantor, and (iv) all documentation for such hardware, software and firmware described in the preceding clauses (i), (ii) and (iii), whether now or hereafter owned, licensed or leased by such Grantor, including, without limitation, flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes (collectively, the “Computer Hardware and Software”), and all rights with respect thereto, including, without limitation, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights,

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improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;
     (l) all Commercial Tort Claims;
     (m) all money (as such term is defined in Article 1 of the Uniform Commercial Code of every jurisdiction whatsoever);
     (n) to the extent not included in the foregoing, maps, surveys and similar items used or useful in such Grantor’s business;
     (o) to the extent not included in the foregoing, all books, records, writings, data bases, information in whatever form and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to any of the foregoing;
     (p) all Proceeds, products, offspring, rents and issues of, profits and distributions on, rights arising out of, and returns of and from any and all Collateral and to the extent not otherwise included, all (i) claims and payments under insurance (whether or not an Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss, nonconformity, or interference with the use of, defects of infringements of rights in, or damage to or otherwise with respect to any Collateral; and
     (q) to the extent not included in the foregoing, all other personal property of any kind or description;
provided that notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (and the Collateral shall not include) (A) motor vehicles the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction, (B) any Letter-of-Credit Rights to the extent any Grantor is required by applicable law to apply the Proceeds of such Letter-of-Credit Rights for a specified purpose, (C) any property to the extent that the grant of a security interest therein is prohibited by any applicable law or regulation, requires a consent not obtained of any Governmental Authority pursuant to any applicable law or regulation, or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, any applicable shareholder or similar agreement, except to the extent that such law or regulation or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law, (D) any asset that are subject to a purchase money Lien or Lien securing Capital Lease Obligations, in each case, permitted under the Credit Agreement to the extent the documents relating to such purchase money Lien or Capital Lease Obligations would not permit such asset to be subject to the Security Interests created hereby, (E) more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary, (F) any intent-to-use trademark application to the extent and for so long as creation by a Grantor of a security interest therein would result in the loss by such Grantor of any material rights therein, (G) Equipment leased by a Grantor from a third party that is not a Grantor under a lease permitted by the Credit Agreement that prohibits the granting of a

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Lien on such Equipment, (H) interests in real property, timber to be cut, as extracted collateral, consumer goods and agricultural products, (I) any margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States, “Margin Stock”) and (J) any properties or assets as to which the Domestic Administrative Agent shall determine in its sole discretion that the costs of obtaining the security interests in such properties or assets are excessive in relation to the value of the security to be afforded thereby (collectively, the “Excluded Property”).
     In the event of the termination or elimination of any prohibition or the requirement for any consent contained in any law, rule, regulation, agreement, document or instrument to the extent sufficient to permit any Excluded Property to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such Excluded Property shall be automatically and simultaneously granted hereunder in such Excluded Property, and the Excluded Property automatically and simultaneously shall be deemed to be assigned and pledged to each Administrative Agent and shall be included as Collateral hereunder.
     Section 3. Security for Obligations. This Agreement secures with respect to each Grantor, and the Collateral of such Grantor is collateral security for, the prompt payment and performance in full when due, whether on a specified payment date, at stated maturity, by acceleration or otherwise (including, without limitation, the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar law) of all Obligations of such Grantor to any Secured Party now or hereafter existing under the Credit Agreement, this Agreement, the Guaranties, any promissory notes, and the other Loan Documents (in each case as amended or modified from time to time), in each case whether for principal (including reimbursement for amounts drawn or available to be drawn under Letters of Credit), interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy would accrue on such obligations), fees, expenses, increased costs, indemnification or otherwise (any and all such obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by any Grantor to either Administrative Agent or the Lenders under the Credit Agreement, this Agreement, the Guaranty, any promissory notes, and the other Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceedings.
     Section 4. Grantors Remains Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by either Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

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     Section 5. Delivery of Security Collateral and Account Collateral. Subject to Sections 7(f), all certificates or instruments representing or evidencing Security Collateral or Account Collateral shall, at the request of either Administrative Agent, be delivered to and held by or on behalf of such Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to such Administrative Agent. Each Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, without notice to any Grantor, to transfer to or to register in the name of the such Administrative Agent or any of its nominees any or all of the Security Collateral and Account Collateral. In addition, each Administrative Agent shall have the right upon the occurrence of and during the continuance of an Event of Default to exchange instruments representing or evidencing Security Collateral or Account Collateral, for instruments of smaller or larger denominations.
     Section 6. Maintaining the L/C Cash Collateral Account. If any Event of Default shall have occurred and shall be continuing:
     (a) If so required by the provisions of Section 2.05(j) of the Credit Agreement, the Parent shall open an interest bearing cash collateral account (the “L/C Cash Collateral Account”) with JPMCB, in the name of the Domestic Administrative Agent and for the benefit of the Revolving Lenders and subject to the terms of this Agreement; and
     (b) It shall be a term and condition of the L/C Cash Collateral Account, except as otherwise provided by the provisions of Section 2.05(j) of the Credit Agreement and Section 19 hereof, that no amount shall be paid or released to or for the account of, or withdrawn by or for the account of, the Parent or any other Person (other than the Domestic Administrative Agent) from the L/C Cash Collateral Account.
The L/C Cash Collateral Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may then or thereafter be in effect.
     Section 7. Representations and Warranties. Each Grantor hereby represents and warrants as follows:
     (a) The jurisdiction of organization of such Grantor as of the date hereof is as set forth on Schedule II. The chief place of business and chief executive office of such Grantor as of the date hereof are located at the address specified for such Grantor on Schedule II hereto. As of the date hereof, none of the Receivables is evidenced by a promissory note or other instrument in a principal amount greater than $10,000. Such Grantor’s federal tax identification number is as set forth on Schedule II.
     (b) Such Grantor is the legal and beneficial owner of the Collateral free clear of any Lien, except for Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part the Collateral is on file in any recording office, except such as may have been filed in favor of the Domestic Administrative Agent relating to this Agreement or any other Loan Document and except for Permitted Liens. As of the date of this Agreement, such

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Grantor currently conducts business only under its own name and, in certain areas and for certain operations, the trade names listed on Schedule III. Neither such Grantor nor any corporate predecessor has, during the preceding five (5) years, been known as or used any other corporate or fictitious name, except such names as are disclosed on Schedule III.
     (c) The Pledged Debt of such Grantor, if any, is in all respects what it purports to be and represents genuine debt owing to such Grantor arising from bona fide transactions completed in accordance with the terms and provisions contained in the document delivered to the Administrative Agents with respect thereto.
     (d) The pledge of the Pledged Debt, if any, pursuant to this Agreement creates a valid and first priority perfected security interest in the Pledged Debt, respectively, subject to Permitted Liens.
     (e) The Pledged Debt constitutes, as of the Effective Date, all of the notes and instruments payable to or owned by such Grantor, except for notes and instruments received in the ordinary course of business or which such Grantor is not required to deliver to the Administrative Agents pursuant to Section 8(a)(iii) hereof or of which the Administrative Agents have not at any time requested possession and which are not a material portion of the Collateral either singly or in the aggregate.
     (f) UCC financing statements describing the Collateral as “all personal property” have been filed in the UCC filing offices in the jurisdiction set forth in Schedule II under the heading “Jurisdiction of Organization” with respect to such Grantor (or such Grantor has authorized the filing of such UCC financing statements in such jurisdiction) with respect to the Collateral as to which UCC financing statements are required to be filed, so that the security interests granted pursuant to this Agreement, to the extent they may be perfected by filing UCC financing statements in such jurisdictions, constitute (or in the case of any such UCC financing statements not yet filed, will constitute upon filing thereof) perfected security interests in and liens on the Collateral to the extent a security interest can be created therein under the Uniform Commercial Code, subject only to Permitted Liens. The Domestic Administrative Agent agrees that the Grantors shall not be required to perfect the security interest created hereunder in Deposit Accounts and Securities Accounts to the extent any such Deposit Accounts and Securities Accounts do not individually have a balance exceeding $50,000 or do not, in the aggregate, have a balance exceeding $250,000.
     (g) To the best of such Grantor’s knowledge, each trademark, copyright and patent material to the operations of the Parent and its Subsidiaries taken as a whole is validly subsisting and is presently in good standing.
     (h) No claim has been made by a third party that any Intellectual Property is invalid or unenforceable, except to the extent that any such claim would not reasonably be expected to have a Material Adverse Effect.
     (i) No claim has been made that the use by the Grantors of any Intellectual Property owned by any Grantor for the provision of goods and services by any Grantor violates the

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Intellectual Property of any third party, except to the extent that any such claim would not reasonably be expected to have a Material Adverse Effect.
     (j) All Deposit Accounts maintained by any Grantor with any bank or any other financial institution as of the date hereof are listed on Schedule IV hereto.
     (k) All U.S. registered Intellectual Property of any Grantor as of the date hereof is listed on Schedule V hereto.
     (l) All Pledged Equity owned by such Grantor is owned by it free and clear of any Lien other than (i) the security interest created hereunder and (ii) any inchoate tax liens. All shares of capital stock referred to in Schedule I-B opposite the name of such Grantor are duly authorized, validly issued, fully paid and non-assessable. As to each issuer whose name appears in Schedule I-B opposite the name of such Grantor, such Grantor’s Pledged Equity represents on the date hereof the percentage (as shown in Schedule I-B) of the total shares of capital stock issued and outstanding of such issuer. The information contained in Schedule I-B opposite the name of such Grantor is true and accurate in all respects as of the date hereof.
     (m) None of the interests in any limited liability company or limited partnership controlled by any Grantor and pledged hereunder are represented by a certificate or are “securities” within the meaning of Article 8 of the New York UCC, and each Grantor covenants and agrees that it shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the New York UCC or issue any certificate representing such interest, unless it promptly pledges and delivers any such certificate to the Administrative Agent pursuant to the terms hereof in accordance with the Credit Agreement.
     (n) At no time will (x) 25% or more of the assets of the Parent and its Subsidiaries on a consolidated basis and on an unconsolidated basis consist of Margin Stock or (y) the Parent or any Subsidiary own Margin Stock having a market value in excess of $50,000.
     Section 8. Further Assurances.
     (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action, that may be necessary or advisable, or that either Administrative Agent may reasonably request, in order to perfect, protect and maintain the priority of any pledge, assignment or security interest granted or purported to be granted by such Grantor hereunder or to enable either Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will: (i) at the request of either Administrative Agent made at any time after the occurrence and during the continuation of an Event of Default, mark conspicuously each document included in the Inventory, each chattel paper included in the Receivables, each Related Contract and each of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to such Administrative Agent, indicating that such document, chattel paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) if any Collateral shall be evidenced by, or if such Grantor shall otherwise be the payee under, a promissory note or other instrument or chattel paper in a

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principal amount in excess of $10,000, deliver and pledge to the Domestic Administrative Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Domestic Administrative Agent (it being understood that no Grantor shall be obligated to deliver any such note or instrument or chattel paper in a principal amount less than $10,000); and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or advisable, or as either Administrative Agent may reasonably request, in order to perfect and preserve, with the required priority, the pledge, assignment and security interest granted or purported to be granted hereby.
     (b) Each Grantor hereby authorizes each Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.
     (c) Each Grantor will furnish to the Administrative Agents, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as either Administrative Agent may reasonably request, all in reasonable detail.
     (d) Each Grantor agrees that, at the request of either Administrative Agent, following the occurrence and during the continuance of an Event of Default, such Grantor will execute any and all documents, notices or instruments as may be necessary or advisable, or as either Administrative Agent may reasonably request, to direct the United States government to pay to either Administrative Agent, for the account of the Secured Parties, all amounts otherwise payable to the Grantors under the Assignment of Claims Act, 31 U.S.C. § 3727 and 41 U.S.C. § 15.
     (e) Each Grantor shall (i) use reasonable commercial efforts to preserve and maintain those material rights in the Intellectual Property that are, in each Grantor’s reasonable opinion, necessary at any given time, for the operation of such Grantors’ business; provided that no Grantor shall hereby be required to commence, continue, join or defend any action or proceeding in respect of any infringement of Intellectual Property if, in such Grantor’s reasonable opinion, such action or proceeding would be detrimental to such Grantor’s business, and (ii) upon the occurrence and during the continuation of an Event of Default, use all reasonably commercial efforts to obtain any consents, waivers or agreements necessary to enable the Administrative Agents to exercise their respective remedies with respect to the Intellectual Property. No Grantor shall abandon any material pending copyright, patent or trademark application, or material Copyright, Patent or Trademark without the prior written consent of each Administrative Agent.
     Section 9. As to Equipment and Inventory.
     (a) At the request of the Domestic Administrative Agent, each Grantor shall provide written notice of the location of any Equipment and Inventory of such Grantor.

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     (b) Each Grantor shall cause the Equipment material to its operations to be maintained and preserved in good repair and working order, ordinary wear and tear and damage due to casualty excepted.
     Section 10. Investment Property.
     (a) During the continuation of an Event of Default, promptly upon the request of the Administrative Agent, with respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an Uncertificated Security, such Grantor will cause the issuer thereof either (i) to register the Administrative Agent as the registered owner of such Security or (ii) to agree in an authenticated record with such Grantor and the Administrative Agent that such issuer will comply with instructions with respect to such Collateral originated by the Administrative Agent without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to the Administrative Agent. During the continuation of an Event of Default, with respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an Uncertificated Security, promptly upon the request of the Administrative Agent, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.
     (b) At any time after the occurrence of and during the continuance of an Event of Default, either Administrative Agent or its nominee may, upon notice, exercise all voting and similar rights at any meeting of any corporation or other entity issuing the shares or similar ownership interests included in the Pledged Equity and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any such Pledged Equity as if it were the absolute owner thereof, including the right to receive dividends payable thereon, and the right to exchange, at its discretion, any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other readjustment of the relevant corporation issuing such shares or similar ownership interests or upon the exercise by any such issuer of any right, privilege or option pertaining to such shares or similar ownership interests, and in connection therewith, to deposit and deliver any and all of the Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Administrative Agents shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.
     (c) At any time after the occurrence and during the continuance of an Event of Default, each Administrative Agent shall have the right to require that all cash dividends and other distributions payable with respect to any part of the Investment Property in which a security interest is purported to be granted hereunder or the Pledged Equity be paid to the Domestic Administrative Agent to be held by such Administrative Agent as additional security hereunder until applied to the Secured Obligations.
     (d) Upon any request by the Domestic Administrative Agent from time to time, each Grantor shall execute and deliver such control agreements and other documents and instruments (and shall use commercially reasonable efforts to cause the applicable financial institution or other party to do so), as either Administrative Agent may reasonably request in order to further

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perfect and preserve the security interests granted hereby in all Investment Property other than Investment Property not exceeding $50,000 in the aggregate.
     Section 11. As to Intellectual Property.
     (a) Except as permitted under the Credit Agreement, no Grantor shall (i) do or fail to perform any act whereby any of the Patents may lapse or become abandoned or dedicated to the public or unenforceable, (ii) do or permit any act or knowingly omit to do any act whereby any of the Trademarks may lapse or become invalid or unenforceable, or (iii) do or permit any act or knowingly omit to do any act whereby any of the Copyrights may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in the case of any of the foregoing requirements in clauses (i), (ii) and (iii), such Grantor shall reasonably and in good faith determine that the loss of such Intellectual Property would not reasonably be expected have a Material Adverse Effect.
     (b) The Parent shall, together with the delivery of its financial statements pursuant to Section 5.01 of the Credit Agreement, deliver to the Administrative Agents notices detailing: (i) any filing of an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or corresponding offices in other countries of the world, (ii) new ownership interest in any Patent or Trademark or (ii) any Borrower receiving, as owner or exclusive licensee, a Copyright registration with the United States Copyright Office or corresponding offices in other countries of the world, and upon request of either Administrative Agent, promptly execute and deliver a Patent Security Agreement or a Trademark Security Agreement, or a similar acknowledgement with respect to Copyrights in form and substance satisfactory to the Domestic Administrative Agent, as applicable, and other documents as either Administrative Agent may reasonably request to evidence the its security interest in such Intellectual Property.
     (c) The Parent shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office and corresponding offices in other countries of the world, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clause (a) or (b)) or under the Credit Agreement.
     (d) As of the date hereof, each Grantor has executed and delivered to the Administrative Agents a Patent Security Agreement (each, a “Patent Security Agreement”) in substantially the form of Exhibit B-1 attached hereto, pursuant to which such Grantor has granted to the Administrative Agents, for the benefit of the Secured Parties, a security interest in all their respective Patents on Schedule I thereto (as such schedule may be amended or supplemented from time to time).
     (e) As of the date hereof, each Grantor has executed and delivered to the Administrative Agents a Trademark Security Agreement (each, a “Trademark Security Agreement”) in substantially the form of Exhibit B-2 attached hereto, pursuant to which such Grantor has granted to the Administrative Agents, for the benefit of the Secured Parties, a

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security interest in all their respective Trademarks on Schedule I thereto (as such schedule may be amended or supplemented from time to time).
     (f) As of the date hereof, each Grantor has executed and delivered to the Administrative Agents a Copyright Security Agreement (each, a “Copyright Security Agreement”) in substantially the form of Exhibit B-3 attached hereto, pursuant to which such Grantor has granted to the Administrative Agents, for the benefit of the Secured Parties, a security interest in all their respective Copyrights on Schedule I thereto (as such schedule may be amended or supplemented from time to time).
     Section 12. As to Deposit Accounts. Each agrees that all Deposit Accounts (other than Deposit Accounts having balances not exceeding $50,000 individually and Deposit Accounts having balances, in the aggregate, not exceeding $250,000) shall be under the exclusive dominion and control of the Domestic Administrative Agent and no withdrawals therefrom or other activities therein shall be made without the prior written consent and instruction of the Domestic Administrative Agent; provided that unless and until an Event of Default has occurred and is continuing and the Domestic Administrative Agent has given notice thereof to the Parent, each Administrative Agent hereby authorizes each Grantor to make such withdrawals and otherwise conduct activities in its Deposit Accounts. Upon any request by the Domestic Administrative Agent from time to time, each Grantor shall execute and deliver such blocked account and other control agreements and other documents and instruments as the Domestic Administrative Agent may reasonably request in order to further perfect and preserve the security interests granted hereby in all Deposit Accounts.
     Section 13. Insurance.
     (a) Each Grantor (or Parent, on behalf of each Grantor) shall, at its own expense, maintain insurance with respect to the Equipment and Inventory of such Grantor with financially sound and reputable insurers in such amounts, against such risks and in such form as is consistent with past practice and as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Grantor operates. Each policy for property damage insurance shall provide for all losses to be paid directly to the Domestic Administrative Agent. Each such policy shall in addition (i) name such Grantor (or the Parent) and each Administrative Agent as insured parties thereunder (without any representation or warranty by or obligation upon either Administrative Agent) as their interests may appear, (ii) in the case of property damage insurance, contain the agreement by the insurer that any loss thereunder shall be payable to the Domestic Administrative Agent, (iii) not contain any provision providing for recourse against either Administrative Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 30 days’ prior written notice of cancellation or of lapse shall be given to the Administrative Agents by the insurer. Each Grantor (or the Parent) shall, if so requested by either Administrative Agent, deliver to either Administrative Agent original or duplicate policies of such insurance and, as often as either Administrative Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Each Grantor (or the Parent) shall, if so requested by either Administrative Agent, deliver to either Administrative Agent original or duplicate policies of such insurance and, as often as either Administrative Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor (or the

13

Parent) shall, at the request of either Administrative Agent, duly exercise and deliver instruments of assignment of such insurance policies to comply with the requirements of this Section 13 and use reasonable commercial efforts to cause the insurers to acknowledge notice of such assignment.
     (b) Reimbursement under any liability insurance maintained by such Grantor pursuant to this Section 13 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 13 is not applicable, such Grantor shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by such Grantor pursuant to this Section 13 and received by either Administrative Agent shall be released to such Grantor as reimbursement for the costs of such repairs or replacements.
     (c) At the request of either Administrative Agent, upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by the Domestic Administrative Agent as specified in Section 19(b) hereof.
     Section 14. Place of Perfection; Records; Collection of Receivables; Intellectual Property.
     (a) Each Grantor shall keep its jurisdiction of organization, its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral at the location therefor specified on Schedule II or, upon prior written notice to the Administrative Agents, at such other locations in a jurisdiction where all actions required by Section 8 shall have been taken with respect to the Collateral. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of either Administrative Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper.
     (b) Except as otherwise provided in this subsection (b), each Grantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due such Grantor under the Receivables and, prior to the occurrence of an Event of Default, such Grantor shall have the right to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon, all in accordance with its customary practices. In connection with such collections, each Grantor may take (and, upon the occurrence and during the continuation of an Event of Default, at either Administrative Agent’s direction, shall take) such commercially reasonable actions as such Grantor or either Administrative Agent may deem necessary or advisable to enforce collection of the Receivables; provided, however, that each Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, and upon written notice to such Grantor of its intention to do so, to notify the obligors under any Receivables of the assignment of such Receivables to such Administrative Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to such Administrative Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such

14

Grantor might have done. After receipt by such Grantor or Grantors of the notice from either Administrative Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments received by such Grantor in respect of the Receivables) shall be received in trust for the benefit of either Administrative Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the applicable Administrative Agent in the same form as so received (with any necessary endorsement) to be applied as provided by Section 19(b) and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any obligor thereof, or allow any credit or discount thereon.
     Section 15. Transfers and Other Liens. Except as otherwise permitted under the Credit Agreement, no Grantor shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral except to the extent permitted under the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and other Liens permitted under the Credit Agreement.
     Section 16. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints each Administrative Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in either Administrative Agent’s discretion, to take any action and to execute any instrument that such Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:
     (a) to obtain and adjust insurance required to be paid to the Domestic Administrative Agent pursuant to Section 13;
     (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
     (c) to receive, indorse and collect any drafts or other instruments, documents and Chattel Paper, in connection with clause (a) or (b) above; and
     (d) to file any claims or take any action or institute any proceedings that either Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agents with respect to any of the Collateral.
     Section 17. Administrative Agents May Perform. If any Grantor fails to perform any agreement contained herein, either Administrative Agent, upon written notice, if practicable, to such Grantor or the Parent, may itself perform, or cause performance of, such agreement, and the reasonable expenses of such Administrative Agent incurred in connection therewith shall be payable by such Grantor and the Parent under Section 20(b).
     Section 18. Administrative Agents’ Duties. The powers conferred on each Administrative Agent hereunder are solely to protect the Secured Parties’ interest in the

15

Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agents shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. Each Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property and such care and custody would not constitute gross negligence or wilful misconduct.
     Section 19. Remedies. If any Event of Default shall have occurred and be continuing:
     (a) Either Administrative Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at such time (the “Uniform Commercial Code”) (whether or not the Uniform Commercial Code applies to the affected Collateral) and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of either Administrative Agent forthwith, assemble all or part of the Collateral as directed by either Administrative Agent and make it available to either Administrative Agent at a place to be designated by either Administrative Agent that is reasonably convenient to both parties and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agents’ offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the applicable Administrative Agent may deem commercially reasonable. The Administrative Agent shall give the applicable Grantors at least 10 business days’ written notice of the time and place of any public sale or the time after which any private sale is to be made and each Grantor agrees that such notice shall constitute reasonable notification. The Administrative Agents shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Either Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (b) All cash proceeds received by either Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of such Administrative Agent, be held by such Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agents pursuant to Section 20) in whole or in part by either Administrative Agent for the ratable benefit of the Lenders against, all or any part of the Secured Obligations in such order as the Administrative Agents shall elect. Any surplus of such cash or cash proceeds held by either Administrative Agent and remaining after payment in full of all the Secured Obligations shall be promptly paid over to the Parent or to whomsoever may be lawfully entitled to receive such surplus.
     (c) The Administrative Agents may exercise any and all rights and remedies of any Grantor in respect of the Collateral.

16

     (d) Either Administrative Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against the L/C Cash Collateral Account or any part thereof.
     Section 20. Taxes.
     (a) Each Grantor shall pay (i) all Taxes, assessments and other charges of governmental authorities imposed upon any of the Collateral before any material penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums materially adversely affecting the Collateral, which have become due and payable and which by law have or may become a Lien (other than a Permitted Lien) upon any of the Collateral prior to the time when any material penalty or fine shall be incurred with respect thereto, provided, that no such taxes, assessments and charges of governmental authorities referred to in clause (i) above or claims referred to in clause (ii) above need to be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and enforcement thereof is stayed and if a reserve or other appropriate provision required in conformity with GAAP shall have been made therefor and if, at the request of either Administrative Agent, it posts a bond or other form of indemnity satisfactory to such Administrative Agent in the amount of such contested taxes, assessments and charges plus any applicable interest and penalties.
     Section 21. Security Interest Absolute. The obligations of each Grantor under this Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether any action is brought against the Parent or whether the Parent is joined in any such action or actions. All rights of the Administrative Agents and the pledge and security interest hereunder, and all obligations of each Grantor hereunder, shall, to the fullest extent permitted by law, be absolute and unconditional, irrespective of:
     (a) any lack of validity or enforceability of any other Loan Document or any other agreement or instrument relating thereto;
     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to the Parent or any of its Subsidiaries or otherwise;
     (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;
     (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Parent or any of its Subsidiaries;
     (e) any change, restructuring or termination of the corporate structure or existence of the Parent or any of its Subsidiaries; or

17

     (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Grantor or a third party grantor of a security interest.
     Section 22. Amendments: Waivers; Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by each Administrative Agent and each Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that any amendment to this Agreement that is in substantially the same form as Exhibit A hereto shall be effective when signed by only the Administrative Agents and the Additional Grantor (as defined therein). No failure on the part of either Administrative Agent to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
     Section 23. Addresses for Notices. All notices and other communications provided to either Administrative Agent at its address or facsimile number set forth in the Credit Agreement and to any Grantor shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth on Schedule V hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.
     Section 24. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until all Commitments have terminated, all Letters of Credit have expired or been cash-collateralized, the Loans have been repaid in full and all other amounts then due and payable under the Loan Documents have been paid in full, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agents hereunder, to the benefit of the Secured Parties and their respective permitted successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitations all or any portion of its Commitment, the Loans owing to it and the Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 9.04 of the Credit Agreement.
     Section 25. Termination; Release. (a) When all Commitments have terminated, all Letters of Credit have expired or been cash-collateralized, the Loans have been repaid in full and all other amounts then due and payable under the Loan Documents have been paid in full, the security interest granted hereby shall automatically terminate and all rights to the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof shall revert to the applicable Grantor. At any time before the Liens granted hereunder by the Parent terminate, either Administrative Agent may, at the written request of the Parent, i) release any Collateral (but not all or substantially all the Collateral) with the prior written consent of the Required Lenders or ii) release all or substantially all the Collateral with the prior written consent of all the Lenders. Upon the termination of any such security interest, or upon either Administrative

18

Agent’s release of any of the Collateral, each Administrative Agent shall promptly return to the applicable Grantor, at such Grantor’s expense, such of the Collateral (and, in the case of a release, such of the released Collateral) held by such Administrative Agent as shall not have been sold or otherwise applied pursuant to the terms hereof. Each Administrative Agent will, at such Grantor’s expense, execute and deliver to the applicable Administrative Agent such other documents as any Grantor shall reasonably request to evidence such termination or release, as the case may be.
     (b) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any Person that is not a Grantor, the security interest granted hereby in such Collateral shall be automatically released.
     Section 26. Governing Law; Terms.
     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.
     (b) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and, to the extent permitted by law, of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that, to the extent permitted by law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its properties in the courts of any jurisdiction.
     (c) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 23. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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     Section 27. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     Section 28. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.
     Section 29. WAIVER OF JURY TRIAL. EACH OF THE GRANTORS, EACH ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE ACTIONS OF THE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

20

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

MIRION TECHNOLOGIES, INC., a Delaware corporation
By:
Title:

DOSIMETRY ACQUISITIONS (U.S.), LLC, a Delaware limited liability company
By:
Title:

MIRION TECHNOLOGIES (GDS), INC., a Delaware corporation
By:
Title:

IST ACQUISITIONS, LLC, a Delaware limited liability company
By:
Title:

MIRION TECHNOLOGIES (IST) CORPORATION, a New York corporation
By:
Title:

21

MIRION TECHNOLOGIES (CONAX NUCLEAR), INC., a New York corporation
By:
Title:

MIRION TECHNOLOGIES (MGPI), INC., a Delaware corporation
By:
Title:

22

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Domestic Administrative Agent
By:
Title:

J.P. MORGAN EUROPE LIMITED, as French Administrative Agent
By:
Title:

23

EXHIBIT A
AMENDMENT NO. __ TO SECURITY AGREEMENT
     This Amendment No. ___to Security Agreement (this “Amendment”), dated as of ___, 20___, relates to the Domestic Pledge and Security Agreement dated as of [               ], 2010 (as amended to date, the “Agreement”) executed by Mirion Technologies, Inc. (the “Parent”) and the Domestic Subsidiaries of the Parent parties thereto as Subsidiary Grantors (collectively, the “Grantors”) in favor of JPMorgan Chase Bank, NATIONAL ASSOCIATION, as Domestic Administrative Agent (the “Domestic Administrative Agent”), and J.P Morgan Europe Limited, as French Administrative Agent (the “French Administrative Agent”, and together with the Domestic Administrative Agent, the “Administrative Agents”), each for the Lenders (the “Lenders”).
     In compliance with Section 5.09 of the Credit Agreement, dated as of [               ], 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Domestic Administrative Agent, the French Administrative Agent, the Parent, the French Borrowers and the Lenders (capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement):
     1. Amendment. The Agreement is hereby amended to add as a party, and more specifically, as a Subsidiary Grantor, thereunder, the Additional Grantor.
     2. Representations and Warranties. The Additional Grantor represents and warrants to the Administrative Agent and the Lenders that each of the representations and warranties of a Subsidiary Grantor contained in the Agreement (a) is hereby made by the Additional Grantor as of the date hereof except to the extent such representations and warranties relate to an earlier date, and (b) is true and correct as to the Additional Grantor as of the date hereof except to the extent such representations and warranties relate to an earlier date. Attached hereto are all appropriate Schedules to the Agreement reflecting information relating to the Additional Grantor.
     3. Grant of Security Interest. The Additional Grantor, to secure the complete and timely payment, observance and performance of all of its obligations at any time arising under or in connection with the Guaranties, the Agreement and each other Loan Document to which it is a party, hereby assigns and pledges to each Administrative Agent, and hereby grants to each Administrative Agent for its benefit and the benefit of the Lenders, a first priority security interest and lien under the Agreement, in all of the Additional Grantor’s right, title and interest in and to the Collateral (as defined in the Agreement), subject to Permitted Liens, whether now owned or existing or hereafter arising or acquired and wheresoever located together in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof.
     4. Assumption of Rights, Obligations and Liabilities. The Additional Grantor assumes all of the rights, obligations and liabilities of a Grantor under the Agreement and agrees to be bound thereby as if the Additional Grantor were an original party to the Agreement.

A-1

     5. Effectiveness. This Amendment shall become effective on the date hereof upon the execution hereof by the Additional Grantor and each Administrative Agent and delivery hereof to the Domestic Administrative Agent.
     6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

By:
Title:
Notice Address:
Attention:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Domestic Administrative Agent
By:
Title:

J.P. MORGAN EUROPE LIMITED, as French Administrative Agent
By:
Title:

A-2

Exhibit B-1
FORM OF PATENT SECURITY AGREEMENT
     This PATENT SECURITY AGREEMENT, dated as of [___], 2010 (this “Agreement”), is made by [NAME OF GRANTOR], a ___(the “Grantor”), in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as the Domestic Administrative Agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to a Credit Agreement, dated as of [___], 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Mirion Technologies, Inc., as the Parent, Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS, as the French Borrowers, the Lenders party thereto, J.P. Morgan Europe Limited, as the French Administrative Agent, the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrower;
     WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Domestic Pledge and Security Agreement, dated as of [___], 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);
     WHEREAS, pursuant to the Credit Agreement and pursuant to Section 11(g) of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent a continuing security interest in all of the Patent Collateral (as defined below) to secure all Obligations; and
     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:
     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.
     SECTION 2. Grant of Security Interest. The Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest throughout the world, whether now or hereafter existing or acquired by the Grantor, in and to the following (the “Patent Collateral”):
     (a) all patents and patent applications, and the inventions and improvements described and claimed therein, and patentable inventions and the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing and any written agreement granting to such Grantor any right to use any invention on which a subsisting patent exists (collectively referred to as “Patents”), including those Patents referred to in Item A of Schedule I;
     (b) all of its patent licenses, and other agreements providing the Grantor with the right to use any items of the type referred to in clauses (a) and (b) above (each, a “Patent License”), including each patent license referred to in Item B of Schedule I attached hereto, with the exception of those licenses or other agreements that the grant of the security interest therein would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, or (B) give any other party to such license or other agreement the right to terminate its obligations thereunder; and
     (e) all proceeds of, and rights associated with, the foregoing (including royalties, income, payments, claims, damages and proceeds of infringement suits).
     SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Patent Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Administrative Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Administrative Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Release of Liens; Termination of Agreement. Upon (a) the disposition of Patent Collateral in accordance with the Credit Agreement or (b) the occurrence of the date (the “Termination Date”) on which all Commitments have terminated, all Letters of Credit have expired or been cash-collateralized, the Loans have been repaid in full and all other amounts then due and payable have been paid in full, the security interests granted herein shall automatically terminate with respect to (i) such Patent Collateral (in the case of clause (a)) or (ii) all Patent Collateral (in the case of clause (b)) , without delivery of any instrument or performance of any act by any party. Upon the occurrence of the Termination Date, this Agreement and all obligations of each Grantor hereunder shall automatically terminate without delivery of any instrument or performance of any act by any party. A Grantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Subsidiary. Upon any such disposition or termination, the Administrative Agent will, at the Grantor’s sole expense, release without any representations, warranties or recourse of any kind whatsoever, all Patent Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.
     SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.

     SECTION 6. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article IX thereof.
     SECTION 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 8. Governing Law, Entire Agreement, etc. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5 1401 AND 5 1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.
* * * * *

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Domestic Administrative Agent
By:
Name:
Title:

SCHEDULE I
to Patent Security Agreement
Item A. Patents
Registered Patents

Country	Patent	Registration No.	Registration Date
Pending Trademark Applications

Country	Patent	Serial No.	Filing Date
Patent Applications in Preparation

			Expected	Products/
Country	Patent	Docket No.	Filing Date	Services
Item B. Patent Licenses

Country or				Effective	Expiration
Territory	Patent	Licensor	Licensee	Date	Date

Exhibit B-2
FORM OF TRADEMARK SECURITY AGREEMENT
     This TRADEMARK SECURITY AGREEMENT, dated as of [___], 2010 (this “Agreement”), is made by [NAME OF GRANTOR], a ___(the “Grantor”), in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as the Domestic Administrative Agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to a Credit Agreement, dated as of [___], 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Mirion Technologies, Inc., as the Parent, Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS, as the French Borrowers, the Lenders party thereto, J.P. Morgan Europe Limited, as the French Administrative Agent, the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrower;
     WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Domestic Pledge and Security Agreement, dated as of [___], 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);
     WHEREAS, pursuant to the Credit Agreement and pursuant to Section 11(e) of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent a continuing security interest in all of the Trademark Collateral (as defined below) to secure all Obligations; and
     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:
     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.
     SECTION 2. Grant of Security Interest. The Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest throughout the world, whether now or hereafter existing or acquired by the Grantor, in and to the following (the “Trademark Collateral”):
     (a) all trademarks and service marks, trade name, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, and any other designs or sources of business identifiers, indicia of origin or similar devices, all registrations with respect thereto, all applications with respect to the foregoing, and all extensions and renewals with respect to any of the foregoing, together with all of the goodwill associated with any and all of the foregoing, throughout the world, in each case whether now or hereafter existing, together with all rights and interests associated with the foregoing, including, without limitation, license royalties, claims or rights against third parties for any past, present or future infringement of any trademark or similar device or registration thereof, or for any injury to the goodwill associated therewith, and all corresponding rights throughout the world (collectively referred to as “Trademarks”), including those Trademarks referred to in Item A of Schedule I;
     (b) all Trademark licenses and other agreements for the grant by or to such Grantor of any right to use any Trademark (each a “Trademark License”), including each Trademark License referred to in Item B of Schedule I;
     (c) all of the goodwill of the business connected with the use of, and symbolized by the Trademarks described in clause (a) and, to the extent applicable, clause (b);
     (d) the right to sue third parties for past, present and future infringements or dilution of the Trademarks described in clause (a) and, to the extent applicable, clause (b) or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark License; and
     (e) all proceeds of, and rights associated with, the foregoing (including royalties, income, payments, claims, damages and proceeds of infringement suits).
     SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Administrative Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Administrative Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Release of Liens; Termination of Agreement. Upon (a) the disposition of Trademark Collateral in accordance with the Credit Agreement or (b) the occurrence of the date (the “Termination Date”) on which all Commitments have terminated, all Letters of Credit have expired or been cash-collateralized, the Loans have been repaid in full and all other amounts then due and payable have been paid in full, the security interests granted herein shall automatically terminate with respect to (i) such Trademark Collateral (in the case of clause (a)) or (ii) all Trademark Collateral (in the case of clause (b)) , without delivery of any instrument or performance of any act by any party. Upon the occurrence of the Termination Date, this Agreement and all obligations of each Grantor hereunder shall automatically terminate without delivery of any instrument or performance of any act by any party. A Grantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Subsidiary. Upon any such disposition or termination, the Administrative Agent will, at the

Grantor’s sole expense, release without any representations, warranties or recourse of any kind whatsoever, all Trademark Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.
     SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.
     SECTION 6. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article IX thereof.
     SECTION 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 8. Governing Law, Entire Agreement, etc. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5 1401 AND 5 1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.
* * * * *

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Domestic Administrative Agent
By:
Name:
Title:

SCHEDULE I
to Trademark Security Agreement
Item A. Trademarks
Registered Trademarks

Country	Trademark	Registration No.	Registration Date
Pending Trademark Applications

Country	Trademark	Serial No.	Filing Date
Trademark Applications in Preparation

			Expected	Products/
Country	Trademark	Docket No.	Filing Date	Services
Item B. Trademark Licenses

Country or				Effective	Expiration
Territory	Trademark	Licensor	Licensee	Date	Date

Exhibit B-3
FORM OF COPYRIGHT SECURITY AGREEMENT
     This COPYRIGHT SECURITY AGREEMENT, dated as of [___], 2010 (this “Agreement”), is made by [NAME OF GRANTOR], a ___(the “Grantor”), in favor of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as the Domestic Administrative Agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for each of the Secured Parties.
W I T N E S S E T H:
     WHEREAS, pursuant to a Credit Agreement, dated as of [___], 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Mirion Technologies, Inc., as the Parent, Mirion Technologies (Synodys) SA and Mirion Technologies (IST France) SAS, as the French Borrowers, the Lenders party thereto, J.P. Morgan Europe Limited, as the French Administrative Agent, the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrower;
     WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Domestic Pledge and Security Agreement, dated as of [___], 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Security Agreement”);
     WHEREAS, pursuant to the Credit Agreement and pursuant to Section 11(f) of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Administrative Agent a continuing security interest in all of the Copyright Collateral (as defined below) to secure all Obligations; and
     WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:
     SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.
     SECTION 2. Grant of Security Interest. The Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the Grantor’s right, title and interest throughout the world, whether now or hereafter existing or acquired by the Grantor, in and to the following (the “Copyright Collateral”):
     (a) all copyrights and all copyrights of works based on, incorporated in, derived from or relating to works covered by any such copyrights, and all right, title and interest to make and exploit all derivative works based on or adopted from works covered by any such copyrights, all registrations with respect thereto, all applications with respect to the foregoing, and all extensions and renewals with respect to any of the foregoing, in each case whether now or hereafter existing, together with all rights associated with the foregoing, including, without limitation, license royalties, rights to print, publish and distribute, rights to unpublished works, claims or rights against third parties for any past, present or future infringement of any copyright or registration thereof, and all corresponding rights throughout the world and renewals of the foregoing (“Copyrights”), including the Copyrights which are the subject of a registration or application referred to in Item A of Schedule I;
     (b) all express or implied Copyright licenses and other agreements for the grant by or to such Grantor of any right to use any items of the type referred to in clause (a) above (each a “Copyright License”), including each Copyright License referred to in Item B of Schedule I;
     (c) the right to sue for past, present and future infringements of any of the Copyrights owned by such Grantor, and for breach or enforcement of any Copyright License and all extensions and renewals of any thereof; and
     (d) all proceeds of, and rights associated with, the foregoing (including royalties, income, payments, claims, damages and proceeds of infringement suits).
     SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Administrative Agent in the Copyright Collateral with the United States Copyright Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Administrative Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Administrative Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.
     SECTION 4. Release of Liens; Termination of Agreement. Upon (a) the disposition of Copyright Collateral in accordance with the Credit Agreement or (b) the occurrence of the date (the “Termination Date”) on which all Commitments have terminated, all Letters of Credit have expired or been cash-collateralized, the Loans have been repaid in full and all other amounts then due and payable have been paid in full, the security interests granted herein shall automatically terminate with respect to (i) such Copyright Collateral (in the case of clause (a)) or (ii) all Copyright Collateral (in the case of clause (b)) , without delivery of any instrument or performance of any act by any party. Upon the occurrence of the Termination Date, this Agreement and all obligations of each Grantor hereunder shall automatically terminate without delivery of any instrument or performance of any act by any party. A Grantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Subsidiary. Upon any such disposition or termination, the Administrative Agent will, at the Grantor’s sole expense, release without any representations, warranties or recourse of any kind whatsoever, all Copyright Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

     SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Administrative Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein.
     SECTION 6. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article IX thereof.
     SECTION 7. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.
     SECTION 8. Governing Law, Entire Agreement, etc. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5 1401 AND 5 1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.
* * * * *

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF GRANTOR]
By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Domestic Administrative Agent
By:
Name:
Title:

SCHEDULE I
to Copyright Security Agreement
Item A. Copyrights/Mask Works
Registered Copyrights/Mask Works

Country	Registration No.	Registration Date	Author(s)	Title
Copyright/Mask Work Pending Registration Applications

Country	Serial No.	Filing Date	Author(s)	Title
Copyright/Mask Work Registration Applications in Preparation

Expected
Country	Docket No.	Filing Date	Author(s)	Title
Item B. Copyright/Mask Work Licenses (including an indication of exclusive Licenses for U.S. registered Copyrights)

Country or				Effective	Expiration
Territory	Copyright	Licensor	Licensee	Date	Date

Schedule I
Pledged Debt and Pledged Investment Property

Schedule II
Chief Business Office;
Jurisdiction of Organization;
and Tax Identification Number

Schedule III
Corporate or Fictitious Names

Schedule IV
Deposit Accounts

Schedule V
Intellectual Property